EXHIBIT 10.1

STOCK PURCHASE AGREEMENT among Infinite Group, Inc., Pratum, Inc., David A. Nelson, Jr. Living Trust, and David A. Nelson, Jr.

Dated January 31, 2022

Table of Contents

ARTICLE I. THE TRANSACTION		4
1.1	Purchase Transaction	4
1.2	Purchase Price	4
1.3	Purchase Price; Adjustment	5

ARTICLE II. CLOSING		7
2.1	Closing Date	7
2.2	Closing Conditions	7
2.3	Closing Deliveries	8

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES		9
3.1	Organization	9
3.2	Authority	10
3.3	No Conflict	10
3.4	Capitalization; Title to Company Shares	10
3.5	Subsidiaries	10
3.6	Financial Statements; Undisclosed Liabilities	10
3.7	Absence of Certain Changes or Events	11
3.8	Title, Condition and Sufficiency of Assets	12
3.9	Real Property	12
3.10	Accounts Receivable	13
3.11	Intellectual Property; IT Systems	14
3.12	Material Contracts	15
3.16	Employee Benefit Matters	17
3.17	Taxes	19
3.18	Anti-Corruption Laws	20
3.19	Consents	20
3.20	Employee Relations	21
3.21	Transactions with Related Parties	21
3.22	Insurance	22
3.23	Brokers	22
3.24	Relationship with Significant Customers	22

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER		23
4.1	Organization	23
4.2	Authority	23
4.3	No Conflict	23
4.4	Consents	23
4.5	Brokers	23

ARTICLE V. COVENANTS		23
5.1	Preservation of Accuracy of Representations and Warranties	23
5.2	Operation in Ordinary Course	24
5.3	Access to Information	25
5.4	Financial Reporting	25
5.5	Exclusivity	25
5.6	Confidentiality	25
5.7	Non-Compete	26
5.9	Further Assurances	26

ARTICLE VI. TAX MATTERS		27
6.1	Tax Indemnification	27
6.2	Straddle Period	27
6.3	Transfer Taxes	27
6.4	Cooperation on Tax Matters	27
6.5	Responsibility for Filing Tax Returns	27
6.6	Refunds and Tax Benefits	28
6.7	Amended Returns and Retroactive Elections	28

2

ARTICLE VII. SURVIVAL AND INDEMNIFICATION		28
7.1	Survival	28
7.2	General Indemnification	28
7.3	Process for Indemnification	30
7.4	Manner of Payment	31
7.5	Mitigation; Insurance	31
7.6	Right of Offset	31
7.7	Release of Escrow Account	31
7.8	Remedies Exclusive	32
7.9	Tax Treatment	32
7.10	Release	32

ARTICLE VIII. MISCELLANEOUS		32
8.1	Termination	32
8.2	Interpretive Provisions	33
8.3	Entire Agreement	33
8.4	Successors and Assigns	33
8.5	Headings	33
8.6	Modification and Waiver	33
8.7	Expenses	34
8.8	Notices	34
8.9	Governing Law; Dispute Resolution; Consent to Jurisdiction	34
8.10	Public Announcements	35
8.11	No Third Party Beneficiaries	35
8.12	Counterparts	35
8.13	Delivery by Facsimile and Email	35

ARTICLE IX. CERTAIN DEFINITIONS		35
9.1	Defined Terms	35
9.2	Other Definitions	41

3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2022, by and among Infinite Group, Inc., a Delaware corporation (“Buyer”); Pratum, Inc., an Iowa corporation (the “Company”); the David A. Nelson, Jr. Living Trust (“Seller”); and David A. Nelson, Jr. (the “Beneficiary” and, together with Seller, the “Seller Parties”).

RECITALS

A. Seller owns 91 shares of the common stock, no par value (the “Company Shares”) of the Company, which Company Shares constitute 100% of the issued and outstanding capital stock of the Company.

B. The Beneficiary is the grantor, trustee and beneficiary of the Trust, which owns the Company Shares.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Company Shares in exchange for the consideration set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

THE TRANSACTION

1.1 Purchase Transaction. On and subject to the terms and conditions of this Agreement, at Closing, Buyer shall purchase from Seller, and Seller shall sell to Buyer, free and clear of all Encumbrances, all of the Company Shares held by Seller in exchange for the consideration set forth herein.

1.2 Purchase Price. In full consideration of the purchase of the Company Shares, at Closing Buyer shall:

(a) pay and deliver an amount equal to the Estimated Closing Consideration, including for the avoidance of doubt $8,000,000 (the “Closing Consideration”) as adjusted for the Estimated Seller Prepaids, Estimated Indebtedness, and Estimated Transaction Expenses, as further set forth in this Agreement, to Seller by wire transfer of immediately available funds to one or more accounts that have been designated in writing by Seller;

(b) pay and deliver $500,000 (the “Escrow Amount”) to an account designated by the Escrow Agent (the “Escrow Account”), by wire transfer of immediately available funds;

(c) pay and deliver an amount equal to the Estimated Indebtedness by wire transfer of immediately available funds to the accounts designated by Seller in the Estimated Closing Statement, including, for the avoidance of doubt, any and all amounts due from the Company pursuant to the Change in Control Agreements; and

(d) pay and deliver an amount equal to the Estimated Transaction Expenses by wire transfer of immediately available funds to the accounts designated by Seller in the Estimated Closing Statement.

The Seller Parties acknowledge and agree that Buyer shall be entitled to reduce any cash payments to Seller by all applicable deductions and tax withholdings in respect of the payments pursuant to this Section 1.2, provided that Buyer provides the Seller Parties at least three (3) days’ advance written notice of any such deductions and tax withholdings.

For tax and accounting purposes, all payments of Estimated Indebtedness and Estimated Transaction Expenses pursuant to Sections 1.2(c) and (d) shall be treated as payments made by and expenses of the Company prior to Closing.

4

 1.3 Purchase Price; Adjustment.

(a) Estimates. No more than three (3) Business Days prior to the Closing Date, Seller shall deliver to Buyer a written statement (the “Estimated Closing Statement”) in form and substance reasonably satisfactory to Buyer, setting forth Seller’s good faith estimate as of the Effective Time of, and the components and calculation of the Estimated Seller Prepaids, Estimated Indebtedness (including the intended beneficiaries of such Estimated Indebtedness to be paid at the Closing, and each component thereof), and Estimated Transaction Expenses (including the intended beneficiaries of such Estimated Transaction Expenses to be paid at the Closing, and each component thereof), with the components thereof prepared in accordance with GAAP. Seller shall deliver with the Estimated Closing Statement pay off letters in form and substance reasonably satisfactory to Buyer with respect to all of the Indebtedness.

(b) Delivery of Closing Statement. Within 90 days after the Closing Date, Buyer shall cause to be prepared and shall deliver to Seller a statement (the “Closing Statement”) setting forth in reasonable detail the Closing Seller Prepaids, Closing Indebtedness and the Closing Transaction Expenses, the components thereof prepared in accordance with GAAP.

(c) Cooperation. Seller and Buyer agree that they will, and they will use reasonable efforts to cause their respective Affiliates, agents and representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of the Closing Seller Prepaids, Closing Indebtedness and the Closing Transaction Expenses, and in the conduct of the reviews and dispute resolution process referred to in this Section 1.3.

(d) Review Period. During the 30-day period following Seller’s receipt of the Closing Statement, Seller shall be permitted to review the working papers of Buyer and any other books, records and historical information of Company in Buyer’s possession relating to the Closing Statement. The Closing Statement and the calculation of the Closing Seller Prepaids, Closing Indebtedness and the Closing Transaction Expenses shall become final and binding upon the parties on the 30th day following delivery thereof, unless Seller gives written notice of Seller’s disagreement with the Closing Statement (“Notice of Disagreement”) to Buyer prior to such date, which notice, to be valid, must comply with this Section 1.3. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted, and include all supporting schedules, analyses, working papers and other documentation, (ii) include only disagreements based on the Closing Seller Prepaids, Closing Indebtedness or the Closing Transaction Expenses not being calculated in accordance with this Section 1.3, (iii) specify the line item or items in the calculation of the Closing Seller Prepaids, Closing Indebtedness or the Closing Transaction Expenses with which Seller disagrees and the amount of each such line item or items as calculated by Seller , and (iv) include Seller’s calculation of the Closing Seller Prepaids, Closing Indebtedness or the Closing Transaction Expenses. Seller and Buyer shall be deemed to have agreed with all items and amounts included in the calculation of the Closing Seller Prepaids, Closing Indebtedness and the Closing Transaction Expenses delivered pursuant to Section 1.3(b) except such items that are specifically disputed in the Notice of Disagreement.

(e) Resolution of Disputes. If Seller delivers, in a timely manner, a Notice of Disagreement pursuant to Section 1.3(d), then the Closing Statement (as revised in accordance with this Section 1.3(e)), and the resulting calculation of any Closing Seller Prepaids, Closing Indebtedness and Closing Transaction Expenses resulting therefrom, shall become final and binding upon the parties (the amount set forth in such final and binding Closing Statement, the “Final Amount”) on the earlier of (i) the date any and all matters specified in the Notice of Disagreement are finally resolved in writing by Seller and Buyer and (ii) the date any and all matters specified in the Notice of Disagreement not resolved by Seller and Buyer are finally resolved in writing by the Arbiter. The Closing Statement shall be revised to the extent necessary to reflect any resolution by Seller and Buyer and any final resolution made by the Arbiter in accordance with this Section 1.3(e). During the 30-day period following the delivery of a timely Notice of Disagreement or such longer period as Seller and Buyer shall mutually agree, Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. If, at the end of such 30-day period (or such longer period as mutually agreed by Seller and Buyer), Seller and Buyer have not so resolved such differences, Seller and Buyer shall submit the dispute for resolution to an independent accounting or valuation firm (the “Arbiter”) for review and resolution of any and all matters which remain in dispute and which were included in the Notice of Disagreement in accordance with this Section 1.3. The Arbiter shall be a mutually acceptable nationally recognized independent public accounting or valuation firm agreed upon by Seller and Buyer in writing; provided, that in the event the parties are not able to mutually agree on an accounting or valuation firm, the Arbiter shall be RSM US LLP. Seller and Buyer shall use reasonable efforts to cause the Arbiter to render a decision resolving the matters in dispute within 30 days following the submission of such matters to the Arbiter, or such longer period as Seller and Buyer shall mutually agree. Seller and Buyer agree that the determination of the Arbiter shall be final and binding upon the parties and that judgment may be entered upon the determination of the Arbiter in any court having jurisdiction over the party against which such determination is to be enforced; provided, that the scope of the disputes to be resolved by the Arbiter is limited to only such items included in the Closing Statement that Seller has properly disputed in the Notice of Disagreement based upon the Closing Seller Prepaids, Closing Indebtedness or the Closing Transaction Expenses not having been calculated in accordance with this Section 1.3. The Arbiter shall determine, based solely on presentations by Buyer and Seller and their respective representatives, and not by independent review, only those issues in dispute specifically set forth on the Notice of Disagreement and shall render a written report as to the dispute and the resulting calculation of the Closing Seller Prepaids, Closing Indebtedness and Closing Transaction Expenses, which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter: (i) shall be bound by the principles set forth in this Section 1.3, (ii) shall limit its review to the line items and items specifically set forth in and properly raised in the Notice of Disagreement and (iii) shall not assign a value to any line item or items greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs, and expenses of the Arbiter (i) shall be borne by Seller in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Seller (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by Buyer in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Seller (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. The fees, costs and expenses of Buyer’s independent accountants incurred in connection with the preparation of the Closing Statement and review of any Notice of Disagreement shall be borne by Buyer, and the fees, costs and expenses of Seller’s independent accountants incurred in connection with their review of the Closing Statement and preparation of any Notice of Disagreement shall be borne by Seller. Notwithstanding the foregoing, nothing in this Section 1.3 shall operate as a waiver of any party’s rights or claims arising from or relating to information that is (x) provided to the Arbiter and (y) withheld or otherwise reasonably unknown to the party at the time the party prepared any calculation contemplated by this Section 1.3, and a party shall be permitted to amend any calculations contemplated by this Section 1.3 and materially impacted by such information within thirty (30) days of becoming aware of such information in order to account for such impact.

5

(f) Closing Consideration Adjustment.

(i) If the Final Closing Consideration is less than the Closing Consideration (the amount of such shortfall, the “Downward Adjustment Amount”), then within three (3) Business Days after the date on which the Final Amount is finally determined pursuant to Section 1.3(e), Buyer and the Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Buyer from the Escrow Account an amount equal to the Downward Adjustment Amount, provided, however, that if the Downward Adjustment Amount exceeds the entire balance of the Escrow Account (the amount of such excess, the “Downward Adjustment Excess Amount”), then within five (5) Business Days after the date on which the Final Amount is finally determined pursuant to Section 1.3(e), Seller shall pay to the Buyer an aggregate amount equal to the Downward Adjustment Excess Amount by wire transfer of delivery of immediately available funds to an account designated by Buyer.

(ii) If the Final Closing Consideration exceeds the Closing Consideration (the amount of such excess, the “Upward Adjustment Amount”), then within five (5) Business Days after the date on which the Final Amount is finally determined pursuant to Section 1.3(e), Buyer shall pay to the Seller an aggregate amount equal to the Upward Adjustment Amount by wire transfer of delivery of immediately available funds to an account designated by Seller.

(g) Tax Treatment. Any payments made pursuant to this Section 1.3 shall be treated for Tax purposes as an adjustment to the Purchase Price to the extent permitted by applicable Law.

6

ARTICLE II.

CLOSING

2.1 Closing Date. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Harter Secrest & Emery LLP in Rochester, New York (or at such other place as is agreed in writing by Buyer and Seller Parties), or via electronic transmittal of documents, on the earlier of (a) the date that is two (2) Business Days after the last of the conditions to Closing set forth in Section 2.2 has been met or (b) March 31, 2022 (the “Outside Date”), such date of Closing, the “Closing Date”. For financial accounting and tax purposes, to the extent permitted by Law, the Closing shall be deemed to have become effective as of 11:59 p.m. on the Closing Date (the “Effective Time”).

2.2 Closing Conditions.

(a) Conditions to All Parties’ Obligations to Close. The obligations of the Seller Parties and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, and, as applicable, the delivery of the following items as of the Closing Date:

(i) all notifications, declarations and filings with and approvals, consents and clearances from Governmental Authorities, if any, required in connection with the transactions contemplated by this Agreement shall have been obtained or made and any applicable waiting periods shall have expired; and

(ii) no Litigation will be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(b) Conditions to Seller Parties’ Obligations to Close. The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, and, as applicable, the delivery of the following items as of the Closing Date:

(i) no suit or action by any third party or any investigation, inquiry, or proceeding by any Governmental Authority, or any legal or administrative proceeding shall have been instituted or threatened on or before the Closing Date which: (i) questions the validity or legality of this Agreement or any transaction contemplated herein, (ii) seeks to enjoin any transaction contemplated herein, or (iii) seeks material damages on account of the consummation of the Transaction that would have a Material Adverse Effect;

(ii) Buyer shall have delivered to Seller Parties the documents to be delivered by it pursuant to Section 2.3(a);

(iii) each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except in either case where any failure of a representation or warranty to be so true and correct, either individually or in the aggregate, would not result in a Material Adverse Effect; and

(iv) No Litigation will be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(c) Conditions to Buyer’s Obligations to Close. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, and, as applicable, the delivery of the following items as of the Closing Date:

(i) since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company or the Company Shares, nor shall any events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect with respect to the Company or the Company Shares;

(ii) no suit or action by any third party or any investigation, inquiry, or proceeding by any Governmental Authority, or any legal or administrative proceeding shall have been instituted or threatened on or before the Closing Date which: (i) questions the validity or legality of this Agreement or any transaction contemplated herein, (ii) seeks to enjoin any transaction contemplated herein, or (iii) seeks material damages on account of the consummation of the Transaction that would have a Material Adverse Effect;

7

(iii) Buyer shall have obtained adequate equity or debt financing to fund the Estimated Closing Consideration;

(iv) Seller Parties and the Company shall have delivered to Buyer the documents to be delivered by it pursuant to Section 2.3(b);

(v) each of the representations and warranties of the Seller Parties and the Company contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except in either case where any failure of a representation or warranty to be so true and correct, either individually or in the aggregate, would not result in a Material Adverse Effect;

(vi) the covenants and agreements of the Seller Parties and the Company contained in Sections 5.1 through 5.5 shall be complied with by each Seller Party and the Company on or before the Closing in all material respects; and

(vii) No Litigation will be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(d) Waiver of Closing Conditions. Buyer may, in its sole discretion, choose to waive Seller Parties’ or the Company’s satisfaction of any of the foregoing conditions to Buyer’s obligations to consummate the transactions set forth in Section 2.2(c) and choose to proceed to Closing, but no such waiver shall have any effect on the remedies available to Buyer after Closing at law or in equity, including for breach of representation or warranty, breach of contract, breach of covenant, misrepresentation, fraud or otherwise.

2.3 Closing Deliveries.

(a) Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered the following to Seller or other Persons as specified below:

(i) this Agreement, duly executed by Buyer

(ii) the amounts set forth in Section 1.2;

(iii) a copy of the escrow agreement between Buyer and Seller in the form substantially similar to that attached hereto as Exhibit A (the “Escrow Agreement”), duly executed by Buyer and the Escrow Agent;

(iv) deliver to Seller a certificate of the secretary of Buyer, dated as of the Closing Date, (A) attaching true and correct copies of the articles of incorporation and bylaws of Buyer as of the Closing Date; (B) attaching resolutions of the board of directors (or other governing body) of Buyer authorizing the execution, deliver and performance of this Agreement and each of the other transaction documents and the consummation of the transactions contemplated hereby and thereby; (C) certifying that such resolutions have not been amended, terminated or superseded; and (D) certifying as to the matters in Section 2.2(b)(iii) and

(v) such other agreements, certificates and documents as may be reasonably requested by Seller to effectuate or evidence the transactions contemplated hereby.

(b) Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered the following to Buyer:

(i) this Agreement, duly executed by the Company and the Seller Parties;

(ii) a copy of the Escrow Agreement, duly executed by Seller;

8

(iii) a stock certificate evidencing the Company Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto;

(iv) a copy of the employment agreement between the Company and Jordan Engbers (“Engbers”) in the form substantially similar to that attached hereto as Exhibit B (the “Engbers Employment Agreement”), duly executed by the Company and Engbers;

(v) a copy of the employment agreement between the Company and Steve Healey (“Healey”) in the form substantially similar to that attached hereto as Exhibit C (the “Healey Employment Agreement”), duly executed by the Company and Healey;

(vi) a copy of the employment agreement between the Company and Megan Soat (“Soat”) in the form substantially similar to that attached hereto as Exhibit D (the “Soat Employment Agreement”), duly executed by the Company and Soat;

(vii) a copy of the consulting agreement between the Company and Beneficiary in the form substantially similar to that attached hereto as Exhibit E (the “Nelson Consulting Agreement”), duly executed by the Company and Beneficiary;

(viii) a certificate of the secretary of the Company, dated as of the Closing Date, (A) attaching true and correct copies of the articles of incorporation and bylaws of Company and the governance documents of the Seller as of the Closing Date; (B) attaching resolutions of the board of directors (or other governing body) of Company authorizing the execution, delivery and performance of this Agreement and each of the other transaction documents and the consummation of the transactions contemplated hereby and thereby; (C) certifying that such resolutions have not been amended, terminated or superseded and (d) certifying as to the matters in Sections 2.2(c)(v) and 2.2(c)(vi);

(ix) a certificate of good standing dated not more than ten (10) days prior to the Closing Date from (i) the Secretary of State of the State of Iowa, attesting to the good standing in Iowa of the Company, and (ii) the secretary of state of each other state attesting to the good standing of the Company in each other state where the Company is qualified to do business;

(x) an affidavit, under penalties of perjury, signed by the President of the Company, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation §1.897-2(h);

(xi) a certificate of the trustee of Seller, dated the Closing Date, certifying to the due authorization of the execution and performance of this Agreement, and certifying that such authorization has not been amended or superseded;

(xii) the Estimated Closing Statement, together with any payoff letters for Indebtedness required to be delivered pursuant to Section 1.3(a);

(xiii) such lien releases or other written evidence reasonably satisfactory to Buyer, evidencing the release of all Encumbrances on the assets of the Company that are not Permitted Encumbrances; and

(xiv) such other agreements, certificates and documents as may be reasonably requested by Buyer to effectuate or evidence the transactions contemplated hereby.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Each Seller Party, jointly and severally, represents and warrants to Buyer as follows as of the date hereof:

3.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa. The Company has all requisite corporate power and authority to carry on the Business. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified can be cured without material expense and will not render any Material Contract of the Company unenforceable. The Seller parties have delivered true and complete copies of the articles of incorporation, bylaws and all other organizational or governance documents of the Company and the Seller, all as amended to date, to Buyer.

9

3.2 Authority. Each Seller Party has all requisite power and authority to execute, deliver, and perform this Agreement and each Ancillary Agreement to which it is a party, and to consummate the transactions contemplated hereby and thereby. Seller is a revocable trust duly formed and validly existing under the laws of the State of Iowa. This Agreement, and each Ancillary Agreement to which each Seller Party is a party, has been duly and validly executed and delivered by such Seller Party and constitutes the valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with their respective terms, except as such enforcement shall be limited by bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and subject to general principles of equity.

3.3 No Conflict. The execution, delivery and performance by the Seller Parties of this Agreement and the Ancillary Agreements to which any of the Seller Parties is a party, and the consummation by the Seller Parties of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the lapse of time, or both, (x) violate any provision of any Law to which any Seller Party or the Company is subject, (y) violate any provision of the articles of incorporation, bylaws or other organizational or governance documents of the Company or the provisions of Seller’s trust documents, or (z) violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under (except as set forth in Schedule 3.19), or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the assets of any Seller Party or the Company or give to others any interests or rights therein under, any Contract or Permit to which any Seller Party or the Company is a party or by which any Seller Party or the Company may be bound or affected.

3.4 Capitalization; Title to Company Shares.

(a) The authorized capital stock of the Company consists of 10,000 shares of common stock, no par value, of which 91 shares are issued and outstanding and constitute all of the Company Shares. All of the Company Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. The Company Shares constitute 100% of the issued and outstanding shares of capital stock of the Company.

(b) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, equity grant or ownership plans or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Shares.

3.5 Subsidiaries. The Company does not (i) directly or indirectly own any stock of, equity interest in, or other investment in any other corporation, joint venture, partnership, trust or other Person or (ii) have any subsidiaries or any predecessors in interest by merger, liquidation, reorganization, acquisition or similar transaction.

3.6 Financial Statements; Undisclosed Liabilities.

(a) The books of account and related records of the Company fairly reflect in all material respects the Company’s assets, liabilities and transactions. Schedule 3.6 sets forth the following financial statements (the “Financial Statements”): (x) the balance sheets of the Company as of December 31, 2020, 2019 and 2018 and the related statements of income for the years ended December 31, 2020, 2019 and 2018, and (y) the balance sheet of the Company as of the Balance Sheet Date, and the related statements of income for the nine (9) month period ended on the Balance Sheet Date (the “Interim Financial Statements”). The Financial Statements and Interim Financial Statements fairly present, in all material respects, the financial position of the Company and the results of its operations and cash flows as of the respective dates and for the respective periods indicated therein and have been prepared in accordance and consistent with either GAAP or the Company’s historical accounting methods, applied in a manner consistent with past principles and practices, including with respect to the preparation of the Financial Statements as indicated on Schedule 3.6. The Interim Financial Statements fairly present, in all material respects, the financial position of the Company and the results of its operations and cash flows as of the respective dates and for the respective periods indicated therein and have been prepared in accordance with the Company’s historical accounting methods, except that the Interim Financial Statements are subject to normal year-end adjustments, none of which are expected to be material in amount or nature. The Financial Statements and Interim Financial Statements have been prepared from and are in accordance with the books and records of the Company.

10

(b) The Company does not have any material liabilities except for (a) liabilities reflected on or accrued and reserved against in the Balance Sheet, including the Accrued PTO, (b) liabilities for obligations on or after the Closing under the Leases, or (c) liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date (none of which is material or results from, arises out of, or relates to any material breach or violation of, or default under, a contractual obligation or requirement of Law).

(c) The Company is not a party to, nor has it any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission).

3.7 Absence of Certain Changes or Events. Except as set forth on Schedule 3.7, since December 31, 2020, the Company has conducted its business only in the Ordinary Course of Business and there has not been a Material Adverse Effect. Without limiting the foregoing, except as set forth on Schedule 3.7, since December 31, 2020, the Company has not

(a) issued, purchased or redeemed any of its equity securities, or granted or issued any option, warrant or other right to purchase or acquire any such equity securities;

(b) incurred or discharged any liabilities, except liabilities incurred or discharged in the Ordinary Course of Business;

(c) encumbered any of its properties or assets, tangible or intangible, except for Encumbrances incurred in the Ordinary Course of Business;

(d) (i) granted any increase in the salaries (other than normal increases for employees averaging not in excess of five percent per annum made in the Ordinary Course of Business) or other compensation or benefits payable or to become payable to, or any advance (excluding advances for ordinary business expenses consistent with past practice) or loan to, any officer, director, shareholder, member, partner, employee or independent contractor of the Company, (ii) made any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the Ordinary Course of Business made pursuant to the Benefit Plans, (iii) granted or made any other payment of any kind to or on behalf of any officer, director, member, partner, shareholder, employee or independent contractor other than payment of base compensation and reimbursement for reasonable expenses in the Ordinary Course of Business or (iv) adopted, amended or terminated any employee benefit plan (including any Benefit Plan) or any stay bonus, retention bonus, transaction bonus or change in control bonus plan or arrangement, other than, in any case, amendments required by applicable Law;

(e) suffered any change or, to the knowledge of the Seller Parties, received any threat of any change in any of its relations with, or any loss or, to the knowledge of the Seller Parties, threat of loss of, any of the suppliers, clients, distributors, customers or employees that are material to the Business, including any loss or change which may result from the transactions contemplated by this Agreement;

(f) disposed of or has failed to keep in effect any rights in, to or for the use of any Permit material to the Business;

(g) changed any method of keeping of their respective books of account or accounting practices;

11

(h) disposed of or failed to keep in effect any rights in, to or for the use of any of the Intellectual Property material to the Business;

(i) sold, transferred or otherwise disposed of any assets, properties or rights of the Business, except inventory sold in the Ordinary Course of Business;

(j) entered into any transaction, Contract or event outside the Ordinary Course of Business or with any partner, shareholder, member, officer, director or other Affiliate of any Seller Party;

(k) made nor authorized any single capital expenditure in excess of $10,000, or capital expenditures in excess of $50,000 in the aggregate;

(l) changed or modified in any manner its existing credit, collection and payment policies, procedures and practices with respect to accounts receivable and accounts payable, respectively, including acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables;

(m) incurred any material damage, destruction, theft, loss or business interruption;

(n) made any declaration, dividend, payment or setting aside for payment of any distribution (whether in equity or property) with respect to any securities or interests of the Company;

(o) made (except as consistent with past practice) or revoked any Tax election or settled or compromised any material Tax liability with any Taxing Authority; or

(p) waived or released any material right or claim of the Company or incurred any modifications, amendments or terminations of any Contracts which are in the aggregate materially adverse to the Company or its Business.

3.8 Title, Condition and Sufficiency of Assets.

(a) Schedule 3.8(a) sets forth a true and correct list of all equipment leases that have been or should be, in accordance with GAAP, recorded as capital leases including the amount required to pay in full all obligations in respect of each such lease as of the Closing Date (“Equipment Leases”). All Equipment Leases of the Company have been treated as operating leases and are not shown on the Financial Statements or the Interim Financial Statements as an asset or a liability. The Company has good and valid title to, or a valid leasehold interest in, all property and other assets used in the operation of the Business, reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold, consumed or otherwise disposed of in the Ordinary Course of Business since the Balance Sheet Date, free and clear of all Encumbrances, except for Permitted Encumbrances.

(b) Except as set forth on Schedule 3.8(b), the buildings, plants, structures, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are in a condition and repair (except for ordinary wear and tear and routine maintenance in the Ordinary Course of Business), are adequate for the purposes for which they are presently used in the conduct of the Business and are usable in a manner consistent with their current use, and comply with all applicable Laws. The buildings, plants, structures, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company currently owned or leased by the Company constitute all of the assets, properties and rights necessary for the operation of the Business as the Business is currently conducted. Except as set forth on Schedule 3.8(b), no other Person other than the Company owns any assets, properties and rights used in the Business, other than assets owned by third parties and used in the Business pursuant to a Material Contract identified on Schedule 3.12.

3.9 Real Property.

(a) The Company does not own any real property.

12

(b) Schedule 3.9(b)(i) sets forth a true, correct and complete description of all written or oral leases, subleases, or other occupancies of real property used by the Company (collectively, the “Leases”) to which the Company is a party (as lessee, sublessee, licensee or otherwise) (collectively, the “Leased Real Property”) with a brief description of such lease or sublease including, without limitation, the parties to the lease, the term of the lease, the current expiration date of the lease, the renewal options, the basic rent, and any monthly payments of additional rent. Except as set forth in Schedule 3.9(b)(ii), Company does not operate and has never operated its Business at any location other the Leased Real Property. The Company has delivered to Buyer a true, correct and complete copy of the Leases and all amendments, modifications and supplemental agreements thereto. Each of the Leases is in full force and effect and is binding and enforceable against the Company and, to the knowledge of the Seller Parties, each of the other parties thereto, in accordance with its terms and has not been modified or amended since the date of delivery to Buyer.

(c) To the knowledge of the Seller Parties, there are no Encumbrances affecting the Leased Real Property, other than Permitted Encumbrances. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder. To the knowledge of the Seller Parties, there has not occurred any event which would constitute a breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or default. To the knowledge of the Seller Parties, there is no current or pending event or circumstance that would permit the termination of any Lease or the increase of any liabilities or restrictions of the Company under any Lease. Neither the Company nor any Seller Party has received any written notice from the other party to any Lease of the termination or proposed termination thereof. No construction, alteration or other leasehold improvement work with respect to any Lease remains to be paid for or to be performed by the Company. The Company does not have any obligations to provide deposits, letters of credit or other credit enhancements to retain its rights under any Lease or otherwise operate the Business at the Leased Real Property.

(d) The Company presently enjoys peaceful and undisturbed possession of the Leased Real Property. To the knowledge of the Seller Parties, no Person other than the Company has any right to use, occupy, or lease any portion of the Leased Real Property. Neither the Company nor any Seller Party has received written notice of any eminent domain, condemnation or other similar proceedings pending or threatened against the Company with respect to, or otherwise affecting any portion of, the Leased Real Property. The current use of the Leased Real Property in the conduct of the Business does not violate any Lease in any respect. To the knowledge of the Seller Parties, there is no violation of any covenant, condition, restriction, easement or order of any Authority having jurisdiction over the Leased Real Property or the use or occupancy thereof. To the knowledge of the Seller Parties, the Leased Real Property is in compliance in all respects with all applicable building, zoning, subdivision, health and safety and other land use and similar applicable Laws, rules and regulations, permits, licenses and certificates of occupancy affecting the Leased Real Property, and neither the Company nor any Seller Party has received any notice of any violation or claimed violation the Company of any such Laws, rules and regulations with respect to the Leased Real Property which have not been resolved or for which any obligation of the Company remains to be fulfilled, including but not limited to payments of monetary damages, fines or penalties, or completion of any remedial or corrective measures. The Leased Real Property is adequately served by proper utilities and other building services necessary for its current use.

(e) The transaction contemplated by this Agreement does not constitute an assignment of the Company’s rights under any Lease and does not require the consent of any Person under any Lease.

(f) The Leased Real Property is in good repair, ordinary wear and tear excepted, and fit for the purposes for which it is presently used. The Company has rights of egress and ingress with respect to the Leased Real Property that are sufficient for it to conduct its Business as presently conducted consistent with past practice.

3.10 Accounts Receivable.

(a) All of the Company’s accounts and notes receivable reflected on the Balance Sheet and the accounts and notes receivable arising after the date thereof (collectively, the “Accounts Receivable”) represent amounts receivable for products actually delivered or services actually provided (or, in the case of non-trade accounts or notes represent amounts receivable in respect of other bona-fide business transactions), have arisen in the Ordinary Course of Business and have been or will be billed and are generally due within 30 days after such billing. Except as set forth on Schedule 3.10(a), all of the Accounts Receivable are and will be fully collectible within the time period set forth in each applicable invoice, purchase order or other sales contract, net of the reserves shown on the Balance Sheet (or in the books of the Company if such Accounts Receivable were created after the Balance Sheet Date). The reserve for bad debts shown on the Balance Sheet or, with respect to Accounts Receivable arising after the Balance Sheet Date, in the books of the Company, have been determined in accordance and consistent with either GAAP or the Company’s historical accounting methods, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. To the knowledge of the Seller Parties, there is no contest, claim, or right of set-off under any Contract with any obligor of a material Account Receivable relating to the amount or validity of such Account Receivable.

13

(b) Except as set forth on Schedule 3.10(b), since December 31, 2020, there have not been any write-offs as uncollectible of the Company’s accounts receivable except for write-offs in the Ordinary Course of Business and not in excess of $10,000 in the aggregate.

3.11 Intellectual Property; IT Systems.

(a) Schedule 3.11(a)(i) sets forth a list of all patents, patent applications (including any provisional applications, divisions, continuations or continuations in part), material unregistered trademarks, registered trademarks and applications for registration for trademarks, copyright registrations and applications for registration of copyrights, and domain name registrations in each case owned by or held in the name of the Company, specifying as to each such item, as applicable, (i) the item (with respect to trademarks), or title (with respect to all other items), (ii) the owner of the item, (iii) the jurisdiction in which the item is issued or registered or in which any application for issuance or registration has been filed, including the respective issuance, registration or application number and (iv) the date of application and issuance or registration of the item (the “Material Owned Intellectual Property”). Except as set forth on Schedule 3.11(a)(ii), (A) each item of Intellectual Property owned by the Company including the Material Owned Intellectual Property is valid and in full force and effect and is owned by the Company free and clear of all Encumbrances and other claims, including any claims of joint ownership or inventorship, (B) the registrations and applications for registration of the Material Owned Intellectual Property are held of record in the Company’s name, and (C) none of the Material Owned Intellectual Property is the subject of any proceeding contesting its validity, enforceability or the Company’s ownership thereof. All issuance, renewal, maintenance and other payments that are or have become due as of the date hereof with respect to the Material Owned Intellectual Property have been timely paid by or on behalf of the Company. Schedule 3.11(a)(iii) sets forth a true and complete list of all Intellectual Property licensed to the Company and the license or agreement pursuant to which the Company obtained a license to such Intellectual Property. To the knowledge of Seller Parties, except as set forth on Schedule 3.11(a)(iii): (u) the Company owns or possesses adequate licenses or other valid rights to use all patents, patent applications, trademarks, trademark applications, copyrights, industrial designs, software, databases, data compilations, domain names, know-how, trade secrets, product formulas, inventions, rights-to-use and other industrial and intellectual property rights (collectively, “Intellectual Property”) used in the conduct of the Business, (v) the conduct of the Business of the Company does not infringe, misappropriate, dilute or conflict with, and has not conflicted with any Intellectual Property of any other Person, (w) neither the Company nor any Seller Party has received any notices alleging that the conduct of the Business, including the marketing, sale and distribution of the products and services of the Business, infringes, dilutes, misappropriates or otherwise violates any Person’s Intellectual Property (including, for the avoidance of doubt, any cease and desist letter or offer of license), (x) no current or former employee of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any rights to royalties or other compensation, in any of Intellectual Property owned or purported to be owned by the Company, (y) there is no agreement or other contractual restriction affecting the use by the Company of any of the Intellectual Property owned or purported to be owned by the Company, and (z) none of the Seller Parties is aware of any present infringement, dilution, misappropriation or other violation of any of the Intellectual Property owned or purported to be owned by the Company by any Person, and neither the Company nor any Seller Party has asserted or threatened any claim or objection against any Person for any such infringement or misappropriation nor is there any basis in fact for any such objection or claim.

(b) Except as set forth on Schedule 3.11(b), the information technology systems owned, leased, licensed or otherwise used in the conduct of the Business, including all computer software, hardware, firmware, process automation systems and telecommunications systems used in the Business (the “IT Systems”) perform reliably and in material conformance with the documentation and specifications for such systems. The IT Systems are adequate for the operation of the Business. The Company has taken commercially reasonable steps to ensure that the IT Systems do not contain any viruses, “worms,” disabling or malicious code, or other anomalies that would materially impair the functionality of the IT Systems. The Company has taken commercially reasonable steps to provide for the backup, archival and recovery of the critical business data of the Company. The Company has taken commercially reasonable measure to maintain the confidentiality and value of all trade secrets. Neither the Company’s trade secrets nor any other confidential information of the Company has been disclosed by the Company to, or, to the knowledge of the Seller Parties, discovered by, any other Person except pursuant to non-disclosure agreements or to Persons entitled to receive such trade secrets or other confidential information that are legally obligated to maintain their confidentiality. Neither the Company nor any Seller Party has received notice that, or otherwise has knowledge that, any employee, consultant or agent of the Company is in default or breach of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of Intellectual Property owned by the Company. Each item of Intellectual Property owned or licensed by the Company will be owned or available for use by the Company immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing.

14

3.12 Material Contracts.

(a) Schedule 3.12(a) contains a complete and accurate list of all Material Contracts (classified (i) through (xv), as applicable, based on the definition of Material Contracts). As used in this Agreement, “Material Contracts” means all Contracts of the following types to which the Company is a party or by which the Company or any of its properties or assets is bound:

(i) any real property leases;

(ii) any labor or employment-related agreements, including employee leasing agreements;

(iii) any joint venture and limited partnership agreements;

(iv) mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit;

(v) agreements for the sale of goods or products or performance of services by or with any vendor or customer (or any group of related vendors or customers);

(vi) lease agreements for machinery and equipment, motor vehicles, or furniture and office equipment or other personal property by or with any vendor (or any group of related vendors);

(vii) agreements restricting in any manner the right of the Company to compete with any other Person, or restricting the right of the Company to sell to or purchase from any other Person;

(viii) agreements between the Company and any of its Affiliates;

(ix) guaranties, performance, bid or completion bonds, surety and appeal bonds, return of money bonds, and surety or indemnification agreements;

(x) custom bonds and standby letters of credit;

(xi) any license agreement or other agreements to which the Company is a party regarding any Intellectual Property of others;

(xii) other agreements, contracts and commitments which cannot be terminated by the Company on notice of 30 days or less and without payment by the Company of less than $5,000 upon such termination;

(xiii) powers of attorney;

(xiv) any agreements or arrangements with any sales representatives, consultants, agents or other representatives of the Company (including sales commission agreements or arrangements); and

(xv) each other agreement or contract to which the Company is a party or by which it or its assets are otherwise bound which is material to its Business, operation, financial condition or prospects.

15

(b) Each Material Contract is valid, binding and enforceable against the Company and the other parties thereto in accordance with its terms and is in full force and effect. Except as set forth in Schedule 3.12(b), the Company and, to the knowledge of the Seller Parties, each of the other parties thereto, have performed in all material respects all obligations required to be performed by them under, and are not in material default under, any of such Contracts and no event has occurred which, with notice or lapse of time, or both, would constitute such a default. Neither the Company nor any Seller Party has received any written claim from any other party to any Contract that the Company has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder. Seller has delivered to Buyer a true and complete copy of each Material Contract required to be disclosed on Schedule 3.12(a).

3.13 Litigation. Except as set forth in Schedule 3.13, there is no, and during the last five years there has not been any, dispute, claim, action, suit, proceeding, review, arbitration or investigation before any Authority (“Litigation”) pending or, to the knowledge of the Seller Parties, threatened against the Company or the Seller Parties, any of their respective properties or assets or (to the extent the Company may have an obligation to provide indemnification or may otherwise become liable) any of their respective shareholders, members, officers, directors or employees. Except as set forth in Schedule 3.13, the Company is not a party to or bound by any outstanding orders, rulings, judgments, settlements, arbitration awards or decrees (or agreement entered into or any administrative, judicial or arbitration award with any Authority) with respect to or affecting the properties, assets, personnel or Business of the Company. Seller has provided Buyer with a list setting forth a general description of settlements occurring since January 1, 2015 regarding actual or threatened Litigation binding on the Company.

3.14 Compliance with Laws; Permits; Data Security. The Company has been and is in compliance in all material respects with all applicable Laws. Set forth on Schedule 3.14 are all governmental or other industry permits, registrations, certificates, certifications, exemptions, licenses, franchises, consents, approvals and authorizations (“Permits”) necessary for the conduct of the Business as presently conducted, each of which the Company validly possesses and is in full force and effect. Except as set forth in Schedule 3.14, no notice, citation, summons or order has been issued, no complaint has been filed and served, no penalty has been assessed and notice thereof given, and no investigation or review is pending or, to the knowledge of the Seller Parties, threatened with respect to the Company, by any Authority with respect to any alleged (a) violation in any material respect by the Company of any Law, or (b) failure by the Company to have any Permit required in connection with the conduct of the Business. Without limiting the foregoing, the Company is in material compliance with all applicable Data Security Requirements. No written notices, claims, charges or complaints have been received by the Company since January 1, 2018 from any Governmental Authority or other Person relating to or alleging any actual or alleged violation by the Company of, or actual or alleged liability or misconduct under, any Data Security Requirements. Except as set forth in Schedule 3.14, since January 1, 2018, there has not been, to the Company’s knowledge any actual or alleged incidents of data security breaches concerning any IT Systems, any unauthorized access to, use or encryption of Personal Information, Business Data or any IT Systems, or any unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration or use of such Personal Information or Business Data.

3.15 Environmental Matters.

(a) The Company has conducted, and is conducting its operations and the Business, and has occupied and operated the Leased Real Property in compliance in all material respects with all Environmental Laws. The Company holds and has been and is in compliance in all material respects with all Permits required under Environmental Laws for the operation of the Company, the conduct of the Business as previously and currently conducted or the occupancy and operation of the Leased Real Property by the Company (“Environmental Permits”), and all such Environmental Permits are in full force and effect. Schedule 3.15(a) lists all Environmental Permits.

(b) Neither the Company nor any Seller Party has received any notice, citation, summons, order or complaint, no penalty has been assessed or is pending or, to the knowledge of the Seller Parties, threatened by any third party (including any Authority) with respect to the Company, the Business, the Leased Real Property or any other real property and relating to or arising from, (i) the use, possession, generation, treatment, manufacture, processing, management, handling, storage, recycling, transport, discharge, disposal, release or threatened release of, and/or exposure to, Hazardous Substances, (ii) any non-compliance with Environmental Laws or Environmental Permits or (iii) failure to hold any Environmental Permits. Neither the Company nor any Seller Party has received any request for information, notice of claims, demand or other notification that the Company has or may have any liability under Environmental Laws.

16

(c) To the knowledge of the Seller Parties, neither the Leased Real Property nor any property formerly owned, operated, occupied, leased or otherwise used by the Company is listed or proposed for listing on any list maintained by any Authority of contaminated or potentially contaminated sites, and no Hazardous Substances generated, disposed, released or otherwise handled by or on behalf of the Company has come to be located at any site identified on any such list or has otherwise resulted in or could result in liability under Environmental Laws.

(d) To the knowledge of the Seller Parties, there are no underground storage tanks, above ground storage tanks, asbestos containing materials or PCB-containing equipment located at, on or under the Leased Real Property or any property formerly owned, operated, occupied, leased or otherwise used by the Company. To the knowledge of the Seller Parties, any underground storage tanks, above ground storage tanks or wastewater treatment systems at the Leased Real Property or any property formerly owned, operated, occupied, leased or otherwise used by the Company that have been removed or closed have been removed or closed in compliance in all material respects with all applicable Environmental Laws and Environmental Permits, and there are no outstanding or contingent liabilities under Environmental Laws with respect to any such tanks or wastewater treatment systems.

(e) To the knowledge of the Seller Parties, no Hazardous Substances have been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape and there are no Hazardous Substances in an uncontained state or in a condition representing a threat of a release at, on, about, under or from the Leased Real Property or any property formerly owned, operated, occupied, leased or otherwise used by the Company.

(f) All environmental reports, inspections, investigations, studies, audits, tests, reviews or other analysis, evaluations, assessments, sample results, and all correspondence or other documentation related to any of the foregoing (“Environmental Documents”) pertaining to the Company, the Business, the Leased Real Property or any property formerly owned, operated, leased or otherwise used by the Company in the possession or control of the Company or any Seller Party have been provided or made available to Buyer, and all such Environmental Documents are listed on Schedule 3.15(f).

(g) Neither the Company nor any Seller Party knows of or has any reason to know of any facts or circumstances related to environmental matters concerning the Company, the Business, the Leased Real Property or any property formerly owned, operated, leased or otherwise used by the Company that could result in any liabilities or responsibilities for the Company pursuant to Environmental Laws, and the Company has not assumed, by Contract, law or otherwise, any liability or responsibility pursuant to Environmental Laws for any environmental conditions, including, but not limited to, conditions or contamination related to any disposal, discharge or release of, or exposure to, any Hazardous Substances.

3.16 Employee Benefit Matters.

(a) Schedule 3.16(a) lists all “employee benefit plans,” as defined in Section 3(3) of ERISA and all other retirement, pension, profit sharing, bonus, stock, restricted stock, stock option, stock purchase, equity-based, profits interest, phantom equity, employment, service, retainer, cafeteria, compensation, consulting, change in control, welfare, health (including medical, dental and vision), life, disability, group insurance, savings, deferred compensation, incentive compensation, paid time off, severance, salary continuation, retention, indemnification and fringe benefit and perquisite (including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, and tuition reimbursement) agreements, arrangements, plans, programs, Contracts, policies, or practices maintained, contributed to, or required to be contributed to by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer, director, member, partner or independent contractor of the Company or with respect to which the Company or any ERISA Affiliate may have any liability, whether contingent or otherwise (the “Benefit Plans”). In the case of each “employee welfare benefit plan” as defined in Section 3(1) of ERISA, Schedule 3.16(a) discloses whether such plan is (i) unfunded, (ii) funded through a “welfare benefit fund,” as such term is defined in Code Section 419(e), or other funding mechanism or (iii) insured.

17

(b) As applicable, with respect to each Benefit Plan, Seller has delivered or made available to Buyer true and complete copies of (i) all plan documents (including all amendments and modifications thereof) and in the case of an unwritten Benefit Plan, a written description thereof, (ii) the current summary plan description and each summary of material modifications thereto, (iii) the most recent IRS determination, advisory or opinion letter, (iv) all funding and administrative arrangement documents, including trust agreements, insurance contracts, custodial agreements, investment manager agreements and service agreements, (v) for the three most recent years, the filed Form 5500 for each Benefit Plan required to file Form 5500; and (vi) all communications, records, notices and filings received from or sent to the IRS, Department of Labor or Pension Benefit Guaranty Corporation in the last three years that are attained after a reasonable search of the records of the Seller Parties.

(c) The Company and each ERISA Affiliate is in compliance in all material respects with the provisions of ERISA, the Code and all other Laws applicable to the Benefit Plans (including all applicable aspects of the Patient Protection and Affordable Care Act, as amended, and the Health Insurance Portability and Accountability Act of 1996, as amended). All employee salary reduction contributions to the Benefit Plans and to any health savings accounts have been made in accordance with the applicable requirements under Section 125 of the Code, as applicable. Each Benefit Plan has been maintained, operated and administered in material compliance with its terms and any related documents or agreements and the applicable provisions of ERISA, the Code and all other Laws. Neither the Company nor any ERISA Affiliate has incurred and neither could reasonably be expected to incur an employer shared responsibility penalty under Section 4980H of the Code. The Company and each ERISA Affiliate has, to the knowledge of the Seller Parties, timely and accurately satisfied its reporting obligations under Sections 6055 and 6056 of the Code.

(d) No Benefit Plan provides for or continues medical or health benefits, or life insurance or other welfare benefits (through insurance or otherwise) for any Person or any dependent or beneficiary of any Person beyond termination of service or retirement other than coverage mandated by Law, and neither the Company nor any ERISA Affiliate has made a written or oral promise, or any communication that could reasonably be expected to promise, to any Person to provide any such benefits.

(e) No Benefit Plan is (or at any time has been), and neither the Company nor any ERISA Affiliate (i) has ever contributed to, or been required to contribute to, or has any liability (contingent or otherwise) under or with respect to, and no current or former employees of the Company or any ERISA Affiliate currently participate or ever have participated in any employee benefit plan that is (i) subject to Part 3, Subtitle B of Title I of ERISA, Title IV of ERISA or Code Section 412, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” as described in Section 413(c) of the Code, (iv) a “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code), or (v) a “multiple employer welfare arrangement” (as defined in Section 3(40)(A) of ERISA).

(f) All Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Code Section 401(a) now meet, and at all times since their inception have met, the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Code Section 501(a). Each Benefit Plan that is intended to be qualified under Code Section 401(a) has received a favorable determination letter (or an opinion or advisory letter on which it is entitled to rely) from the IRS that such Benefit Plan is qualified under Code Section 401(a). The Seller Parties have no knowledge of any event that has occurred that will or could give rise to the revocation of any applicable determination letter or the loss of the right to rely on any applicable opinion or advisory letter, or the disqualification or loss of tax-exempt status of any such Benefit Plan or trust under Code Sections 401(a) or 501(a).

(g) The Seller Parties’ execution of, and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan or related agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or other obligation to fund benefits with respect to any Person (provided that termination of any qualified retirement plan as agreed hereunder will require vesting of benefits under such Benefit Plan) or (ii) result in the triggering or imposition or any restrictions or limitations on the right of Seller, the Company or any ERISA Affiliate to amend or terminate any Benefit Plan (or result in any adverse consequence for so doing). The execution of this Agreement, and performance of the transactions contemplated hereby, will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment or benefit that will or may be made by the Company that may be characterized as an “excess parachute payment,” within the meaning of Code Section 280G(b)(1). Neither the Company nor any ERISA Affiliate has any liability or obligation to make a payment that is not deductible under Code Section 280G. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) as a result of the imposition of the excise taxes required by Code Section 4999.

18

(h) There is no pending or, to the knowledge of the Seller Parties, threatened litigation by or on behalf of any Benefit Plan, any employee or beneficiary covered under any Benefit Plan, any Authority with respect to a Benefit Plan, or otherwise involving any Benefit Plan (other than routine claims for benefits). No Benefit Plan is under audit or investigation by any Governmental Authority and, to the knowledge of the Seller Parties, no such audit or investigation is threatened.

(i) Each of the Benefit Plans can be terminated at any time in the sole discretion of the plan sponsor, without any additional contribution to such Benefit Plan or the payment of any additional compensation or amount or acceleration of any benefits (other than accelerated vesting with respect to tax-qualified retirement plans, which shall not require any additional contribution to be made). Nothing prohibits the prompt distribution of all amounts under any Benefit Plan subject to Section 401(a), 403(a) or 403(b) of the Code, provided that such Benefit Plan is terminated by the plan sponsor prior to Closing. No termination, discontinuance, load or other similar fee or expense is payable or shall be assessed in connection with the discontinuance of contributions to, and/or the amendment or termination of, any of the Benefit Plans.

(j) All contributions (including all employer contributions and employee salary reduction contributions) and premium payments which are or have been due have been paid to or with respect to each benefit Plan within the time required by law. All required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Closing Statement or will be properly accrued on the books and records of the Company and each ERISA Affiliate as of the Closing Date. None of the Benefit Plans has any unfunded liabilities which are not reflected on the Closing Statement or the books and records of the Company and each ERISA Affiliate.

(k) Each Benefit Plan that constitutes a “non-qualified deferred compensation plan” within the meaning of Code Section 409A, complies (and has at all relevant times complied) in both form and operation with the requirements of Code Section 409A; and neither the Company, Seller, nor any ERISA Affiliate is or has been required to report any Taxes due as a result of a failure of a Benefit Plan to comply with Code Section 409A. With respect to each Benefit Plan, neither the Company, Seller nor any ERISA Affiliate has any indemnity obligation for any Taxes or interest imposed or accelerated under Code Section 409A.

3.17 Taxes.

(a) Except as set forth in Schedule 3.17(a)(i), (i) the Company has timely filed or caused to be filed with the appropriate federal, state, local, and foreign governmental entity or other authority (individually or collectively, “Taxing Authority”) all Tax Returns required to be filed with respect to the Company and has timely paid or remitted in full or caused to be paid or remitted in full all Taxes required to be paid with respect to the Company (whether or not shown due on any Tax Return); (ii) all Tax Returns are true, correct and complete in all material respects; and (iii) there are no liens for Taxes upon the Company or its assets, except liens for current Taxes not yet due and payable. Except as set forth on Schedule 3.17(a)(ii), the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Taxes.

(b) Except as set forth on Schedule 3.17(b), there is no action, suit, proceeding, investigation, audit, claim, assessment or judgment now pending against the Company, in respect of any Tax, and no notification of an intention to examine, request for information related to Tax matters or notice of deficiency or proposed adjustment for any amount of Tax has been received by the Company. No Taxing Authority with which the Company does not file Tax Returns has claimed that the Company is or may be subject to taxation by that Taxing Authority.

(c) The Company has withheld and paid to the proper Taxing Authority all Taxes that it was required to withhold and pay and has properly completed and timely filed all information returns or reports, including IRS Forms 1099 and W-2, that are required to be filed and has, in all material respects, accurately reported all information required to be included on such returns or reports.

19

(d) There is no Tax sharing or allocation agreement, arrangement or Contract with any Person pursuant to which the Company would have liability for Taxes of another Person following the Closing. The Company (i) has not been a member of an affiliated group under Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or non-U.S. law (other than a group the common parent of which was the Company), or (ii) does not have any liability for Taxes of another Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision or state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

(e) The Company is not and has not been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Treasury Regulations.

(f) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (B) “closing agreement,” as described in Code Section 7121 (or any corresponding provision of state, local, or non-U.S. income Tax law); (C) intercompany transaction, as defined in Section 1.1502-13 of the Treasury Regulations, or any excess loss account, as defined in Section 1.1502-19 of the Treasury Regulations, (or any corresponding provision of state, local or non-U.S. income Tax law); (D) installment sale or open transaction made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date; or (F) election under Code Section 108(i).

(g) The Company has collected all sales tax in the ordinary course of business and remitted such sales tax amount to the applicable Authority or has collected sales tax exemption certificates from all entities from which the Company does not collect sales tax.

(h) Seller has not been a party to, or a material adviser with respect to, a “Reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(i) The Company has not distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(j) The Company has never (i) had a permanent establishment in any country other than the country under the Law of which it is organized, as defined in any applicable treaty or convention between such country and the jurisdiction of the entity’s incorporation or formation or (ii) engaged in activities in any jurisdiction other than the jurisdiction under the Law of which it is organized that would subject it to taxation by such jurisdiction.

3.18 Anti-Corruption Laws. Neither the Company, nor, to knowledge of Seller Parties, any officers, directors, employees, agents, contractors or representatives of the Company while acting on behalf of the Company has, within the past three (3) years, directly or indirectly (i) made or attempted to make any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services, (A) to obtain favorable treatment for business or contracts secured, (B) to pay for favorable treatment for business or contracts secured, (C) to obtain special concessions or for special concessions already obtained or (D) in material violation of any requirement of applicable Anti-Corruption Laws in each jurisdiction where the Company is conducting or has conducted business, or (ii) established or maintained any fund or asset that has not been recorded in the Company’s books and records.

3.19 Consents. Except as set forth on Schedule 3.19 no consent, approval, or authorization of, or exemption by, or filing with, any Authority or other Person is required to be obtained or made by the Company or any Seller Party in connection with the execution, delivery, and performance by the Seller Parties of this Agreement, or any Ancillary Agreement to which any Seller Party is a party or the taking by the Company or any Seller Party of any other action contemplated hereby or thereby or the continuation by Buyer after the Closing of the Company’s Business conducted prior to the Closing.

20

3.20 Employee Relations.

(a) Schedule 3.20(a) sets forth a true and complete list setting forth the name, position, job location, salary or wage rate, commission status, date of hire, full- or part-time status, active or leave status and “exempt” or “non-exempt” status, for each employee or individual service provider of the Company as of the date hereof (including any individual absent due to short-term disability, family or medical leave, military leave or other approved absence). The Company is not party to any management, employment, consulting or other agreements or understandings with any individual providing for employment for a defined period of time or on an other than “at-will” basis or for termination or severance benefits.

(b) The Company is not: (i) a party to or otherwise bound by any collective bargaining or other type of union agreement, (ii) a party to, involved in or, to the knowledge of the Seller Parties, threatened by, any material labor dispute or material unfair labor practice charge, or (iii) currently negotiating any collective bargaining agreement, and the Company has not experienced any work stoppage during the last three years. To the knowledge of the Seller Parties, no organizational effort is presently being made or is currently threatened by or on behalf of any labor union with respect to any group of employees of the Company.

(c) The Company has been and is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, unemployment insurance, worker’s compensation, equal employment opportunity, employment discrimination and immigration control. Except as disclosed on Schedule 3.20(c), there are no outstanding claims against the Company or the Benefit Plans (other than routine claims for benefits under such plans), whether under Law, regulation, Contract, policy or otherwise, asserted by or on behalf of any present or former employee or job applicant of the Company on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for a period other than the current payroll period, (iii) any amount of vacation pay (including paid time off) or pay in lieu of vacation time off (including paid time off), other than vacation time off or pay (including paid time off) in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers’ compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to employment terminations, layoffs, or discipline, (viii) any violation of any statute, ordinance, order, rule or regulation relating to employee “whistleblower” or “right-to-know” rights and protections, (ix) any violation of any statute, ordinance, order, rule or regulations relating to the employment obligations of federal contractors or subcontractors, (x) any violation of any regulation relating to minimum wages or maximum hours of work, or (xi) unfair labor practices, and neither the Company nor any Seller Party is aware of any such claims which have not been asserted. No Person (including any Authority) has asserted or threatened any claims against the Company or any of its predecessors under or arising out of any regulation relating to equal opportunity employment, discrimination, harassment, or occupational safety in employment or employment practices.

(d) The Company has properly classified all employees, leased employees, consultants, independent contractors and all other Persons providing services to the Company for all purposes (including, without limitation, for all Tax purposes and for purposes related to eligibility to participate in or accrue a benefit under the Benefit Plans) and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such Persons to the Company. The Company has properly classified all employees as “exempt” or “non-exempt” under the Fair Labor Standards Act and similar state or local Law.

(e) The Company has not conducted any mass layoffs or plant closings as defined by the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Law.

3.21 Transactions with Related Parties. Except as described in Schedule 3.21, no stockholder, officer or director of the Company, nor any Affiliate of any such Person, has or had:

(a) any contractual or other claims, express or implied, of any kind whatsoever against the Company;

(b) any interest in any property or assets used by the Company;

(c) any direct or indirect ownership or other interest in any competitor of the Company; or

(d) engaged in any other material transaction with the Company (other than employment relationships at the salaries disclosed in the Schedules).

21

Except as described in Schedule 3.21, no stockholder, officer or director of the Company, nor any Affiliate of such Person, has outstanding any loan, guarantee or other obligation of borrowed money made to or from the Company.

3.22 Insurance.

(a) The Company maintains, with financially sound and reputable insurers, insurance with respect to its properties and Business against loss or damages of the kinds customarily insured against by companies of established reputation engaged in the same or similar businesses as the Company (including potential losses or damages resulting from the use of the Company’s products in the transportation of Hazardous Substances), in such amounts that are commercially reasonable and customarily carried under similar circumstances by such other companies.

(b) Schedule 3.22(b)(i) contains a complete and correct list of all policies and Contracts for insurance (including coverage amounts and expiration dates) of which the Company is the owner, insured or beneficiary, or covering the Company’s properties or assets. All such policies are outstanding and in full force and effect. The Company is not in default with respect to any provision contained in any such policy, nor has the Company failed to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as set forth on Schedule 3.22(b)(ii): (a) all of such coverages are provided on a “claims made” (as opposed to “occurrence”) basis; (b) there are no outstanding claims under such policies; (c) there are no premiums or claims due under such policies which remain unpaid; (d) no notice of cancellation or non-renewal with respect to, or disallowance (other than reservation of rights by the insurer) of any material claim under, any such policy has been received; and (e) the Company has not been refused any insurance, nor have any of its coverages been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance.

3.23 Brokers. Neither the Company nor any Seller Party has retained, nor is the Company nor any Seller Party obligated for any commission, fee or expense to, any broker, finder or investment banking firm to act on their behalf in connection with the transactions contemplated by this Agreement or the Ancillary Agreements and, to the knowledge of the Seller Parties, no other Person is entitled to receive any brokerage commission, finder’s fee or other similar compensation in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

3.24 Relationship with Significant Customers. Except as set forth in in Schedule 3.24, Neither the Company nor any Seller Party has received any written or oral communication or notice from any Significant Customer stating that, or otherwise has any reason the believe that, any Significant Customer (a) has ceased, or will cease, to use the products or services of the Company, (b) has substantially reduced, or will substantially reduce, the use of such products or services at any time, or (c) will otherwise materially and adversely modify its business relationship with the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise). “Significant Customer” means the top twenty (20) customers of the Company, by dollar volume of sales, for the nine (9) month period ended on September 30, 2021 and for the fiscal year ended December 31, 2020, as set forth on Schedule 3.24.

3.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), the Seller Parties make no other express or implied representation or warranty, either written or oral, on behalf of any of the Seller Parties, including but not limited to as to the future revenue, profitability or success of the Company or any representation or warranty arising from statute or otherwise in law. Notwithstanding the foregoing, this Section 3.25 shall not result in any limitation upon, or otherwise limit, any claim for fraud, where such fraud is committed by a Seller Party.

22

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller Parties as follows:

4.1 Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver, and perform this Agreement and each Ancillary Agreement to which it is a party, and to consummate the transactions contemplated hereby and thereby.

4.2 Authority. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and each Ancillary Agreement to which it is a party, and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Buyer of this Agreement and each Ancillary Agreement to which Buyer is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and each Ancillary Agreement to which Buyer is a party will be at Closing duly and validly executed and delivered by Buyer and constitutes, or will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as such enforcement shall be limited by bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and subject to general principles of equity.

4.3 No Conflict. The execution, delivery, and performance by Buyer of this Agreement and each Ancillary Agreement to which Buyer is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby, does not and will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which Buyer is subject, (ii) violate any provision of the certificate of incorporation or bylaws of Buyer, or (iii) violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any assets or property or give to others any interests or rights therein under any indenture, deed of trust, mortgage, loan or credit agreement, license, Permit, Contract, lease, or other agreement, instrument or commitment to which Buyer is a party or by which either may be bound or affected; except, in each case, for violations, breaches, defaults, required consents, terminations, accelerations, Encumbrances or rights that in the aggregate would not materially hinder or impair the ability of Buyer to perform its obligations hereunder or the consummation of the transactions contemplated hereby.

4.4 Consents. No consent, approval, or authorization of, or exemption by, or filing with, any Authority is required to be obtained or made by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement or any Ancillary Agreement to which Buyer is a party or the taking by Buyer of any other action contemplated hereby or thereby.

4.5 Brokers. Except as set forth on Schedule 4.5, Buyer has not retained, nor is Buyer obligated for any commission, fee or expense to, any broker, finder or investment banking firm to act on its behalf in connection with the transactions contemplated by this Agreement or the Ancillary Agreements. To the knowledge of Buyer, no other Person is entitled to receive any brokerage commission, finder’s fee or other similar compensation in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

4.6 Litigation. There is no Litigation pending or, to the knowledge of Buyer or its Affiliates, threatened, against Buyer or its Affiliates, or any of their respective properties or assets or any of their respective shareholders, members, officers, directors or employees, which might reasonably be considered to have an effect on any of the transactions contemplated by this Agreement or by the Ancillary Agreements.

ARTICLE V.

COVENANTS

5.1 Preservation of Accuracy of Representations and Warranties. Neither the Seller Parties nor the Company shall take any action which would render any representation and/or warranty contained in Article III to be false or materially inaccurate. Each Seller Party shall promptly notify Buyer of any lawsuits, claims, administrative actions, or other proceedings asserted or commenced against it, or its officers, directors or shareholders involving in any material way its businesses, properties or assets. Seller Parties shall promptly notify Buyer in writing of any facts or circumstances which come to the attention of any Seller Party, and which such Seller Party reasonably believes causes, or through the passage of time is likely to cause, any of its representations and warranties contained in Article III to be false or materially inaccurate (which notification shall not be deemed to cure such falsehood or inaccuracy).

23

5.2 Operation in Ordinary Course. The Company shall, and the Seller Parties shall cause the Company to, continue to operate in the ordinary course of business. In addition, the Company shall not, and the Seller Parties shall not permit the Company to, without the written consent of Buyer:

(a) transfer, issue, sell, redeem or dispose of any equity or stock of the Company or grant options, warrants, calls or other rights to purchase or otherwise acquire any equity or stock of the Company or form any subsidiary of the Company;

(b) (A) amend any term of, adjust, split, combine, reclassify or take any similar actions with respect to any equity or stock of the Company (whether by merger, consolidation or otherwise); (B) declare, set aside, issue, make or pay any dividends, distribution or other similar payment from the Company in excess of the Permitted Cash Distributions; (C) directly or indirectly redeem, repurchase, retire or otherwise acquire or dispose of any equity or stock of the Company; or (D) acquire or agree to acquire (whether by merger, consolidation or otherwise), or by purchasing any material assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(c) make any distribution or payment to any Company stockholder in excess of the Permitted Cash Distributions, other than ordinary course payments to a Company stockholder as compensation for such stockholder’s employment with the Company;

(d) incur any Indebtedness;

(e) enter into any commitment for capital expenditures (as defined in accordance with GAAP) of the Company in excess of $25,000 for any individual commitment and $100,000 for all commitments in the aggregate;

(f) modify, amend, terminate, assign or waive any claims, benefits or rights under, or fail to timely exercise any reserved right under or comply with any obligations under, any Material Contract or Lease or enter into a Contract which if entered into would be a Material Contract or Lease; or (B) renew or terminate any Material Contract or Lease, other than any renewal or termination in accordance with the terms of such Material Contract or Lease as in effect on the date hereof, as applicable;

(g) enter into, or renew, any Contract relating to the business of the Company and containing (A) covenants that would restrict or limit the ability of the business of the Company or any of its Affiliates to enter into or engage in any market or line of business, to compete in any business or with any Person or in any geographic area or that provides for “most favored nations” terms, or (B) any exclusive right or right of first refusal in favor of the counterparty thereto;

(h) make any loans, advances or capital contributions to, or investments in, any other Person;

(i) make any material change in its business, including any changes in accounting principles and practices or make any Material capital expenditures;

(j) enter into any labor or collective bargaining agreement of the Company;

(k) sell or lease any of its assets;

(l) mortgage or otherwise create or increase any liens or encumbrances on any of its assets;

(m) except in the Ordinary Course of Business, initiate, settle or compromise any pending or threatened Proceeding in excess of $50,000 individually or $100,000 in the aggregate, or any Proceeding relating to the transactions contemplated by this Agreement against a third party;

(n) enter into any transactions for the benefit of any Affiliate of any Seller Party, including the extension of credit, renewal or forgiveness of Indebtedness (other than as expressly permitted by this Agreement);

24

(o) make, change or rescind any election relating to Taxes; settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to a material amount of Taxes; make any material change to any of its methods of financial accounting or financial accounting practice, policy or procedure applicable to the Company, except insofar as may be required by a change in applicable Law or GAAP after the date of this Agreement; surrender any claim for a refund of a material amount of Taxes; or waive or extend, in respect of Taxes (other than in connection with customary extensions of time within which to file Tax Returns), (A) any statute of limitations or (B) any period within which an assessment or reassessment may be issued;

(p) terminate, fail to renew or modify any insurance policies of the Company as of the date hereof;

(q) take any actions that have or could reasonably be expected to have a Material Adverse Effect;

(r) make any changes to any employee retirement, deferred compensation, health, welfare or other benefit plans and programs or increase the compensation or benefits payable or to become payable or enter into one or more bonus agreements with any employee or agent; or

(s) agree or commit to do anything prohibited by this Section 5.2.

5.3 Access to Information. The Company shall, and each Seller Party shall cause the Company to, upon reasonable notice, give to Buyer and its counsel, accountants and other designated representatives reasonable access, during normal business hours, to such properties, books and records, contracts and other nonprivileged documents pertaining to the Company’s business and assets, as may be reasonably requested and appropriate. Upon Buyer’s reasonable request, the Company’s officers and employees shall be available to confer with appropriate representatives of Buyer on operational matters. Any reviews, investigations and inspections conducted by or on behalf of Buyer hereunder, and all related activities or events, shall be conducted at Buyer’s cost and expense.

5.4 Financial Reporting. From the date of this Agreement to the Closing Date, the Company shall, and each Seller Party shall cause the Company to, assist the Buyer in Buyer’s conversion of the Company’s financial records in a form in accordance with GAAP and cooperate with Buyer in, and provide, in accordance with GAAP, any information reasonably necessary for, Buyer’s audit of the Financial Statements. The Company and each Seller Party hereby consents to Buyer’s inclusion of Company’s financial information in Buyer’s submission of a Form S-1 Registration Statement and any other related securities filings made after the date of this Agreement.

5.5 Exclusivity. From the date hereof until the earlier to occur of the Closing and termination of this Agreement in accordance with the terms hereof, the Seller Parties will not (and will cause the Company and its and their Affiliates, directors, officers, employees and representatives not to), (i) solicit, initiate or knowingly encourage any inquiries or the submission of any proposal or offer from or enter into any Contract with any Person relating to or which would reasonably be expected to result in any (A) merger, consolidation, share exchange, recapitalization, business combination, reorganization, liquidation, dissolution or similar transaction respecting the Company Shares, (B) the issuance or acquisition of shares of equity or capital stock of the Company, or (C) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of any substantial portion of the assets of the Company in a single transaction or series of related transactions (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”) or (ii) engage in, assist or facilitate any negotiations or discussions concerning, or provide access to its properties, books and records or any information or data to any Person relating to, an Acquisition Proposal.

5.6 Confidentiality. From and after the date of this Agreement, the Seller Parties shall keep confidential and not disclose to any other Person or use for its own benefit or the benefit of any other Person any confidential or proprietary information, technology, know-how, trade secrets (including all results of research and development), product formulas, industrial designs, franchises, inventions or other intellectual property regarding the Company or the Business (“Confidential Information”) in its possession or control. The obligations of the Seller Parties under this Section 5.1 shall not apply to Confidential Information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section; or (ii) is required to be disclosed by Law; provided, however, that, in any such case, the Seller Parties, as applicable, shall notify Buyer as early as reasonably practicable prior to disclosure to allow Buyer or the Company to take appropriate measures to preserve the confidentiality of such Confidential Information.

25

5.7 Non-Compete.

(a) During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the “Non-Compete Period”), Seller and the Beneficiary covenant and agree not to, and shall cause their respective Affiliates not to, directly or indirectly and anywhere in the Restricted Territory, conduct, manage, operate, engage in, have an ownership interest in any business or enterprise engaged in (i) the Business, (ii) any business that uses any trademark, trade names or slogans similar to the “Pratum” or “Nelson Computer Systems” trademarks (including any associated logos, designs or trade dress), trade names or slogans, or (iii) any activities that are otherwise similar to, or competitive with, the Business.

(b) During the Non-Compete Period, the Seller Parties shall not, and shall cause their respective Affiliates not to, directly or indirectly, call-on, solicit or induce, or attempt to solicit or induce, any past, present or prospective customer or other business relation of Buyer or the Company for the provision of products or services related to the Business or in any other manner that would otherwise interfere with business relationships between Buyer or the Company and its customers and other business relations.

(c) During the Non-Compete Period, the Seller Parties shall not, and shall cause their respective Affiliates not to, directly or indirectly, call-on, solicit or induce, or attempt to solicit or induce, any employee or staff of Buyer or the Company to leave the employ of Buyer or the Company for any reason whatsoever, nor shall any Seller Party offer or provide employment (whether such employment is for a Seller Party or any other Person), either on a full-time basis or part-time or consulting basis, to any Person who then currently is, or who within six months immediately prior thereto was, an employee of or staffed with Buyer or the Company; provided, however, that (i) any solicitation, and any hiring resulting therefrom, pursuant to a general solicitation through the media, in either case, that is not directed specifically to any employee or person staffed with Buyer or the Company shall not violate this provision unless such solicitation is undertaken as a means to circumvent the restrictions contained in or to conceal a violation of this Section 5.7(c), and (ii) the Seller Parties or their Affiliates may solicit and hire Megan Soat more than one year after the Closing Date in connection with her potential employment by a not-for-profit religious organization owned or operated by the Seller Parties or their Affiliates, and their doing so will not violate this Section 5.7(c).

(d) The Seller Parties acknowledge and agree that the provisions of this Section 5.7 are reasonable and necessary to protect the legitimate business interests of Buyer and its investment in the Company. None of the Seller Parties shall contest that Buyer’s remedies at law for any breach or threat of breach by any Seller Party or any of their Affiliates of the provisions of this Section 5.7 will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 5.7 and to enforce specifically such terms and provisions, in addition to any other remedy to which Buyer may be entitled at law or equity. The restrictive covenants contained in this Section 5.7 are covenants independent of any other provision of this Agreement or any other agreement between the parties hereunder and the existence of any claim which any Seller Party may allege against Buyer under any other provision of this Agreement or any other agreement will not prevent the enforcement of these covenants.

(e) If any of the provisions contained in this Section 5.7 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable Law or the determination by a court of competent jurisdiction.

5.8 Non-Disparagement. Each party agrees that it shall not, and shall cause each of its Affiliates not to, at any time, in any written or oral communications with the press or other media, any customer, client, stakeholder, investor or supplier of the other party, or its Affiliate, or any other Person, criticize, ridicule, or make or encourage any other Person to make any statement that disparages, is derogatory of, or is negative toward the personal or business reputation, conduct or practices of the other party, any of its Affiliates, or any of their then current or former respective officers, directors, employees, representatives, agents or attorneys.

5.9 Further Assurances. From time to time after the Closing, Buyer shall, at the request of Seller, execute and deliver any further instruments or documents and take all such further action as Seller may reasonably request in order to evidence the consummation of the transactions contemplated hereby. From time to time after the Closing, Seller Parties shall, at the request of Buyer, execute and deliver any further instruments or documents, and take all such further action, as Buyer may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

26

ARTICLE VI.

Tax Matters

6.1 Tax Indemnification. The Seller Parties, jointly and severally, shall indemnify, defend and hold harmless the Company and Buyer from and against the entirety of any Losses the Company or Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by each and all of the following (clauses (a), (b), and (c) collectively, “Indemnified Taxes”): (a) any and all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Closing Date, and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (the “Pre-Closing Tax Period”), (b) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date, including pursuant to Section 1.1502-6 of the Treasury Regulations or any analogous or similar state, local or foreign law or regulation, and (c) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before Closing; provided, however, that in the case of clauses (a), (b) and (c) above, the Seller Parties shall be liable only to the extent that such Taxes are in excess of the amount taken into account in determining the adjustments set forth in Section 1.3. Notwithstanding anything to the contrary herein, the total of all indemnification obligations of the Seller Parties pursuant to this Section 6.1 shall not be limited as specified in Article VI.

6.2 Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), and the amount of other Taxes of the Company for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

6.3 Transfer Taxes. Sales taxes, transfer taxes, stamp taxes, conveyance taxes, intangible taxes, documentary recording taxes, license and registration fees, recording fees and any similar taxes or fees incurred in connection with the consummation of the transactions contemplated by this Agreement (the “Transfer Taxes”) shall be borne by Seller. Buyer and Seller shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangement designed to minimize any applicable Transfer Taxes.

6.4 Cooperation on Tax Matters. Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as is practicable, such information and assistance relating to the Company (including without limitation access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyer and Seller shall retain all books and records with respect to Taxes (including Income Related Taxes) for any period up to and including the Closing Date, pertaining to the Company, for at least 7 years following the Closing Date. At the end of such period, each party shall provide the others with at least 30 days prior written notice before destroying such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Buyer and Seller further agree, upon request, to provide the other with all information that either may be required to report pursuant to Code §6043, or Code §6043A, or Treasury Regulations promulgated thereunder.

6.5 Responsibility for Filing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company that are filed after the Closing Date. Buyer shall permit Seller to review and comment on each such Tax Return relating to a Straddle Period or any period prior to Closing described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller.

27

6.6 Refunds and Tax Benefits. Any Income Tax refunds that are received by Buyer or the Company, and any amounts credited against Income Tax to which Buyer or the Company becomes entitled, that relate to Income Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit (net of any Income Taxes of Buyer or Company attributable to such refund or credit) within 15 days after receipt or entitlement thereto; provided, however, Buyer shall not be required to pay over to Seller any such refund or the amount of any such credit up to the amount of any Tax asset taken into account in determining the adjustments set forth in Section 1.3.

6.7 Amended Returns and Retroactive Elections. Buyer shall not, and shall not cause or permit the Company to (i) amend any Tax Returns filed with respect to any tax year ending on or before the Closing Date or (ii) make any Tax election that has retroactive effect to any such year, in each such case without the prior written consent of Seller, such consent not to be unreasonably withheld.

6.8 Tax-Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

6.9 338(h)(10) Election. The parties shall each cause to be made, or otherwise take all actions consistent with causing to be made, an election to treat the transaction contemplated by this Agreement under Section 338(h)(10) of the Code. In connection with the 338(h)(10) election, for tax and accounting purposes, the parties agree to allocate all consideration under this Agreement in accordance with Schedule 6.9 (the “Allocation”). The parties shall also allocate and report any adjustments to the Final Closing Consideration (including pursuant to Section 1.3(e) or Section 7.9) in accordance with the Allocation. The parties agree that all income and other Tax returns and information reports will be prepared and filed in a manner consistent with the Allocation, and no party hereto will take any position inconsistent with the Allocation in any subsequent returns or proceedings. Each party shall furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Company as is reasonably necessary for the proper filing of Tax returns and the making of the Tax election described in this Section.

ARTICLE VII.

SURVIVAL AND INDEMNIFICATION

7.1 Survival. The covenants and agreements in this Agreement or in any Ancillary Agreement shall survive the Closing. The representations and warranties under this Agreement or in any Ancillary Agreement shall survive until date that is eighteen (18) months following the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 3.1 (Organization), Section 3.2 (Authority), Section 3.4 (Capitalization; Title to Company Shares), Section 3.5 (Subsidiaries), Section 3.8(a) (Title, Condition and Sufficiency of Assets), Section 3.17 (Taxes), Section 3.23 (Brokers), Section 3.16 (Employee Benefit Matters), Section 4.1 (Organization), Section 4.2 (Authority), and Section 4.5 (Brokers) (collectively, the “Fundamental Representations”), shall survive the Closing without limitation; and (ii) the representations and warranties set forth in Section 3.15 (Environmental Matters) shall survive the Closing for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. No action or claim for Losses resulting from any misrepresentation or breach of warranty shall be brought or made after the expiration of the survival period applicable to such representation or warranty (as provided in this Section), except that such time limitation shall not apply to claims which have been asserted and which are the subject of a written notice from Seller to Buyer or from Buyer to Seller, as may be applicable, prior to the expiration of such survival period.

7.2 General Indemnification.

(a) Subject to the limitations in Section 7.2(c), the Seller Parties shall, jointly and severally, indemnify, defend and hold harmless Buyer and its directors, officers, Affiliates, employees, agents and representatives, from and against all Losses that are incurred or suffered by any of them in connection with or resulting from each of the following:

28

(i) any misrepresentation or breach of, or inaccuracy in, any representation or warranty made by any Seller Party in this Agreement or any Ancillary Agreement;

(ii) any breach of any covenant made by any Seller Party in this Agreement or any Ancillary Agreement;

(iii) any Indebtedness;

(iv) any Transaction Expense;

(v) any Seller Environmental Liabilities;

(vi) any matters identified on Schedule 7.2(a)(vi); or

(vii) the enforcement by Buyer and its directors, officers, Affiliates, employees, agents and representatives of their indemnification rights under this Agreement.

(b) Subject to the limitations in Section 7.2(c), Buyer shall indemnify, defend and hold harmless the Seller Parties and their Affiliates, and their respective trustees, agents and representatives from and against all Losses that are incurred or suffered by any of them in connection with or resulting from each of the following:

(i) any misrepresentation or breach of any representation or warranty made by Buyer in this Agreement or any Ancillary Agreement;

(ii) any breach of any covenant made by Buyer in this Agreement or any Ancillary Agreement; or

(iii) the enforcement by the Seller Parties of their indemnification rights under this Agreement.

(c) Notwithstanding the foregoing and subject to the proviso at the end of this paragraph and the terms of this Article VII, (i) the Seller Parties shall not be obligated to provide any indemnification for Losses pursuant to claims for breaches of representations and warranties (other than Fundamental Representations) under Section 7.2(a)(i) unless the aggregate amount of Losses incurred by Buyer with respect to such breaches of representations and warranties exceeds $100,000 (the “Threshold”), in which case the Seller Parties will be liable for the aggregate amount of the Losses over and above a $50,000 deductible (the “Deductible”), and (ii) Buyer shall not be obligated to provide any such indemnification for Losses pursuant to claims for breaches of representations and warranties (other than Fundamental Representations) under Section 7.2(b)(i), unless the aggregate amount of Losses incurred by Seller with respect to such breaches of representations and warranties exceeds the Threshold, in which case Buyer will be liable for the aggregate amount of the Losses over and above the Deductible. The maximum aggregate obligation of (i) the Seller Parties for Losses pursuant to claims for breaches of representations and warranties (other than Fundamental Representations) under Section 7.2(a)(i), and (ii) Buyer for Losses pursuant to claims for breaches of representations and warranties (other than Fundamental Representations) under Section 7.2(b)(i), shall not exceed $1,200,000 (the “Cap”). Neither the Threshold nor the Cap shall apply to Losses arising in respect of claims for misrepresentations and breach of the Fundamental Representations.

(d) In no event shall the limitations set forth in Section 7.2(c) apply to Losses suffered or incurred by any Indemnified Party as a result of, or arising out of, (A) the matters set forth in Sections 7.2(a)(ii) through 7.2(a)(vii), or 7.2(b)(ii) or (iii), or (B) any fraud or intentional misrepresentation by a party. Notwithstanding any provision to the contrary in this Agreement, except with respect to fraud or intentional misrepresentation by Seller Parties, in no event shall the aggregate liability of the Seller Parties for any Losses arising from or otherwise relating to this Agreement exceed the aggregate amounts paid by Buyer to Seller Parties, including that amount paid as Final Closing Consideration.

(e) The representations and warranties in this Agreement and the Ancillary Agreements shall not be affected or diminished by, and no right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Closing.

29

(f) For purposes of calculating the amount of any Losses incurred in connection with any misrepresentation or breach of warranty, any and all references to material or Material Adverse Effect (or other correlative terms) shall be disregarded.

7.3 Process for Indemnification.

(a) A party entitled to indemnification hereunder shall herein be referred to as an “Indemnified Party”. A party obligated to indemnify an Indemnified Party hereunder shall herein be referred to as an “Indemnifying Party”. As soon as is reasonable after an Indemnified Party either (i) receives notice of any claim or the commencement of any action by any third party which such Indemnified Party reasonably believes may give rise to a claim for indemnification from an Indemnifying Party hereunder (a “Third Party Claim”) or (ii) sustains any Loss not involving a Third Party Claim or action which such Indemnified Party reasonably believes may give rise to a claim for indemnification from an Indemnifying Party hereunder, such Indemnified Party shall, if a claim in respect thereof is to be made against an Indemnifying Party under this Article VII, notify such Indemnifying Party in writing of such claim, action or Loss, as the case may be; provided, however, that failure to notify such Indemnifying Party shall not relieve such Indemnifying Party of its indemnity obligation, except to the extent such Indemnifying Party is actually prejudiced in its defense of the action by such failure. Any such notification must be in writing and must state in reasonable detail the nature and basis of the claim, action or Loss, to the extent known. Except as provided in this Section 7.3, the Indemnifying Party shall have the right to retain counsel reasonably acceptable to the Indemnified Party, to contest, defend, litigate or settle any such Third Party Claim which involves (and continues to involve) solely monetary damages; provided that the Indemnifying Party shall have notified the Indemnified Party in writing of its intention to do so within 15 days of the Indemnified Party having given notice of the Third Party Claim to the Indemnifying Party; provided, further, that (1) the Indemnifying Party expressly agrees in such notice to the Indemnified Party that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to fully satisfy and discharge the Third Party Claim notwithstanding any limitation with respect to indemnification included in this Agreement; (2) the Third Party Claim is not, in the reasonable judgment of the Indemnified Party, likely to result in Losses that will exceed the Cap; (3) if reasonably requested to do so by the Indemnified Party, the Indemnifying Party shall have made reasonably adequate provision to ensure the Indemnified Party of the financial ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that may result from such Third Party Claim; (4) assumption by the Indemnifying Party of such Third Party Claim could not reasonably be expected to cause a material adverse effect on the Indemnified Party’s business; and (5) the Indemnifying Party shall diligently contest the Third Party Claim (the conditions set forth in clauses (1), (2), (3), (4) and (5) being collectively referred to as the “Litigation Conditions”). The Indemnified Party shall have the right to participate in, and to be represented by counsel (at its own expense) in any such contest, defense, litigation or settlement conducted by the Indemnifying Party; provided, that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim or if representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the reasonable opinion of such counsel, constitute a non-waivable conflict of interest under applicable standards of professional conduct. The Indemnifying Party shall not be entitled, or shall lose its right, to contest, defend, litigate and settle the Third Party Claim if the Indemnified Party shall give written notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions.

(b) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed); provided, however, that such consent shall not be required for any settlement of the Third Party Claim which settlement (i) is for the payment of money damages only which will be fully paid by the Indemnifying Party; (ii) does not lead to liability, or the creation of a financial or other obligation, on the part of the Indemnified Party and (iii) provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise, settlement or the entry of any judgment which commits the Indemnified Party to take, or to forbear to take, any action or which does not provide for a complete release by such third party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief. All expenses (including attorneys’ fees) incurred by the Indemnifying Party directly related to the foregoing shall be paid by the Indemnifying Party. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article VII shall relieve it of such obligations to the extent such obligations exist.

30

(c) If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume the defense of, a Third Party Claim pursuant to this Section 7.3, the Indemnifying Party shall not be entitled, and shall lose its right, to contest, defend, litigate and settle such a Third Party Claim, and the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that the Indemnified Party must first obtain the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed by Indemnifying Party. If, pursuant to this Section 7.3, the Indemnified Party so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder, the Indemnified Party shall be reimbursed on a monthly basis by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of contesting, defending, litigating and/or settling the Third Party Claim which are incurred from time to time.

7.4 Manner of Payment. Subject in all events to the limitations set forth in this Article VII and the right of offset in Section 7.6, any Losses for which any Buyer Indemnified Party is entitled to indemnification under this Article VII shall be paid: (a) first, from the Escrow Account; and (b) second, to the extent any such Losses are not fully paid pursuant to Section 7.2(a) above, by the Seller Parties, jointly and severally. Within three (3) Business Days after the determination that any Buyer Indemnified Party is entitled to such indemnification (either (x) by the written agreement between Seller and the Buyer or (y) by a final and non-appealable judgment, order, award or decree of any court of competent jurisdiction), Buyer and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to such Buyer Indemnified Party from the Escrow Account an amount equal to such Losses, by wire transfer of immediately available funds to an account designated by such Buyer Indemnified Party, provided that if such Losses are in excess of the then remaining balance of the Escrow Account, then within three (3) Business Days after the determination that such Buyer Indemnified Party is entitled to such indemnification, the Seller Parties shall, on a joint and several basis and subject to the limitations on such Seller Parties’ liability and such Buyer Indemnified Party’s right to recovery of Losses set forth in this Article VII or right of offset in Section 7.6, pay to such Buyer Indemnified Party an aggregate amount equal to such excess amount, by wire transfer of immediately available funds to an account designated by such Buyer Indemnified Party.

7.5 Mitigation; Insurance.

(a) Any Indemnified Party shall mitigate Losses relating to a claim under this Article VII to the extent required by Law.

(b) All Losses sought by Indemnified Party hereunder shall be net of any insurance proceeds actually received by Indemnified Party with respect to such indemnification claim (net of any increase or retroactive premiums and costs of recovery). If any such proceeds are received by an Indemnified Party (or any of its Affiliates) with respect to any Losses after an Indemnifying Party has made a payment to the Indemnified Party with respect thereto, the Indemnified Party (or such Affiliate) shall promptly pay to the Indemnifying Party the amount of such proceeds, benefits or recoveries (up to the amount of the Indemnifying Party’s payment).

7.6 Right of Offset. Without limiting any other remedies available at law or in equity, Buyer shall have the right to set off against any payments due and owing from Buyer to any Seller Party, to the extent (a) Buyer has suffered a Loss and has made a claim for indemnity against any Seller Party under this Article VII and (b) either (i) a Seller Party has agreed in writing to the amount of the Loss (ii) Buyer has notified the Seller Parties of the amount and basis of such Loss and no Seller Party has objected to such set off for such Loss within ten (10) Business Days after delivery of such notice by Buyer, or (iii) a final, non-appealable judgment has been entered in favor of Buyer against a Seller Party.

7.7 Release of Escrow Account. On the first Business Day after the six (6) month anniversary of the Closing Date (the “Escrow Release Date”), each of Buyer and Seller shall jointly instruct the Escrow Agent to release all amounts held in the Escrow Account (to the extent not previously disbursed in accordance with Section 1.3(f) and this Article VII) to Seller, by wire transfer of immediately available funds, provided, however, that if there are any pending but unresolved claims for indemnification pursuant to this Article VII as of the Escrow Release Date, then Buyer and Seller shall issue joint instructions pursuant to this Section 7.7 for the release of all undisputed amounts held in the Escrow Account. Any amounts remaining in the Escrow Account related to claims for indemnification existing as of the Escrow Release Date shall remain in the Escrow Account until each of such claims has been finally resolved by (i) a written agreement between Seller and Buyer or (ii) a final and non-appealable judgment, order, award or decree of any court of competent jurisdiction. Upon resolution of the pending claims, the Buyer and Seller shall issue joint instructions pursuant to this Section 7.7 to release the remaining amounts in the Escrow Account in accordance with the resolution of the claims with any remaining amounts released to Seller.

31

7.8 Remedies Exclusive. The remedies provided in this Article VII shall be the sole and exclusive remedies of any Indemnified Party related to any and all Losses incurred because of or resulting from or arising out of this Agreement and any Ancillary Agreements; provided, however, that nothing contained in this Article VII shall be deemed to limit or restrict in any manner (a) any rights or remedies which any Indemnified Party has, or might have, at law or in equity based on fraud or intentional misrepresentation, or (b) any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled.

7.9 Tax Treatment. Any indemnification payments under this Article VII shall be treated for Tax purposes as adjustments to the Final Closing Consideration to the extent permitted by applicable Law.

7.10 Release. Except for in connection with (a) amounts due to Beneficiary for salary, wages and benefits in connection with Beneficiary’s employment by the Company, (b) indemnification obligations of the Company owed to officers and directors existing as of the date of Closing, and (c) any obligations of Buyer arising under or in connection with this Agreement, each Seller Party hereby releases and forever discharges Buyer, the Company, and each of their respective individual, joint or mutual, past, present and future Representatives, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, Proceedings, of any kind, causes of action and Judgments that such Seller Party now has, has ever had or may hereafter have against the respective Releasees, and from any and all obligations, contracts, debts, liabilities and obligations that any Releasee now has, has ever had or may hereafter have in favor of such Seller Party, in each case of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) arising contemporaneously with or before the Closing or on account of or arising out of any matter, cause or event occurring contemporaneously with or before the Closing, including any rights to indemnification or reimbursement from the Company, whether pursuant to their respective certificate of incorporation or bylaws (or comparable documents), contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date.

ARTICLE VIII.

MISCELLANEOUS

8.1 Termination. This Agreement may be terminated prior to the Closing as follows:

(a) This Agreement may be terminated prior to the Closing as follows:

(i) by mutual written consent of Buyer and the Seller Parties;

(ii) by any party hereto on or after the Outside Date, if the Closing shall not have occurred by 11:59 p.m. New York City time on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(a)(ii) shall not be available to any party whose failure to fulfill any covenant or agreement of such party under this Agreement has been the principal cause of the failure of the Closing to occur on or before the Outside Date;

(iii) by any party if there shall be in effect or proposed in writing any Law or a final non-appealable order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.1(a)(iii) shall not be available to a party if such order was entered primarily due to the failure of such party to perform any of its obligations under this Agreement;

32

(iv) by Buyer if there shall have been a breach by any Seller Party of any such Seller Party’s representations, warranties, covenants or obligations contained in this Agreement, which breach would reasonably be expected to result in the failure to satisfy one or more of the conditions set forth in Sections 2.2(a) or 2.2(c), and in any such case, such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) thirty (30) days after providing written notice of such breach to Seller Parties and (y) the Outside Date; or

(v) by Seller Parties if there shall have been a breach by Buyer of any of Buyer’s representations, warranties, covenants or obligations contained in this Agreement, which breach would reasonably be expected to result in the failure to satisfy one or more of the conditions set forth in Sections 2.2(a) or 2.2(b), and in any such case, such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) thirty (30) days after providing written notice of such breach to Buyer and (y) the Outside Date.

(b) In the event of termination by Buyer, Seller Parties, or both, pursuant to this Section 8.1, written notice thereof shall forthwith be given to the other parties, which written notice shall specify the provision or provisions hereof pursuant to which such termination is being effected, and this Agreement shall terminate (subject to the provisions of Section 8.1(c)), without further action by any party.

(c) In the event that this Agreement is validly terminated in accordance with Section 8.1, this Agreement shall immediately become null and void and the parties hereto shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any party; provided that (i) no such termination shall relieve any party hereto from liability for fraud or willful breach and (ii) the provisions of Section 5.6, Section 5.8, this Section 8.1(c), and Article VIII, shall survive any such termination and shall remain in full force and effect.

8.2 Interpretive Provisions.

(a) Whenever used in this Agreement, (i) “including” (or any variation thereof) means including without limitation and (ii) any reference to gender shall include all genders.

(b) The parties acknowledge and agree that (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

8.3 Entire Agreement. This Agreement (including the Schedules and the exhibits attached hereto) together with the Ancillary Agreements constitute the sole understanding and agreement of the parties with respect to the subject matter hereof. The parties agree and acknowledge that as of the Closing Date, the Letter of Intent dated July 16, 2021 by and between Buyer and the Company is terminated.

8.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided however, that this Agreement may not be assigned by any Seller Party without the prior written consent of Buyer or be assigned by Buyer without the prior written consent of Seller, except that (i) Buyer may, at its election and provided it remains liable for its obligations hereunder, assign this Agreement to any Affiliate of Buyer, and Buyer or any such assignee may make a collateral assignment of its rights (but not its obligations) under this Agreement to any lender providing financing to Buyer in connection with the Closing.

8.5 Headings. The headings of the Articles, Sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

8.6 Modification and Waiver. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. No single waiver of any of the provisions of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

33

8.7 Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear the expenses incurred by that party incident to this Agreement and the transactions contemplated hereby, including all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions contemplated hereby shall be consummated. Costs of engaging the Escrow Agent in respect of the Escrow Agreement shall be paid 50% by Buyer and the remaining 50% by Seller (as a Transaction Expense).

8.8 Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given by delivery in person, by electronic mail, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid (and shall be deemed given when delivered if delivered by hand, when delivered if delivered by electronic mail, when transmission confirmation is received if delivered by facsimile during normal business hours, one Business Day after deposited with an overnight courier service if delivered by overnight courier and three days after mailing if mailed), as follows:

to Seller, to: Dave Nelson 2734 NE 96th Place Ankeny, IA 50021 Email: [REDACTED]
with a copy to:BrownWinick Law Firm Attn: Thomas D. Johnson666 Grand Avenue Suite 2000 Ruan Center Des Moines, IA 50309 Email: [REDACTED]
to Buyer to:Infinite Group, Inc. 175 Sully’s Trail, #202 Pittsford, New York 14534 Attn: James VillaEmail: [REDACTED]
with a copy to:Harter Secrest & Emery LLP1600 Bausch & Lomb PlaceRochester, New York 14604Attention: Alexander R. McClean, Esq.Email: [REDACTED] Phone: [REDACTED]

or at such other address for a party as shall be specified by like notice.

8.9 Governing Law; Dispute Resolution; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction. Further:

(a) Any claims, disputes or other controversies arising out of or relating to this Agreement shall initially be submitted to a third-party mediator for mediation. The mediation shall, subject to the terms of this clause, be administered in accordance with the procedures established by the American Arbitration Association (“AAA”) under its Commercial Mediation Rules. The parties shall jointly select a mediator to preside over the mediation (which may take place in person or via video conference); provided, however, that if the parties are unable to agree upon a mediator within thirty (30) calendar days, the AAA case manager shall appoint a qualified mediator. The parties shall share equally the compensation and expenses of the mediator as well as all fees and expenses of the mediation, including those associated with transcripts, room rentals, filing fees, administrative costs, etc. Each party shall be responsible for their own costs and legal fees, if any. Should mediation not resolve the matter between the parties within sixty (60) calendar days of submission to mediation, either party may initiate litigation to resolve the controversy in accordance with subsection (b) below.

34

(b) With respect to any litigation involving this Agreement, each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted only in the United States District Court located in Monroe County, New York or in the absence of jurisdiction, the state courts located in the Monroe County, New York, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 8.8 or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 8.8, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

8.10 Public Announcements. Neither the Seller Parties nor Buyer shall make any public statements, including any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by Law. If a public statement is required to be made by Law, the parties shall consult with each other in advance as to the contents and timing thereof.

8.11 No Third Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted successors and assigns, and no other party shall be entitled to rely on this Agreement or accrue any benefit, claim, or right of any kind whatsoever pursuant to, under, by, or through this Agreement.

8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

8.13 Delivery by Facsimile and Email. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail, shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of this Agreement and each such party forever waives any such defense.

ARTICLE IX.

CERTAIN DEFINITIONS

9.1 Defined Terms. The following terms shall have the following meanings:

“Accrued PTO” means all liabilities of the Company under, or in connection with, any accrued paid-time off (including all related Taxes, including the employers share of any payroll Taxes attributable to such amounts).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Ancillary Agreement” means any agreement, promissory note, exhibit, schedule, statement, document or certificate executed or delivered in accordance with, in connection with or required by this Agreement, and any other agreement or certificate specifically identified as an Ancillary Agreement for purposes of this Agreement.

“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act, as amended from time to time, and other similar Laws, (ii) the applicable Laws administered by the U.S. Department of the Treasury, Office of Foreign Assets Control and (iii) all applicable anti-money-laundering, anti-kickback and anti-corruption Laws of any jurisdiction (whether within or outside the United States), including any Law that prohibits or restricts corrupt payments to (A) any director, officer, employee, agent or representative (including anyone elected, nominated, or appointed to be an officer, employee, or representative) of any Governmental Authority, or anyone otherwise acting in an official capacity on behalf of a Governmental Authority; (B) any candidate for public or political office; (C) any royal or ruling family member; or (D) any agent or representative of any of those persons listed in foregoing subcategories (A) through (C).

35

“Authority” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity, agency, court or authority (foreign, federal, state or local) exercising executive, legislative, judicial, regulatory or administrative functions of government or any arbitrator or mediator.

“Balance Sheet” means the balance sheet of the Company as of the Balance Sheet Date, as set forth in the Financial Statements.

“Balance Sheet Date” means September 30, 2021.

“Business” means the business of information security and cyber security services, including but not limited to (a) consulting and advisory services, (b) assessment and testing services, (c) compliance services, and (d) security operations consulting.

“Business Data” means all business information and personally identifying information and data (whether of employees, contractors, consultants, customers, clients, consumer or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by the Company.

“Business Day” means any day other than a day on which banks in New York, New York are required or authorized to be closed.

“Cash” means, as of any applicable time of determination, the Company’s actual cash (bank) balances, cash equivalents (including cash on hand and deposits in transit), which shall be reduced by any Restricted Cash and marketable securities (net of any breakage costs that would be incurred in connection with the liquidation thereof), in each case, determined in accordance and consistent with either GAAP or the Company’s historical accounting methods, applied in a manner consistent with past principles and practices. For the avoidance of doubt, Cash will be calculated net of issued but uncleared checks and will include checks, other wire transfers and drafts deposited or available for deposit for the account of the Company.

“Change in Control Agreements” means each of those certain Change in Control Agreements dated on or about September 5, 2017 between the Company and each of Jordan Engbers, Megan Soat, and Steven Healey.

“Closing Indebtedness” means the Indebtedness as set forth on the Closing Statement.

“Closing Seller Prepaids” means the Seller Prepaids as set forth on the Closing Statement.

“Closing Transaction Expenses” means the Transaction Expenses as set forth on the Closing Statement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral contract, lease, license, loan or credit agreement, bond, debenture, note, mortgage, indenture, supply agreement, sale or purchase order, or any other binding agreement, commitment, arrangement or understanding.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

“Data Security Requirements” means, collectively, all of the following to the extent relating to Data Treatment or otherwise relating to privacy, security or security breach notification requirements and applicable to the Company, any IT Systems or any Personal Information: (i) the Company’s own rules, policies, and procedures; (ii) all Laws applicable to the Company; (iii) industry standards applicable to the industry in which the Company operates; and (iv) Contracts to which the Company is a party or otherwise subject.

36

“Data Treatment” means the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, destruction or disposal of Personal Information.

“Disclosure Schedules” means the disclosure schedules attached hereto and made a part hereof.

“Encumbrances” means all liens, charges, mortgages, pledges, security interests or other encumbrances of any kind.

“Environmental Laws” means all foreign, federal, state and local laws, rules, regulations, ordinances, codes, common law, judgments, orders, consent agreements, legally-binding requirements, work practices, standards and norms relating to (i) the protection of the environment (including air, surface and subsurface water, drinking water supplies, surface and subsurface land, the interior of any building or building component, soil and natural resources) or human health (including without limitation occupational health and safety) or (ii) Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with the Company, as defined in Section 414 of the Code, or is otherwise required to be aggregated with the Company under Section 414(o) of the Code.

“Escrow Agent” means Wilmington Trust, National Association.

“Estimated Closing Consideration” means an amount equal to the total of (a) the Base Amount, (b) plus the Seller Prepaids, minus (c) the Estimated Indebtedness, minus (d) the Estimated Transaction Expenses.

“Estimated Indebtedness” means the Indebtedness as set forth on the Estimated Closing Statement.

“Estimated Seller Prepaids” means the Seller Prepaids as set forth on the Estimated Closing Statement.

 “Estimated Transaction Expenses” means the Transaction Expenses as set forth on the Estimated Closing Statement.

“Final Closing Consideration” means an amount equal to the total of (a) the Base Amount, (b) plus the Final Seller Prepaids, minus (c) the Final Indebtedness, minus (d) the Final Transaction Expenses.

“Final Indebtedness” means the Closing Indebtedness, (x) as shown in the Closing Statement if no Notice of Disagreement with respect thereto is duly and timely delivered pursuant to Section 1.3 or (y) if such a Notice of Disagreement is so delivered, as agreed by Seller and Buyer pursuant to Section 1.3 or (z) if such Notice of Disagreement is so delivered and in the absence of such agreement, as shown in the Arbiter’s calculation delivered pursuant to Section 1.3.

“Final Seller Prepaids” means the Seller Prepaids, (x) as shown in the Closing Statement if no Notice of Disagreement with respect thereto is duly and timely delivered pursuant to Section 1.3 or (y) if such a Notice of Disagreement is so delivered, as agreed by Seller and Buyer pursuant to Section 1.3 or (z) if such Notice of Disagreement is so delivered and in the absence of such agreement, as shown in the Arbiter’s calculation delivered pursuant to Section 1.3.

“Final Transaction Expenses” means the Closing Transaction Expenses, (x) as shown in the Closing Statement if no Notice of Disagreement with respect thereto is duly and timely delivered pursuant to Section 1.3 or (y) if such a Notice of Disagreement is so delivered, as agreed by Seller and Buyer pursuant to Section 1.3 or (z) if such Notice of Disagreement is so delivered and in the absence of such agreement, as shown in the Arbiter’s calculation delivered pursuant to Section 1.3.

37

“GAAP” means United States generally accepted accounting principles consistently applied throughout the relevant periods.

“Governmental Authority” means any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body or Person.

“Hazardous Substances” means any and all hazardous or toxic substances, materials, and wastes, solid wastes, industrial wastes, pollutants, contaminants, polychlorinated biphenyls, asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions thereof, radioactive materials and wastes, and any and all other chemicals, substances, materials and wastes regulated under Environmental Law.

“Income Related Taxes” means (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings, or profits) and all gross receipts or windfall profit taxes or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts.

“Indebtedness” means all principal, interest, premiums, penalties or other obligations related to (a) all indebtedness of the Company for borrowed money, (b) all obligations (contingent or otherwise) of the Company for the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business) (including notes payable to the sellers of such property or services), (c) all other obligations of the Company evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company, (e) all obligations of the Company as lessee or lessees under leases that have been or should be, in accordance and consistent with either GAAP or the Company’s historical accounting methods, applied in a manner consistent with past principles and practices, recorded as capital leases, such excess shall constitute Indebtedness for all purposes under this Agreement, (f) all obligations, contingent or otherwise, of the Company under acceptance, letter of credit or similar facilities, (g) all obligations owing pursuant to factoring agreements for accounts receivable, (h) all obligations in respect of unfunded pensions, (i) all obligations of the type referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by the Company, or in effect guaranteed directly or indirectly by the Company through an agreement (1) to pay or purchase such obligations or to advance or supply funds for the payment or purchase of such obligations, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligations or to assure the holder of such obligations against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss; provided, that such Indebtedness referred under this clause (i) is of the type that would be reflected as debt on a balance sheet prepared in accordance and consistent with either GAAP or the Company’s historical accounting methods, applied in a manner consistent with past principles and practices, (j) all obligations of the type referred to in clauses (a) through (i) above secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any lien on property (including accounts and Contract rights) owned by the Company, even though such Person has not assumed, become liable for or guaranteed the payment of such Indebtedness, (k) except for the Accrued PTO, all liabilities of the Company under or in connection with any accrued bonuses or deferred compensation bonuses (including all related Taxes, including the employers share of any payroll Taxes attributable to such amounts and any amounts payable pursuant to Section 280G of the Code (or any corresponding provision of Law) or to offset or gross-up any Person for any excise Taxes, income Taxes or other Taxes related to such amounts), including, for the avoidance of doubt, any and all amounts due from the Company pursuant to the Change in Control Agreements, (l) any unfunded capital expenditures committed to by the Company, (m) all unpaid Indemnified Taxes, (n) all accrued but unpaid interest (or interest equivalent) to the date of determination, and all prepayment premiums or penalties payable upon repayment of any items of Indebtedness of the type referred to in clauses (a) through (j) above, and (o) any obligations under the Leases to the extent accrued, but not yet payable, with respect to time periods prior to the Closing. For the avoidance of doubt, Indebtedness shall not include any obligations under the Leases for any periods on or after the Closing.

“IRS” means the Internal Revenue Service.

“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by, or any consent agreement, memorandum of understanding or other contract with, any Governmental Authorities (in each case whether temporary, preliminary or permanent).

38

“knowledge”, “to the knowledge” or “known” and words of similar import means the actual knowledge of a natural person or, with respect to a Person that is not a natural person, the actual knowledge of the Beneficiary after conducting a reasonable inquiry of the management personnel of the Company having responsibility for the matter in question.

“Laws” means any federal, state or local law (including, without limitation, principles of common law), statute, ordinance, regulation, Permit, certificate, judgment, order, award or other legally enforceable determination, decision or requirement of any Authority.

“Losses” means any and all losses, liabilities, damages, penalties, obligations, awards, fines, deficiencies, demands, interest, claims (including third party claims whether or not meritorious), costs and expenses whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) resulting from, arising out of or incident to any matter for which indemnification is provided under this Agreement, but shall not include any fees charged by the parties for their time or opportunity cost or that of their employees who are not hired for the specific purpose of prosecuting the claim for such Losses.

“Material Adverse Effect” means any circumstance or event which, individually or in the aggregate with any other circumstance or event, is or could be reasonably expected to be material and adverse to the business, properties, operations, condition (financial or otherwise), or results of operations of the Company taken as a whole. For purposes of this definition of Material Adverse Effect, the effect of any matter as to any past period shall be determined based on its actual effect, and its effect as to any future period shall be determined based on the effect that such matter is reasonably likely to have.

“Ordinary Course of Business” means, with respect to the Company, the ordinary course of business consistent with the Company’s past custom and practice (including with respect to quantity and frequency).

“Permitted Encumbrances” means (i) statutory liens for Taxes not yet due and payable or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Interim Financial Statements in accordance with GAAP; and (ii) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the Ordinary Course of Business and securing sums that are not yet due and payable or the validity or amount of which is being contested in good faith by appropriate proceedings, and for which adequate reserves have been established on the Interim Financial Statements in accordance with GAAP and do not otherwise constitute a breach of or an event of default under any lease; and (iii) any landlord’s lien and/or security interest securing the Company’s performance under any lease of real property.

“Permitted Cash Distributions” means distributions of Cash by the Company to its stockholders not exceeding $630,000 after the date of this Agreement.

“Person” means an individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, other entity or group (as group is defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

“Personal Information” means such term or like terms set forth in any Law that describes, covers or defines data that identifies or can be used to identify individuals or that is otherwise regulated, protected or covered by any Law.

“Proceeding” means any suit, action, proceeding, assessment, arbitration, audit, hearing or investigation (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Representative” means with respect to any Person, any director, officer or employee of such Person and any agent, consultant, legal, accounting, financial or other advisor or other representative authorized by such Person to advise, represent or act on behalf of such Person.

39

“Restricted Cash” means any cash deposits, cash in reserve accounts, cash escrow accounts, custodial cash and cash otherwise subject to any legal or contractual restriction on the ability to freely transfer or use such cash for any lawful purpose.

“Restricted Territory” means North America and Europe.

“Schedule(s)” means one or more schedule included in the Disclosure Schedule.

“Seller Environmental Liabilities” means any and all losses, claims, demands, liabilities, causes of action, damages, costs and expenses, fines or penalties (including without limitation attorney fees and other defense costs), known or unknown, foreseen or unforeseen, whether contingent or otherwise, fixed or absolute, present or future asserted against or incurred by the Company or Buyer arising out of or related to (a) any environmental condition first existing or occurring on or prior to the Closing Date or resulting from facts, circumstances or events first existing or occurring on or prior to the Closing Date, including without limitation, (i) the presence, disposal, discharge, release or other handling or management of, or exposure to, Hazardous Substances at, on, in or under any the Leased Real Property or property now or previously owned, operated, leased or otherwise used by the Company (including, for the avoidance of doubt, any post-Closing migration, movement or continuing discharge, disposal or release of, or exposure to, any Hazardous Substances first present, discharged, disposed or released on or prior to the Closing Date), or (ii) the off-site or on-site transportation, storage, treatment, recycling, other handling, discharge, disposal or release of Hazardous Substances by or on behalf of the Company or any Person under the Company’s or a Seller Party’s control; (b) any violation of, or liability under, any Environmental Law or any Environmental Permit first existing or occurring prior to the Closing Date (including without limitation costs and expenses incurred or required to bring the Leased Real Property, the Company or the Business into compliance with all applicable Environmental Laws and Environmental Permits and any fines, penalties and defense costs incurred by the Company or Buyer) with respect to the Company, the Business, the Leased Real Property or any property now or previously owned, operated, leased or otherwise used by the Company; or (c) any environmental condition or any violation of, or liability under, Environmental Laws or Environmental Permits with respect to the Leased Real Property that arise out of, relate to, or result from any acts or omissions of any Seller Party, their Affiliates or any other Person under their control after the Closing Date.

“Seller Prepaids” means the prorated amount of any expenses or other obligations of the Company (including but not limited to any expenses or obligations under the Leases) that have been paid by the Company prior to Closing with respect to periods of time after the Closing.

“Tax” means (i) any federal, state, local or non-U.S. income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, property taxes (real or personal), including unpaid property taxes, premium, windfall profits, environmental assessments, alternative or add-on minimum, custom duties, capital stock, profits, social security (or similar), unemployment, disability, estimated, or any other tax of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, whether disputed or not, and (ii) any obligation to indemnify or otherwise assume or succeed to any liability described in clause (i) hereof of any other Person whether by contract or under common law doctrine of de facto merger and successor liability or otherwise.

“Tax Return” means any return, report, information return or other document (including any related or supporting information or any amended return) filed or required to be filed with any Taxing Authority within the preceding three (3) years in connection with the determination, assessment, or collection of any Tax paid or payable by the Company or the administration of any laws, regulations, or administrative requirements relating to any such Tax.

“Transaction Expenses” means (without duplication), in each case to the extent outstanding as of the Closing and not included in the Indebtedness, (i) the collective amount payable by, or liabilities of the Company or the Seller Parties that were incurred by the Company or the Seller Parties (if any) to outside legal counsel, accountants, advisors, brokers and other Persons in connection with the transactions contemplated by this Agreement or otherwise arising by consummation of the transactions contemplated hereby, including 100% of the costs and expenses of obtaining any third party consents (including customer consents), 100% of the Transfer Taxes and other taxes, fees and charges described in Section 6.3, 100% of the filing fees incurred by the Company in connection with any filing by the Company with an Authority in connection with this transaction, and 50% of the fees and expenses in connection with engaging the Escrow Agent in respect of the Escrow Agreement, and (ii) except for the Accrued PTO, all liabilities of the Company under or in connection with any severance arrangements, stay bonuses, incentive bonuses, transaction bonuses, termination and change of control arrangements, and similar obligations that are triggered in whole or in part by the consummation of the transactions contemplated by this Agreement (including all related Taxes, including the employer’s share of any payroll Taxes attributable to such amounts and any amounts payable pursuant to Section 280G of the Code (or any corresponding provision of Law) or to offset or gross-up any Person for any excise Taxes, income Taxes or other Taxes related to the foregoing items).

40

9.2 Other Definitions. Each of the following terms is defined in the Section set forth opposite such term:

Accounts Receivable	3.10(a)
Agreement	Recitals
Arbiter	1.3(e)
Base Amount	1.2(a)
Benefit Plans	3.16
Buyer	Recitals
Cap	7.2(c)
Closing	2.1
Closing Date	2.1
Closing Statement	1.3(b)
Company	Recitals
Company Shares	Recitals
Confidential Information	5.1
Downward Adjustment Amount	1.3(f)(i)
Effective Time	2.1
Engbers Employment Agreement	2.3(b)(iv)
Environmental Documents	3.15(f)
Environmental Permits	3.15(a)
Equipment Lease	3.8(a)
Escrow Amount	1.2(b)
Escrow Account	1.2(b)
Escrow Release Date	7.7
Estimated Closing Statement	1.3(a)
Final Amount	1.3(e)
Financial Statements	3.6
Fundamental Representations	7.1
Healey Employment Agreement	2.3(b)(v)
Indemnified Party	7.3(a)
Indemnified Taxes	6.1
Indemnifying Party	7.3(a)
Intellectual Property	3.11(a)
Interim Financial Statement	3.6
IT Systems	3.11(b)
Leased Property	3.9(b)
Leases	3.9(b)
Litigation	3.13
Litigation Conditions	8.4
Material Contracts	3.12
Material Owned Intellectual Property	3.11
Nelson Consulting Agreement	2.3(b)(vii)
Non-Compete Period	5.7(a)
Notice of Disagreement	1.3(d)
Outside Date	2.1
Permits	3.14
Pre-Closing Tax Period	6.1
Releasee	7.10
Seller	Recitals
Seller Parties	Recitals
Significant Customer	3.24
Soat Employment Agreement	2.3(b)(vi)
Straddle Period	6.2
Taxing Authority	3.17(a)
Third Party Claim	7.3(a)
Threshold	7.2(c)
Transfer Taxes	6.3
Upward Adjustment Amount	1.3(f)(ii)

[Signature page follows.]

41

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

INFINITE GROUP, INC.

By:	/s/ James Villa
Name:	James Villa
Title:	Chief Executive Officer

PRATUM, INC.

By:	/s/ David A. Nelson, Jr.
Name:	David A. Nelson, Jr.
Title:	CEO

DAVID A NELSON, JR. LIVING TRUST

By:	/s/ David A. Nelson, Jr.
David A. Nelson, Jr., Trustee

/s/ David A. Nelson, Jr.
David A. Nelson, Jr.

[Stock Purchase Agreement]

42

Exhibit A

Form of Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement dated this ___ day of _____, 2022 (the “Escrow Agreement”), is entered into by and among Infinite Group, Inc., a Delaware corporation (“Buyer”), David A. Nelson, Jr. Living Trust, an Iowa trust (“Seller”, and together with Buyer, the “Parties”, and individually, a “Party”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent (“Escrow Agent”).

RECITALS

A. Buyer and Seller have entered into that certain Stock Purchase Agreement, dated January 31, 2022, by and between Buyer, Seller, and David A. Nelson, Jr. (the “Purchase Agreement”). The Purchase Agreement obligates Buyer to deposit $500,000 in an escrow account for an establishment of an escrow fund for the purposes of securing a post-closing adjustment and other obligations of Buyer and Seller.

B. Buyer agrees to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

C. Schedule I to this Agreement sets forth the wire transfer instructions for the Buyer and Seller.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Property. Upon execution hereof, Buyer shall deliver to the Escrow Agent the amount of $500,000 (the “Escrow Property”) in immediately available funds. The Escrow Property shall remain un-invested.

Section 1.2. Disbursements. The Escrow Agent shall disburse the Escrow Property as follows:

(a) In accordance with joint written instructions from the Parties in the form of Exhibit A to this Escrow Agreement (“Joint Instructions”).

(b) In accordance with a final, non-appealable order issued by a court of competent jurisdiction (a “Final Order”) as to the disposition of all or a portion of the Escrow Property and attached to a written instruction from an Authorized Representative of the instructing Party given to effectuate such Final Order. Escrow Agent shall be entitled conclusively to rely upon any such instruction and shall have no responsibility to review the Final Order to which such instruction refers or to make any determination as to whether such Final Order is final and non-appealable. The instructing Party shall simultaneously provide a copy of any Final Order and written instructions to the other Party.

43

(c) On the first Business Day after the Escrow Release Date1 (as such term is defined in the Purchase Agreement), each of Buyer and Seller shall jointly instruct the Escrow Agent in accordance with Joint Instructions to release all Escrow Property (to the extent not previously disbursed in accordance with Article VII of the Purchase Agreement) to Seller by wire transfer of immediately available funds, provided, however, that if there are any pending but unresolved claims for indemnification pursuant to Article VII of the Purchase Agreement as of the Escrow Release Date, then Buyer and Seller shall not issue any Joint Instructions pursuant to Section 7.7 of the Purchase Agreement until each of such claims has been finally resolved by (i) Joint Instructions or (ii) a Final Order (accompanied by a written instruction).

(d) Notwithstanding anything to the contrary, Escrow Agent shall disburse the Escrow Property pursuant to any other Joint Instructions within two (2) Business Days after Escrow Agent’s receipt thereof.

(e) In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.

 (f) The Escrow Agent shall comply with judgments or orders issued or process entered by any court with respect to the Escrow Property, including without limitation any attachment, levy or garnishment, without any obligation to determine such court's jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent reasonably complies with any such judgment, order or process, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

 (g) The Escrow Agent will furnish monthly statements to the Parties setting forth the activity in the Account.

_____________________

1 HSE Note: Such date to be 6 months after the date of this Agreement.

44

Section 1.3. Security Procedure for Funds Transfer. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement. The Escrow Agent shall follow internal policies and procedures when confirming the validity or authenticity of funds transfer instructions received in the name of the Parties, which may include a callback to one or more of the authorized individuals evidenced in Exhibit B-1 and Exhibit B-2. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only in writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or Exhibit B-2 or a rescission of an existing Exhibit B-1 or Exhibit B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Parties. The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.4. Income Tax Allocation and Reporting. With respect to any payments made under this Escrow Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting. The Escrow Agent’s function of making such payments is solely ministerial and upon express direction of the Parties.

Section 1.5. Termination. Upon the disbursement of all of the Escrow Property, this Escrow Agreement shall automatically terminate and be of no further force and effect.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, including but not limited to the Purchase Agreement, instrument, or document other than this Escrow Agreement, whether or not a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

45

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the reasonable advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all undisputed, reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care.

Section 2.3. Reliance. The Escrow Agent shall not be liable for any action reasonably taken or not taken by it in accordance with the written direction or consent of the Parties or their respective agents, representatives, successors, or assigns in furtherance of its obligations under this Agreement. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. The Parties hereby agree, jointly and severally, to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of Sections 3.1 and 3.4 hereto shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

46

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid one-half by Buyer and one-half by Seller. The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable costs and expenses, including attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its undisputed unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall be fully protected and may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a Joint Instruction directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or Joint Instruction, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Parties hereto further agree to pursue any redress or recourse in connection with such dispute without making the Escrow Agent a party to the same. The Escrow Agent shall be entitled to act on any such Joint Instruction, court order, or arbitration decision without further question, inquiry, or consent.

47

Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9 No Financial Obligation. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

48

ARTICLE 4
MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2. Definition of Business Day. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York are authorized or obligated by law, regulation or executive order to remain closed.

Section 4.3. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.4. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) by email with a pdf attachment, (ii) by overnight delivery with a reputable national overnight delivery service, or (ii) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Buyer:

Infinite Group, Inc.

175 Sully’s Trail, #202

Pittsford, New York 14534

Attention: Richard Glickman

Telephone: [REDACTED]

Facsimile: [REDACTED]

Email: [REDACTED]

49

If to Seller:

c/o David A. Nelson, Jr.

2734 NE 96th Place

Ankeny, Iowa 50021

Attention:

Telephone: [REDACTED]

Facsimile: [REDACTED]

Email: [REDACTED]

If to the Escrow Agent:

Wilmington Trust, National Association

50 South 6th Street. STE 1290

Minneapolis, MN 55402

Attn: Marcus Farmer

Telephone: [REDACTED]

Email: [REDACTED]

Section 4.5. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in Monroe County, New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 4.6. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.7. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent. All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, modification or supplement shall be payable by the Parties.

Section 4.8. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

50

Section 4.9. Severability. If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Agreement will continue in full force and effect.

Section 4.10. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.11. Counterparts. This Escrow Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts (including by means of telecopied or PDF signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

Section 4.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

[The remainder of this page left intentionally blank.]

51

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

INFINITE GROUP, INC.

By:
Name:
Title:

DAVID A. NELSON, JR. LIVING TRUST

By:
Name:	David A. Nelson, Jr.
Title:	Trustee

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

52

Schedule I

Wire Transfer Instructions

[REDACTED]

53

EXHIBIT A

FORM OF JOINT INSTRUCTIONS

Wilmington Trust National Association

50 South 6th Street. STE 1290

Minneapolis, MN 55402

Attn: Marcus Farmer

Telephone: (612) 217-5689

Email: mfarmer@wilmingtontrust.com

[Date]

Re: Infinite Group, Inc. and David A. Nelson, Jr. Living Trust – Escrow Agreement dated _____ __, 2022

Escrow Account no. [    ]

Dear Sir/Madam:

We refer to an escrow agreement dated _____ __, 2022 among Infinite Group, Inc. (“Buyer”) and David A. Nelson, Jr. Living Trust (“Seller”) and Wilmington Trust National Association, as Escrow Agent (the “Escrow Agreement”).

Capitalized terms in this letter that are not otherwise defined shall have the same meaning given to them in the Escrow Agreement.

Pursuant to Section [__] of the Escrow Agreement, the Parties instruct Escrow Agent to release the Escrow Property, or the portion specified below, to the specified party as instructed below.

[REDACTED]

BUYER:

INFINITE GROUP, INC.

By:
Name:
Title:
Date:

54

SELLER:

DAVID A. NELSON, JR. LIVING TRUST

By:
Name:	David A. Nelson, Jr.
Title:	Trustee

55

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF BUYER

Infinite Group, Inc. (the “Buyer”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit B-1 is attached, on behalf of the Buyer.

[REDACTED]

COMPLETE BELOW TO UPDATE EXHIBIT B-1

If Buyer wishes to update this Exhibit B-1, Buyer must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-1 with such changes. Any updated Exhibit B-1 shall be effective once signed by Buyer and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-1 to this Agreement.

INFINITE GROUP, INC.

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

56

EXHIBIT B-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF SELLER

David A. Nelson, Jr. Living Trust (the “Seller”) designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit B-2 is attached, on behalf of the Seller.

[REDACTED]

COMPLETE BELOW TO UPDATE EXHIBIT B-2

If Seller wishes to update this Exhibit B-2, Seller must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-2 with such changes. Any updated Exhibit B-2 shall be effective once signed by Seller and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-2 to this Agreement.

DAVID A. NELSON, JR. LIVING TRUST

By:
Name:	David A. Nelson, Jr.
Title:	Trustee
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

57

Exhibit C

Fees of Escrow Agent

Acceptance Fee:	[REDACTED]

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). Acceptance Fee payable at time of Escrow Agreement execution

Escrow Agent Administration Fee (one-time):	[REDACTED]

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Wilmington Trust’s fee is based on the following assumptions:

•	Number of Escrow Accounts to be established: one (1)
•	Number of Deposits to Escrow Account(s): Not more than three (3)
•	Number of Withdrawals from Escrow Fund(s): Not more than ten (10)

Out-of-Pocket Expenses:	Billed At Cost

58

Exhibit B

Form of Engbers Employment Agreement

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is effective as of [Date] (the “Commencement Date”) between Jordan Engbers, an individual residing at [REDACTED] (“Executive”) and Pratum, Inc., an Iowa corporation having an office at 1551 SW Prairie Trail Parkway, Ankeny, Iowa 50023 (“Company”).

WHEREAS, in connection with and contingent upon the closing of that certain Stock Purchase Agreement (the “Transaction”) between Infinite Group, Inc., a Delaware corporation (“Buyer”), the David A. Nelson, Jr. Living Trust (“Seller”), and David A. Nelson, Jr., Company desires to enter into this Agreement with Executive to update and memorialize the terms of the continued employment of Executive, on the terms and subject to the conditions of this Agreement; and

WHEREAS, in connection with such continued employment and the Transaction, Executive will be provided with and maintain access to trade secrets, proprietary information and other confidential information regarding Company and its parents, subsidiaries and affiliates, including Buyer (collectively with Company, “Company Parties”), which Company desires to protect.

NOW, THEREFORE, in consideration of the promises and the consideration stated in this Agreement, the parties hereby agree as follows:

1. Employment.

a. Position and Duties. Subject to the terms and conditions of this Agreement and the closing of the Transaction, commencing on the Commencement Date, Company shall continue to employ Executive, and Executive shall accept continued employment with Company as President of Company. Executive shall report directly to the Board of Directors of Company (the “Board”). Executive's usual place of work will be at Company’s offices located at 1551 SW Prairie Trail Parkway, Ankeny, Iowa 50023 or at any other location nominated by the Board from time to time in accordance with business need. The period of Executive’s employment hereunder is referred to as the “Employment Period.” The twelve (12) month period following the Commencement Date shall be referred to as the “Initial Period.” Company shall provide to Executive such space, materials, supplies and support staff as is reasonably required for Executive to perform Executive’s duties under this Agreement.

b. Best Efforts; No Conflict of Interest. While employed by Company, Executive shall devote Executive’s best efforts and full business time, attention and energies (except for permitted vacation periods and periods of illness) commensurate with Executive’s titles and responsibilities to the business and affairs of Company and other Company Parties. Executive agrees that during Executive’s employment Executive will not engage, either directly or indirectly, in any activity which might adversely affect Company or its affiliates, including (i) ownership of a material interest of any entity with which any Company Party does business, (ii) accepting any material payment, or other benefit, from any entity with which any Company Party does business, (iii) ownership of a material interest of any entity that engages in activities that are competitive with the business of any Company Party; or (iv) accepting any material payment, or other benefit, from any entity that engages in activities that are competitive with the business of any Company Party (each a “Conflict of Interest”). Executive agrees to promptly inform the Board of any incident when any such Conflict of Interest becomes foreseeable and of any other facts of which Executive becomes aware which might, in Executive’s good faith judgment, reasonably be expected to involve or give rise to a Conflict of Interest or potential Conflict of Interest.

59

c. Policies. Executive’s employment is subject to the provisions of any employee handbook or manual or other set of employment policies, terms or conditions (“Employee Policy”) that is now or hereafter adopted by Company, effective immediately on adoption, and as amended and supplemented from time to time effective immediately on amendment or supplementation, with the sole exception that any provisions of this Agreement that conflict directly with any such Employee Policy shall prevail.

2. Compensation and Benefits.

a. Annual Base Salary and Benefits. Beginning on the Commencement Date and during the Employment Period, Company will pay Executive as total base compensation for Executive’s services an annual salary of [REDACTED] per year (the “Annual Base Salary”). The Board will review and, at its complete discretion, adjust the Annual Base Salary on an annual basis. Notwithstanding the foregoing, if the Board determines that Executive has met the First Year Targets (defined in Section 2.c), then the Annual Base Salary shall increase to [REDACTED] per year. The Annual Base Salary will be paid in regular installments in accordance with Company’s normal payroll practices. Executive shall be eligible to participate in Company benefit plans, which may be amended from time to time, in accordance with their terms and conditions.

b. Quarterly Bonus Eligibility. Executive shall be eligible to participate in a Company Quarterly Bonus Program under which Executive will be eligible to receive bonus payments based on Company performance as a percentage of revenue and earnings targets. Terms and conditions of the Quarterly Bonus Program will be provided under separate program documents, which Company may amend at its discretion.

c. Stock Options. Upon the Commencement Date, subject to approval by the Board, Executive will be granted stock options pursuant and subject to the Infinite Group, Inc. 2021 Equity Incentive Plan (the “Plan”) to purchase [REDACTED] shares of the Buyer’s common stock with a purchased price per share equal to the fair market value on the date of grant pursuant to a Stock Option Award Agreement. All such options shall vest immediately upon the date of such grant. During the Initial Period, the Board shall provide Executive with certain revenue, earnings and performance targets (the “First Year Targets”). Upon the conclusion of the Initial Period, if the Board determines that Executive has met the First Year Targets, Executive shall be granted stock options to purchase an additional [REDACTED] shares of the Buyer’s common stock with a purchased price per share equal to the fair market value on the date of grant pursuant and subject to a Stock Option Award Agreement and the Plan.

d. Withholdings. All forms of compensation referred to in this Agreement, including the Annual Base Salary, are subject to applicable withholding and payroll taxes.

e. Expense Reimbursement. While employed under this Agreement, Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by Executive in carrying out Executive’s duties under this Agreement, in accordance with the policies, practices and procedures of Company (including any policies concerning submission of expense reports, receipts and similar documentation of such expenses).

60

3. Confidential Information.

a. Acknowledgement. Executive acknowledges that: (i) the Confidential Information (as hereinafter defined) is a valuable, special, and unique asset of Company Parties, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to Company Parties; (ii) Executive is in a position of trust and subject to a duty of loyalty to Company Parties, (iii) by reason of Executive’s employment and service to Company, Company agrees to provide Executive with the Confidential Information and continue access to the Confidential Information during the Employment Period, (iv) in connection with the Transaction, Executive will be granted access to new Confidential Information to which Executive did not previously have access; and (iv) Executive would be unable to perform the required duties if Executive’s position with access to the Confidential Information. Executive, therefore, acknowledges that it is in Company’s legitimate business interest to restrict Executive’s disclosure or use of Confidential Information for any purpose other than in connection with Executive’s performance of Executive’s duties for Company, and to limit any potential misappropriation of such Confidential Information by Executive.

b. Protection of Confidential Information. Executive will not disclose or use at any time, either during the Employment Period or any time thereafter, any Confidential Information (as hereinafter defined) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive’s performance in good faith of duties assigned to Executive by Company or has been expressly authorized by the Board; provided, however, that this sentence shall not be deemed to prohibit Executive from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that (i) Executive agrees to provide Company with prompt written notice of any such Order and to assist any Company Party, at Company’s expense, in asserting any legal challenges to or appeals of such Order that any Company Party in its sole discretion pursues, and (ii) in complying with any such Order, Executive shall limit disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and theft. Executive shall deliver to Company at the conclusion of the Employment Period, or at any time Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of Company Parties which Executive may then possess or have under Executive’s control.

c. Definition. As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public (including the existence and content of this Agreement) and that is used, developed, or obtained by Company Parties in connection with their business, including, but not limited to, information, observations, and data obtained by Executive while employed by Company or any predecessors or affiliates thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of Company Parties (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and all information with respect to such Persons) and customer or client lists, (xiii) suppliers (and all information with respect to such Persons) or supplier lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology, and trade secrets, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that is generally known to those in Company Parties’ industries, or that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination; provided that the individual published portions shall not be Confidential Information.

61

d. Defend Trade Secrets Act Notice. Executive is hereby notified that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If an individual files a lawsuit for retaliation for reporting a suspected violation of law then the individual may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if the individual: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

4. Ownership of Intellectual Property.

a. Property. Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment, and all similar or related information and materials (whether patentable or unpatentable) (collectively, “Inventions”) which relate to Company Parties’ actual business, research and development, or existing or future products that are the subject of written plans or services or those anticipated by written plans and which are conceived, developed, or made by Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) while employed by Company (including, if applicable, those conceived, developed, or made during Executive’s employment with any Company Party prior to the date of this Agreement) together with all patent applications, letters patent, trademark, brands, tradename and service mark applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), belong in all instances to Company or applicable Company Party. Executive will promptly disclose such Work Product to Company and perform all actions reasonably requested by Company (whether during or after the Term) to establish and confirm Company’s or applicable Company Party’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney, and other instruments) and to provide reasonable assistance to Company or applicable Company Party’s (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, brands, trade names, service marks, or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States and that to the extent Work Product constitutes works for hire, the Work Product is the exclusive property of Company or applicable Company Party, and all right, title, and interest in the Work Product vests in Company or applicable Company Party. To the extent Work Product is not works for hire, the Work Product, and all of Executive’s right, title, and interest in Work Product, including without limitation every priority right, is hereby assigned to Company or applicable Company Party by Executive.

62

b. Cooperation. Executive shall, during the Term and at any time thereafter, assist and cooperate fully with Company or applicable Company Party in obtaining for Company or applicable Company Party the grant of letters patent, copyrights, and any other intellectual property rights relating to the Work Product in the United States, Canada and/or such other countries as Company may designate. With respect to Work Product, Executive shall, during the Term and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to Company or applicable Company Party and take all such other appropriate lawful actions as Company requests that are necessary to establish Company’s or applicable Company Party’s ownership of such Work Product. Executive will not assert or make a claim of ownership of any Work Product, and Executive will not file any applications for patents or copyright or trademark registration relating to any Work Product.

c. No Designation as Inventor; Waiver of Moral Rights. Executive agrees that Company or applicable Company Party shall not be required to designate Executive as the inventor or author of any Work Product. Executive hereby irrevocably and unconditionally waives and releases, to the extent permitted by applicable law, all of Executive’s rights to such designation and any rights concerning future modifications to any Work Product. To the extent permitted by applicable law, Executive hereby waives all claims to moral rights in and to any Work Product.

d. Pre-Existing and Third-Party Materials. Executive will not, in the course of employment with Company, incorporate into or in any way use in creating any Work Product any pre-existing invention, improvement, development, concept, discovery, works, or other proprietary right or information owned by Executive or in which Executive has an interest without Company’s prior written permission. Executive hereby grants Company and all Company Parties a nonexclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use, sell, copy, and distribute, and to use or exploit in any way and in any medium, whether or not now known or existing, such item as part of or in connection with such Work Product. Executive will not incorporate any invention, improvement, development, concept, discovery, intellectual property, or other proprietary information owned by any party other than Executive into any Work Product without Company’s prior written permission.

e. Attorney-in-Fact. Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and on Executive’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark, and mask work registrations with the same legal force and effect as if executed by Executive, if Company is unable, because of Executive’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Executive’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademark registrations covering the Work Product owned by Company or applicable Company Party pursuant to this Section.

5. Term and Termination of Employment.

a. Term and Termination. The term of Executive’s employment shall begin on the Commencement Date and continue on an “at-will” basis until terminated by Company or by Executive. Company or Executive may terminate Executive’s employment for any or no reason by written notice to the other setting forth the intended termination date. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s “at-will” employment with Company.

63

b. Severance Payment Upon Termination Without Cause During Initial Period. Notwithstanding Section 5.a, in the event that Company terminates Executive’s employment during the Initial Period without Cause (defined below), then Company shall pay Executive severance in an amount equal to greater of (1) the Annual Base Salary that Executive otherwise would have received for the remainder of the Initial Period, or (2) sixty (60) days of the Annual Base Salary (the “Severance Payment”); provided, however, Company’s obligation to provide the Severance Payment is subject to Executive (i) executing and delivering to Company a valid and customary general release of claims in form and substance reasonably requested by Company (the “Severance Release”) within twenty-one (21) days after Executive’s receipt of the Severance Release (which shall occur no later than the employment termination date), (ii) not revoking such Severance Release, and (iii) returning all Company property (e.g., laptop, phone, etc.), documents (paper, electronic or otherwise) and information, including all Confidential Information, to Company. The Severance Payment shall be made in a lump sum, less applicable deductions and withholdings, on the Company’s next pay date following the effective date of the Severance Release, and in all cases within sixty (60) days of the effective date of the Severance Release. Company may cease providing the Severance Payment and recover all previously paid portions of the Severance Payment should a court determine that Executive materially breach this Agreement, including any breach of Section 6. Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under this Section.

c. Other Payments Upon Termination. Upon the termination of Executive’s employment for any reason, Company shall (i) pay Executive the Annual Base Salary through the Termination Date, (ii) in accordance with its standard practices, reimburse Executive for any unreimbursed business expenses payable pursuant to Section 2.d above, (iii) pay Executive any earned but unpaid bonus (but not any pro-rata portion for any current bonus period) under Company’s applicable bonus plans; and (iv) provide any other applicable statutory entitlements under applicable law, and except for the Severance Payment pursuant to Section 5.b. above if appliable, Company shall have no further obligations under this Agreement or otherwise to provide Executive with additional compensation or benefits of any kind. Upon termination of employment, Executive shall not be eligible to participate in any Company Party benefit plan except as required by law or permitted under COBRA (or similar law). Executive understands and agrees that Executive shall not receive the Severance Payment if Executive resigns for any reason, Executive’s employment is terminated for Cause during the Initial Period, Executive’s employment is terminated for any reason following the Initial Period, or is terminated due to Executive’s death.

d. Resignation from Board(s) and Other Office(s). In the event that Executive is serving as an employee, officer or a member of the board of directors (or similar position) of any Company Party at the conclusion of the Employment Period, Executive shall be deemed to have resigned voluntarily from any such employment, office or board (and any committee of such board) upon the effective date of termination of Executive’s employment, and Executive’s signature on this Agreement shall, without the need to any further action, constitute Executive’s resignation from such employment, office, board or committee.

64

e. Post-Termination Cooperation. From and after the termination of the Employment Period, Executive shall provide Executive’s reasonable cooperation in connection with (i) the transition of Executive’s duties for a period of no more than sixty (60) calendar days following the Employment Period and (ii) any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder; provided, that Company shall reimburse Executive for Executive’s reasonable costs and expenses in connection with such cooperation, and, the Company shall pay Executive for all required time at an hourly rate equal to Executive’s Annual Base Salary at the time of termination divided by 2080.

f. Definition. For the purposes of this Agreement, “Cause” means (i) Executive’s arrest for or conviction of any crime other than minor traffic offenses or similar citations, (ii) Executive’s commission of an act which amounts to fraud, embezzlement, misrepresentation, harassment, discrimination, or other unlawful act, (iii) any failure by Executive (other than as a result of disability) to observe or perform any of Executive’s material duties or undertakings consistent with Executive’s position(s) with Company in accordance with this Agreement, any other material violation by Executive of any provision of this Agreement or any Employee Policy, where such failure or violation is not reasonably capable of being cured or, if any such failure or violation is reasonably capable of being cured, is not cured within thirty (30) days after written notice from the Board of the failure or violation, or (iv) the engaging by Executive in conduct that results in material injury to any Company Party, monetarily or otherwise (including its reputation), or the engaging by Executive in conduct constituting gross negligence or willful misconduct that is or Executive reasonably should know is likely to result in material injury to any Company Party, monetarily or otherwise (including its reputation).

6. Restrictive Covenants.

a. Non-Solicitation; No Hire. In consideration of this Agreement and the Confidential Information to which Executive will be provided access, Executive agrees that during the Employment Period, and for a period of twelve (12) months immediately following the termination of the Employment Period for any reason, whether with or without cause, Executive shall not either directly or indirectly, as principal, agent, employee, consultant, officer, director, stockholder, lender or in any other capacity:

 i. Contact, solicit, induce or recruit any of any Company Party’s employees, consultants, independent contractors or agents with whom executive had material contact or about whom Executive learned or acquired Confidential Information during or as a result of Executive’s employment with the intention or effect of encouraging such party to terminate, reduce or otherwise adversely change its employment, engagement, agency or other relationship, as applicable, with any Company Party, or attempt to hire, contact, solicit, induce, recruit or take away employees, consultants, independent contractors or agents of any Company Party, either for himself or for any other Person; or

 ii. Contact, solicit, negotiate with or accept business from any current, past or potential investors, investees, licensors, licensees, clients, customers, suppliers, franchisors or franchisees of any Company Party with whom executive had material contact or about whom Executive learned or acquired Confidential Information during or as a result of Executive’s employment with the intention or effect of encouraging such party to terminate, reduce the volume of its business with or otherwise adversely change its relationship with, any Company Party or to place elsewhere any portion of its business which could be served by any Company Party.

65

b. Non-Competition. In consideration of this Agreement and the Confidential Information to which Executive will be provided access, Executive agrees that during the Employment Period, and for a period of six (6) months immediately following the termination of the Employment Period for any reason, whether with or without Cause, engage in any Competitive Activity. “Competitive Activity” shall mean, in New York or any other state or Canadian province in which any Company Party does business at the time of termination of the Employment Period, and in each and every similar state or province where any Company Party intends to conduct business (as it expresses such intent in the written strategic plan developed by a Company Party in effect immediately prior to termination of the Employment Period), expressly excluding the state of Iowa, being engaged in the business of providing penetration testing services, digital forensics services, incident response services, information security risk assessments, Extended Detection and Response (XDR) (or similar) services, vCISO (or similar) services and/or general consulting services with respect to the foregoing; provided, however, that Executive may make and retain investments, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded entity engaged in Competitive Activity if the stock of such entity is either listed on a national stock exchange or on any NASDAQ market.

c. Non-Disparagement. During and at all times after the Employment Period, Executive shall not make any negative, disparaging, detrimental or derogatory remarks or statements (written, oral, telephonic, electronic, or by any other method) about any Company Party or any of their respective owners, partners, managers, directors, officers or employees, including, without limitation, any remarks or statements that would adversely affect in any material manner (i) the conduct of Company Parties’ business, or (ii) the business reputation or relationships of Company Parties and/or any of their past or present officers, directors, agents, employees, attorneys, successors and assigns.

d. Acknowledgements. Executive acknowledges and agrees that strict enforcement of the terms of this Agreement is necessary for the purpose of ensuring the preservation, protection and continuity of the Confidential Information, business, trade secrets and goodwill of Company and that, in furtherance of such purpose, the prohibition against competition imposed by this Section 6 is narrow, reasonable and fair. Executive further acknowledges and agrees that, given Executive’s experience, knowledge and skills, substantial opportunities for employment outside of the areas restricted by this Agreement are and will remain available to Executive and the restrictions contained herein shall not place an undue burden on Executive, economically or otherwise. If any part of this Section 6 is adjudged by a court of competent jurisdiction or other tribunal asked to enforce it to exceed any lawfully permissible or reasonable limitations as to time, scope, geographic area or other aspects, then, in addition to all rights and remedies provided by applicable law, the parties agree that: (i) this Agreement shall be reformed and modified to extend only to the maximum time, scope, geographic area or other limitations permitted by applicable law; (ii) that such reformation may be made in and at any stage of, any legal proceeding, including, without limitation, at, or prior to the entry or enforcement of a temporary restraining order, temporary injunction or other ancillary proceeding; (iii) that the court or other tribunal shall have the full power and authority to so reform this Agreement at any such proceeding, and (iv) if so reformed, such reformation shall automatically relate back to, and be effective as of, the original date of execution of this Agreement, and such Agreement, as reformed, may be enforced by such court or other tribunal by entry of a temporary restraining order, temporary injunction or other equitable or ancillary order. In the event Executive engages in conduct in violation of any covenants in this Section, the applicable restricted period shall be extended for a period of time equal to the time in which Executive engaged in such activity prohibited by this Agreement.

66

7. General Provisions.

a. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter herein and supersedes any prior employment agreement or offer letter between Executive and Company. No representation, promise, inducement or statement of intention has been made by or on behalf of any party hereto, or any related party, that is not set forth in this Agreement or the documents referred to herein. This Agreement may be amended only by a written instrument specifically stating that it amends this Agreement executed by the parties hereto. Executive hereby acknowledges and represents that Executive has had the opportunity to consult with independent legal counsel or other advisor of Executive’s choice and has done so regarding Executive’s rights and obligations under this Agreement, that Executive is entering into this Agreement knowingly, voluntarily, and of Executive’s own free will, that Executive is relying on Executive’s own judgment in doing so, and that Executive fully understands the terms and conditions contained herein. Executive represents and acknowledges that Executive is not subject to any other agreements, understandings, covenants or restrictions that could prohibit or interfere in any way with Executive from entering into and fully complying with this Agreement.

b. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Company and its successors and assigns including, without limitation, a successor to the business or assets of Company by way of asset sale, merger or otherwise). The terms and provi-sions of this Agreement shall be binding on and inure to the benefit of Executive and Executive’s legal representatives, but Executive’s obligations hereunder shall not be assignable (and any attempted assignment by Executive shall be null and void).

c. Enforcement. Any party to the agreement may resort to a court of equity to enforce Sections 3, 4 or 6 of this Agreement by temporary and/or permanent injunctive relief and/or restraining order or such other legal and equitable remedies as may be appropriate, in addition to any other remedy at law and shall not be required to post a bond in any such action or proceeding. This Section, along with Sections 3, 4, 5 and 6 shall survive the termination of the Employment Period and this Agreement.

d. Waiver. The failure of any party at any time or from time to time to require performance of any other party’s obliga-tions under this Agreement shall in no manner affect such party’s right to enforce any provision of this Agreement at a subsequent time, and the waiver by any party of any right aris-ing out of any breach shall not be construed as a waiver of any right arising out of any other or subsequent breach.

e. Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

f. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing (including via e-mail) and shall be deemed to have been duly given: (i) upon hand delivery; (ii) on the first (1st) day following delivery to a nationally recognized United States overnight courier service, fee prepaid; or (iii) upon the transmission of an e-mail to an e-mail address for the other party, which has been previously used to communicate between the parties. Any such notice or communication shall be directed to a party at its address set forth above or at such other address as may be designated by the party in a notice given to all other parties hereto in accordance with the provisions of this Section.

67

g. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to conflict of laws principles. Any litigation involving this Agreement shall be adjudicated in a federal or state court with jurisdiction located in Monroe County, New York and the parties irrevocably consent to the personal jurisdiction and venue of such court.

EXECUTIVE ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, EXECUTIVE IS WAIVING ANY RIGHT THAT EXECUTIVE MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

h. Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or .PDF copy), each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i. Headings. The Section headings contained in this Agreement are for convenient reference only and shall not in any way af-fect the meaning or interpretation of this Agreement.

j. Section 409A. The compensation and benefits provided under this Agreement are intended to qualify for an exemption from or to comply with the requirements of Section 409A of the US Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance issued thereunder (collectively, “Section 409A”), so as to prevent the inclusion in gross income of any compensation or benefits accrued hereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to Executive, and this Agreement shall be administered and interpreted consistent with such intention. In particular, any Total Shareholder Return Bonus is intended to qualify for the short-term deferral exception to Section 409A described in Section 1.409A-1(b)(4) of the US Treasury Regulations. The preceding provision, however, shall not be construed as a guarantee by Company of any particular tax effect to Executive under this Agreement. Company shall not be liable to Executive for any payment made under this Agreement that is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A. References to “termination of employment” and similar terms used in this Agreement mean, to the extent necessary to comply with or qualify for an exception from Section 409A, the date that Executive first incurs a “separation from service” within the meaning of Section 409A. To the extent any reimbursement provided under this Agreement is includable in Executive’s income, such reimbursements shall be paid to Executive not later than December 31st of the year following the year in which Executive incurs the expense and the amount of reimbursable expenses provided in one year shall not increase or decrease the amount of reimbursable expenses to be provided in a subsequent year. Notwithstanding anything in this Agreement to the contrary, if at the time of Executive’s separation from service with Company, Executive is a “specified employee” as defined in Section 409A, and any payment payable under this Agreement as a result of such separation from service is required to be delayed by six months pursuant to Section 409A, then Company will make such payment on the date that is six months and one day following Executive’s separation from service with Company. The amount of such payment will equal the sum of the payments that would have been paid to Executive during the six-month period immediately following Executive’s separation from service had the payment commenced as of such date. Each payment under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A.

[Signature Page to Employment Agreement Follows]

68

[Signature Page to Employment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Pratum, Inc.

By:
Name:
Title:

Name:	Jordan Engbers

69

Exhibit C

Form of Healey Employment Agreement

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is effective as of [Date] (the “Commencement Date”) between Steve Healey, an individual residing at [REDACTED] (“Executive”) and Pratum, Inc., an Iowa corporation having an office at 1551 SW Prairie Trail Parkway, Ankeny, Iowa 50023 (“Company”).

WHEREAS, in connection with and contingent upon the closing of that certain Stock Purchase Agreement (the “Transaction”) between Infinite Group, Inc., a Delaware corporation (“Buyer”), the David A. Nelson, Jr. Living Trust (“Seller”), and David A. Nelson, Jr., Company desires to enter into this Agreement with Executive to update and memorialize the terms of the continued employment of Executive, on the terms and subject to the conditions of this Agreement; and

WHEREAS, in connection with such continued employment and the Transaction, Executive will be provided with and maintain access to trade secrets, proprietary information and other confidential information regarding Company and its parents, subsidiaries and affiliates, including Buyer (collectively with Company, “Company Parties”), which Company desires to protect.

NOW, THEREFORE, in consideration of the promises and the consideration stated in this Agreement, the parties hereby agree as follows:

1. Employment.

a. Position and Duties. Subject to the terms and conditions of this Agreement and the closing of the Transaction, commencing on the Commencement Date, Company shall continue to employ Executive, and Executive shall accept continued employment with Company as Chief Technology Officer of Company. Executive shall report directly to the President of the Company (the “President”). Executive's usual place of work will be at Company’s offices located at 1551 SW Prairie Trail Parkway, Ankeny, Iowa 50023 or at any other location nominated by the President from time to time in accordance with business need. The period of Executive’s employment hereunder is referred to as the “Employment Period.” The twelve (12) month period following the Commencement Date shall be referred to as the “Initial Period.” Company shall provide to Executive such space, materials, supplies and support staff as is reasonably required for Executive to perform Executive’s duties under this Agreement.

b. Best Efforts; No Conflict of Interest. While employed by Company, Executive shall devote Executive’s best efforts and full business time, attention and energies (except for permitted vacation periods and periods of illness) commensurate with Executive’s titles and responsibilities to the business and affairs of Company and other Company Parties. Executive agrees that during Executive’s employment Executive will not engage, either directly or indirectly, in any activity which might adversely affect Company or its affiliates, including (i) ownership of a material interest of any entity with which any Company Party does business, (ii) accepting any material payment, or other benefit, from any entity with which any Company Party does business, (iii) ownership of a material interest of any entity that engages in activities that are competitive with the business of any Company Party; or (iv) accepting any material payment, or other benefit, from any entity that engages in activities that are competitive with the business of any Company Party (each a “Conflict of Interest”). Executive agrees to promptly inform the President or the Board of Directors of Company (the “Board”) of any incident when any such Conflict of Interest becomes foreseeable and of any other facts of which Executive becomes aware which might, in Executive’s good faith judgment, reasonably be expected to involve or give rise to a Conflict of Interest or potential Conflict of Interest.

70

c. Policies. Executive’s employment is subject to the provisions of any employee handbook or manual or other set of employment policies, terms or conditions (“Employee Policy”) that is now or hereafter adopted by Company, effective immediately on adoption, and as amended and supplemented from time to time effective immediately on amendment or supplementation, with the sole exception that any provisions of this Agreement that conflict directly with any such Employee Policy shall prevail.

2. Compensation and Benefits.

a. Annual Base Salary and Benefits. Beginning on the Commencement Date and during the Employment Period, Company will pay Executive as total base compensation for Executive’s services an annual salary of [REDACTED] per year (the “Annual Base Salary”). The Company will review and, at its complete discretion, adjust the Annual Base Salary on an annual basis. Notwithstanding the foregoing, if the Company determines that Executive has met the First Year Targets (defined in Section 2.b), then the Company shall address impact to compensation going forward at that time. The Annual Base Salary will be paid in regular installments in accordance with Company’s normal payroll practices. Executive shall be eligible to participate in Company benefit plans, which may be amended from time to time, in accordance with their terms and conditions.

b. Stock Options. Upon the Commencement Date, subject to approval by the Board, Executive will be granted stock options pursuant and subject to the Infinite Group, Inc. 2021 Equity Incentive Plan (the “Plan”) to purchase [REDACTED] shares of the Buyer’s common stock with a purchased price per share equal to the fair market value on the date of grant pursuant to a Stock Option Award Agreement. All such options shall vest immediately upon the date of such grant. During the Initial Period, the Board shall provide Executive with certain revenue, earnings and performance targets, including targets related to the SIEM/XDR platform implementation (the “First Year Targets”). Upon the conclusion of the Initial Period, if the Board determines that Executive has met the First Year Targets, Executive shall be granted stock options to purchase an additional [REDACTED] shares of the Buyer’s common stock with a purchased price per share equal to the fair market value on the date of grant pursuant and subject to a Stock Option Award Agreement and the Plan.

c. Withholdings. All forms of compensation referred to in this Agreement, including the Annual Base Salary, are subject to applicable withholding and payroll taxes.

d. Expense Reimbursement. While employed under this Agreement, Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by Executive in carrying out Executive’s duties under this Agreement, in accordance with the policies, practices and procedures of Company (including any policies concerning submission of expense reports, receipts and similar documentation of such expenses).

71

3. Confidential Information.

a. Acknowledgement. Executive acknowledges that: (i) the Confidential Information (as hereinafter defined) is a valuable, special, and unique asset of Company Parties, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to Company Parties; (ii) Executive is in a position of trust and subject to a duty of loyalty to Company Parties, (iii) by reason of Executive’s employment and service to Company, Company agrees to provide Executive with the Confidential Information and continue access to the Confidential Information during the Employment Period, (iv) in connection with the Transaction, Executive will be granted access to new Confidential Information to which Executive did not previously have access; and (iv) Executive would be unable to perform the required duties if Executive’s position with access to the Confidential Information. Executive, therefore, acknowledges that it is in Company’s legitimate business interest to restrict Executive’s disclosure or use of Confidential Information for any purpose other than in connection with Executive’s performance of Executive’s duties for Company, and to limit any potential misappropriation of such Confidential Information by Executive.

b. Protection of Confidential Information. Executive will not disclose or use at any time, either during the Employment Period or any time thereafter, any Confidential Information (as hereinafter defined) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive’s performance in good faith of duties assigned to Executive by Company or has been expressly authorized by the Company; provided, however, that this sentence shall not be deemed to prohibit Executive from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that (i) Executive agrees to provide Company with prompt written notice of any such Order and to assist any Company Party, at Company’s expense, in asserting any legal challenges to or appeals of such Order that any Company Party in its sole discretion pursues, and (ii) in complying with any such Order, Executive shall limit disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and theft. Executive shall deliver to Company at the conclusion of the Employment Period, or at any time Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of Company Parties which Executive may then possess or have under Executive’s control.

c. Definition. As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public (including the existence and content of this Agreement) and that is used, developed, or obtained by Company Parties in connection with their business, including, but not limited to, information, observations, and data obtained by Executive while employed by Company or any predecessors or affiliates thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of Company Parties (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and all information with respect to such Persons) and customer or client lists, (xiii) suppliers (and all information with respect to such Persons) or supplier lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology, and trade secrets, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that is generally known to those in Company Parties’ industries, or that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination; provided that the individual published portions shall not be Confidential Information.

72

d. Defend Trade Secrets Act Notice. Executive is hereby notified that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If an individual files a lawsuit for retaliation for reporting a suspected violation of law then the individual may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if the individual: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

4. Ownership of Intellectual Property.

a. Property. Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment, and all similar or related information and materials (whether patentable or unpatentable) (collectively, “Inventions”) which relate to Company Parties’ actual business, research and development, or existing or future products that are the subject of written plans or services or those anticipated by written plans and which are conceived, developed, or made by Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) while employed by Company (including, if applicable, those conceived, developed, or made during Executive’s employment with any Company Party prior to the date of this Agreement) together with all patent applications, letters patent, trademark, brands, tradename and service mark applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), belong in all instances to Company or applicable Company Party. Executive will promptly disclose such Work Product to Company and perform all actions reasonably requested by Company (whether during or after the Term) to establish and confirm Company’s or applicable Company Party’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney, and other instruments) and to provide reasonable assistance to Company or applicable Company Party’s (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, brands, trade names, service marks, or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States and that to the extent Work Product constitutes works for hire, the Work Product is the exclusive property of Company or applicable Company Party, and all right, title, and interest in the Work Product vests in Company or applicable Company Party. To the extent Work Product is not works for hire, the Work Product, and all of Executive’s right, title, and interest in Work Product, including without limitation every priority right, is hereby assigned to Company or applicable Company Party by Executive.

73

b. Cooperation. Executive shall, during the Term and at any time thereafter, assist and cooperate fully with Company or applicable Company Party in obtaining for Company or applicable Company Party the grant of letters patent, copyrights, and any other intellectual property rights relating to the Work Product in the United States, Canada and/or such other countries as Company may designate. With respect to Work Product, Executive shall, during the Term and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to Company or applicable Company Party and take all such other appropriate lawful actions as Company requests that are necessary to establish Company’s or applicable Company Party’s ownership of such Work Product. Executive will not assert or make a claim of ownership of any Work Product, and Executive will not file any applications for patents or copyright or trademark registration relating to any Work Product.

c. No Designation as Inventor; Waiver of Moral Rights. Executive agrees that Company or applicable Company Party shall not be required to designate Executive as the inventor or author of any Work Product. Executive hereby irrevocably and unconditionally waives and releases, to the extent permitted by applicable law, all of Executive’s rights to such designation and any rights concerning future modifications to any Work Product. To the extent permitted by applicable law, Executive hereby waives all claims to moral rights in and to any Work Product.

d. Pre-Existing and Third-Party Materials. Executive will not, in the course of employment with Company, incorporate into or in any way use in creating any Work Product any pre-existing invention, improvement, development, concept, discovery, works, or other proprietary right or information owned by Executive or in which Executive has an interest without Company’s prior written permission. Executive hereby grants Company and all Company Parties a nonexclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use, sell, copy, and distribute, and to use or exploit in any way and in any medium, whether or not now known or existing, such item as part of or in connection with such Work Product. Executive will not incorporate any invention, improvement, development, concept, discovery, intellectual property, or other proprietary information owned by any party other than Executive into any Work Product without Company’s prior written permission.

e. Attorney-in-Fact. Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and on Executive’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark, and mask work registrations with the same legal force and effect as if executed by Executive, if Company is unable, because of Executive’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Executive’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademark registrations covering the Work Product owned by Company or applicable Company Party pursuant to this Section.

5. Term and Termination of Employment.

a. Term and Termination. The term of Executive’s employment shall begin on the Commencement Date and continue on an “at-will” basis until terminated by Company or by Executive. Company or Executive may terminate Executive’s employment for any or no reason by written notice to the other setting forth the intended termination date. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s “at-will” employment with Company.

74

b. Severance Payment Upon Termination Without Cause During Initial Period. Notwithstanding Section 5.a, in the event that Company terminates Executive’s employment during the Initial Period without Cause (defined below), then Company shall pay Executive severance in an amount equal to the Annual Base Salary that Executive otherwise would have received for the remainder of the Initial Period (collectively, the “Severance Payment”); provided, however, Company’s obligation to provide the Severance Payment is subject to Executive (i) executing and delivering to Company a valid and customary general release of claims in form and substance reasonably requested by Company (the “Severance Release”) within twenty-one (21) days after Executive’s receipt of the Severance Release (which shall occur no later than the employment termination date), (ii) not revoking such Severance Release, and (iii) returning all Company property (e.g., laptop, phone, etc.), documents (paper, electronic or otherwise) and information, including all Confidential Information, to Company. The Severance Payment shall be made in a lump sum, less applicable deductions and withholdings, within sixty (60) days of the effective date of the Severance Release. Company may cease providing the Severance Payment and recover all previously paid portions of the Severance Payment should Executive materially breach this Agreement, including any breach of Section 6. Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under this Section.

c. Other Payments Upon Termination. Upon the termination of Executive’s employment for any reason, Company shall (i) pay Executive the Annual Base Salary through the Termination Date, (ii) in accordance with its standard practices, reimburse Executive for any unreimbursed business expenses payable pursuant to Section 2.c above; and (iii) provide any other applicable statutory entitlements under applicable law, and except for the Severance Payment pursuant to Section 5.b. above if appliable, Company shall have no further obligations under this Agreement or otherwise to provide Executive with additional compensation or benefits of any kind. Upon termination of employment, Executive shall not be eligible to participate in any Company Party benefit plan except as required by law or permitted under COBRA (or similar law). Executive understands and agrees that Executive shall not receive the Severance Payment if Executive resigns for any reason, Executive’s employment is terminated for Cause during the Initial Period, Executive’s employment is terminated for any reason following the Initial Period, or is terminated due to Executive’s death.

d. Resignation from Board(s) and Other Office(s). In the event that Executive is serving as an employee, officer or a member of the board of directors (or similar position) of any Company Party at the conclusion of the Employment Period, Executive shall be deemed to have resigned voluntarily from any such employment, office or board (and any committee of such board) upon the effective date of termination of Executive’s employment, and Executive’s signature on this Agreement shall, without the need to any further action, constitute Executive’s resignation from such employment, office, board or committee.

e. Post-Termination Cooperation. From and after the termination of the Employment Period, Executive shall provide Executive’s reasonable cooperation in connection with (i) the transition of Executive’s duties for a period of no more than sixty (60) calendar days following the Employment Period and (ii) any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder provided, that Company shall reimburse Executive for Executive’s reasonable costs and expenses in connection with such cooperation.

75

f. Definition. For the purposes of this Agreement, “Cause” means (i) Executive’s arrest for or conviction of any crime other than minor traffic offenses or similar citations, (ii) Executive’s commission of an act which amounts to fraud, embezzlement, misrepresentation, harassment, discrimination, or other unlawful act, (iii) any failure by Executive (other than as a result of disability) to observe or perform any of Executive’s material duties or undertakings consistent with Executive’s position(s) with Company in accordance with this Agreement, any other material violation by Executive of any provision of this Agreement or any Employee Policy, where such failure or violation is not reasonably capable of being cured or, if any such failure or violation is reasonably capable of being cured, is not cured within thirty (30) days after written notice from the Company of the failure or violation, or (iv) the engaging by Executive in conduct that results in material injury to any Company Party, monetarily or otherwise (including its reputation), or the engaging by Executive in conduct constituting gross negligence or willful misconduct that is or Executive reasonably should know is likely to result in material injury to any Company Party, monetarily or otherwise (including its reputation).

6. Restrictive Covenants.

a. Non-Solicitation; No Hire. In consideration of this Agreement and the Confidential Information to which Executive will be provided access, Executive agrees that during the Employment Period, and for a period of twelve (12) months immediately following the termination of the Employment Period for any reason, whether with or without cause, Executive shall not either directly or indirectly, as principal, agent, employee, consultant, officer, director, stockholder, lender or in any other capacity:

 i. Contact, solicit, induce or recruit any of any Company Party’s employees, consultants, independent contractors or agents with whom executive had material contact or about whom Executive learned or acquired Confidential Information during or as a result of Executive’s employment with the intention or effect of encouraging such party to terminate, reduce or otherwise adversely change its employment, engagement, agency or other relationship, as applicable, with any Company Party, or attempt to hire, contact, solicit, induce, recruit or take away employees, consultants, independent contractors or agents of any Company Party, either for himself or for any other Person; or

 ii. Contact, solicit, negotiate with or accept business from any current, past or potential investors, investees, licensors, licensees, clients, customers, suppliers, franchisors or franchisees of any Company Party with whom executive had material contact or about whom Executive learned or acquired Confidential Information during or as a result of Executive’s employment with the intention or effect of encouraging such party to terminate, reduce the volume of its business with or otherwise adversely change its relationship with, any Company Party or to place elsewhere any portion of its business which could be served by any Company Party.

76

b. Non-Competition. In consideration of this Agreement and the Confidential Information to which Executive will be provided access, Executive agrees that during the Employment Period, and for a period of six (6) months immediately following the termination of the Employment Period for any reason, whether with or without Cause, engage in any Competitive Activity. “Competitive Activity” shall mean, in New York or any other state or Canadian province in which any Company Party does business at the time of termination of the Employment Period, and in each and every similar where any Company Party intends to conduct business (as it expresses such intent in the written strategic plan developed by a Company Party in effect immediately prior to termination of the Employment Period), being engaged in the business of providing penetration testing services, digital forensics services, incident response services, information security risk assessments, Extended Detection and Response (XDR) (or similar) services, vCISO (or similar) services and/or general consulting services with respect to the foregoing; provided, however, that Executive may make and retain investments, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded entity engaged in Competitive Activity if the stock of such entity is either listed on a national stock exchange or on any NASDAQ market.

c. Non-Disparagement. During and at all times after the Employment Period, Executive shall not make any negative, disparaging, detrimental or derogatory remarks or statements (written, oral, telephonic, electronic, or by any other method) about any Company Party or any of their respective owners, partners, managers, directors, officers or employees, including, without limitation, any remarks or statements that would adversely affect in any material manner (i) the conduct of Company Parties’ business, or (ii) the business reputation or relationships of Company Parties and/or any of their past or present officers, directors, agents, employees, attorneys, successors and assigns.

d. Acknowledgements. Executive acknowledges and agrees that strict enforcement of the terms of this Agreement is necessary for the purpose of ensuring the preservation, protection and continuity of the Confidential Information, business, trade secrets and goodwill of Company and that, in furtherance of such purpose, the prohibition against competition imposed by this Section 6 is narrow, reasonable and fair. Executive further acknowledges and agrees that, given Executive’s experience, knowledge and skills, substantial opportunities for employment outside of the areas restricted by this Agreement are and will remain available to Executive and the restrictions contained herein shall not place an undue burden on Executive, economically or otherwise. If any part of this Section 6 is adjudged by a court of competent jurisdiction or other tribunal asked to enforce it to exceed any lawfully permissible or reasonable limitations as to time, scope, geographic area or other aspects, then, in addition to all rights and remedies provided by applicable law, the parties agree that: (i) this Agreement shall be reformed and modified to extend only to the maximum time, scope, geographic area or other limitations permitted by applicable law; (ii) that such reformation may be made in and at any stage of, any legal proceeding, including, without limitation, at, or prior to the entry or enforcement of a temporary restraining order, temporary injunction or other ancillary proceeding; (iii) that the court or other tribunal shall have the full power and authority to so reform this Agreement at any such proceeding, and (iv) if so reformed, such reformation shall automatically relate back to, and be effective as of, the original date of execution of this Agreement, and such Agreement, as reformed, may be enforced by such court or other tribunal by entry of a temporary restraining order, temporary injunction or other equitable or ancillary order. In the event Executive engages in conduct in violation of any covenants in this Section, the applicable restricted period shall be extended for a period of time equal to the time in which Executive engaged in such activity prohibited by this Agreement. Executive agrees and stipulates that in any action or claim brought by Executive or in any action or claim brought against Executive involving the provisions of this Agreement, Executive hereby expressly waives any claim or defense that the covenants contained in this Section are unenforceable, void or voidable, for any reason, including, but not limited to, fraud, misrepresentation, illegality, unenforceable restraint of trade, failure of consideration, illusory contract, mistake, or any other substantive legal defense.

77

7. General Provisions.

a. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter herein and supersedes any prior employment agreement or offer letter between Executive and Company. No representation, promise, inducement or statement of intention has been made by or on behalf of any party hereto, or any related party, that is not set forth in this Agreement or the documents referred to herein. This Agreement may be amended only by a written instrument specifically stating that it amends this Agreement executed by the parties hereto. Executive hereby acknowledges and represents that Executive has had the opportunity to consult with independent legal counsel or other advisor of Executive’s choice and has done so regarding Executive’s rights and obligations under this Agreement, that Executive is entering into this Agreement knowingly, voluntarily, and of Executive’s own free will, that Executive is relying on Executive’s own judgment in doing so, and that Executive fully understands the terms and conditions contained herein. Executive represents and acknowledges that Executive is not subject to any other agreements, understandings, covenants or restrictions that could prohibit or interfere in any way with Executive from entering into and fully complying with this Agreement.

b. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Company and its successors and assigns including, without limitation, a successor to the business or assets of Company by way of asset sale, merger or otherwise). The terms and provi-sions of this Agreement shall be binding on and inure to the benefit of Executive and Executive’s legal representatives, but Executive’s obligations hereunder shall not be assignable (and any attempted assignment by Executive shall be null and void).

c. Enforcement. Any Company Party may resort to a court of equity to enforce Sections 3, 4 or 6 of this Agreement by temporary and/or permanent injunctive relief and/or restraining order or such other legal and equitable remedies as may be appropriate, in addition to any other remedy at law and shall not be required to post a bond in any such action or proceeding. This Section, along with Sections 3, 4, 5 and 6 shall survive the termination of the Employment Period and this Agreement.

d. Waiver. The failure of any party at any time or from time to time to require performance of any other party’s obliga-tions under this Agreement shall in no manner affect such party’s right to enforce any provision of this Agreement at a subsequent time, and the waiver by any party of any right aris-ing out of any breach shall not be construed as a waiver of any right arising out of any other or subsequent breach.

e. Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

f. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing (including via e-mail) and shall be deemed to have been duly given: (i) upon hand delivery; (ii) on the first (1st) day following delivery to a nationally recognized United States overnight courier service, fee prepaid; or (iii) upon the transmission of an e-mail to an e-mail address for the other party, which has been previously used to communicate between the parties. Any such notice or communication shall be directed to a party at its address set forth above or at such other address as may be designated by the party in a notice given to all other parties hereto in accordance with the provisions of this Section.

78

g. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to conflict of laws principles. Any litigation involving this Agreement shall be adjudicated in a federal or state court with jurisdiction located in Monroe County, New York the parties irrevocably consent to the personal jurisdiction and venue of such court.

EXECUTIVE ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, EXECUTIVE IS WAIVING ANY RIGHT THAT EXECUTIVE MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

h. Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or .PDF copy), each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i. Headings. The Section headings contained in this Agreement are for convenient reference only and shall not in any way af-fect the meaning or interpretation of this Agreement.

j. Section 409A. The compensation and benefits provided under this Agreement are intended to qualify for an exemption from or to comply with the requirements of Section 409A of the US Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance issued thereunder (collectively, “Section 409A”), so as to prevent the inclusion in gross income of any compensation or benefits accrued hereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to Executive, and this Agreement shall be administered and interpreted consistent with such intention. In particular, any Total Shareholder Return Bonus is intended to qualify for the short-term deferral exception to Section 409A described in Section 1.409A-1(b)(4) of the US Treasury Regulations. The preceding provision, however, shall not be construed as a guarantee by Company of any particular tax effect to Executive under this Agreement. Company shall not be liable to Executive for any payment made under this Agreement that is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A. References to “termination of employment” and similar terms used in this Agreement mean, to the extent necessary to comply with or qualify for an exception from Section 409A, the date that Executive first incurs a “separation from service” within the meaning of Section 409A. To the extent any reimbursement provided under this Agreement is includable in Executive’s income, such reimbursements shall be paid to Executive not later than December 31st of the year following the year in which Executive incurs the expense and the amount of reimbursable expenses provided in one year shall not increase or decrease the amount of reimbursable expenses to be provided in a subsequent year. Notwithstanding anything in this Agreement to the contrary, if at the time of Executive’s separation from service with Company, Executive is a “specified employee” as defined in Section 409A, and any payment payable under this Agreement as a result of such separation from service is required to be delayed by six months pursuant to Section 409A, then Company will make such payment on the date that is six months and one day following Executive’s separation from service with Company. The amount of such payment will equal the sum of the payments that would have been paid to Executive during the six-month period immediately following Executive’s separation from service had the payment commenced as of such date. Each payment under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A.

[Signature Page to Employment Agreement Follows]

79

[Signature Page to Employment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Pratum, Inc.

By:
Name:
Title:

Name:	Steve Healey

80

Exhibit D

Form of Soat Employment Agreement

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is effective as of [Date] (the “Commencement Date”) between Megan Soat, an individual residing at [REDACTED] (“Executive”) and Pratum, Inc., an Iowa corporation having an office at 1551 SW Prairie Trail Parkway, Ankeny, Iowa 50023 (“Company”).

WHEREAS, in connection with and contingent upon the closing of that certain Stock Purchase Agreement (the “Transaction”) between Infinite Group, Inc., a Delaware corporation (“Buyer”), the David A. Nelson, Jr. Living Trust (“Seller”), and David A. Nelson, Jr., Company desires to enter into this Agreement with Executive to update and memorialize the terms of the continued employment of Executive, on the terms and subject to the conditions of this Agreement; and

WHEREAS, in connection with such continued employment and the Transaction, Executive will be provided with and maintain access to trade secrets, proprietary information and other confidential information regarding Company and its parents, subsidiaries and affiliates, including Buyer (collectively with Company, “Company Parties”), which Company desires to protect.

NOW, THEREFORE, in consideration of the promises and the consideration stated in this Agreement, the parties hereby agree as follows:

1. Employment.

a. Position and Duties. Subject to the terms and conditions of this Agreement and the closing of the Transaction, commencing on the Commencement Date, Company shall continue to employ Executive, and Executive shall accept continued employment with Company as Director of Services & Implementation. Executive shall report directly to the President of the Company (the “President”). Executive's usual place of work will be at Company’s offices located at 1551 SW Prairie Trail Parkway, Ankeny, Iowa 50023 or at any other location nominated by the President from time to time in accordance with business need. The period of Executive’s employment hereunder is referred to as the “Employment Period.” The twelve (12) month period following the Commencement Date shall be referred to as the “Initial Period.” Company shall provide to Executive such space, materials, supplies and support staff as is reasonably required for Executive to perform Executive’s duties under this Agreement.

b. Best Efforts; No Conflict of Interest. While employed by Company, Executive shall devote Executive’s best efforts and full business time, attention, and energies (except for permitted vacation periods and periods of illness) commensurate with Executive’s titles and responsibilities to the business and affairs of Company and other Company Parties. Executive agrees that during Executive’s employment Executive will not engage, either directly or indirectly, in any activity which might adversely affect Company or its affiliates, including (i) ownership of a material interest of any entity with which any Company Party does business, (ii) accepting any material payment, or other benefit, from any entity with which any Company Party does business, (iii) ownership of a material interest of any entity that engages in activities that are competitive with the business of any Company Party; or (iv) accepting any material payment, or other benefit, from any entity that engages in activities that are competitive with the business of any Company Party (each a “Conflict of Interest”). Executive agrees to promptly inform the President or the Board of Directors of Company (the “Board”) of any incident when any such Conflict of Interest becomes foreseeable and of any other facts of which Executive becomes aware which might, in Executive’s good faith judgment, reasonably be expected to involve or give rise to a Conflict of Interest or potential Conflict of Interest.

81

c. Policies. Executive’s employment is subject to the provisions of any employee handbook or manual or other set of employment policies, terms, or conditions (“Employee Policy”) that is now or hereafter adopted by Company, effective immediately on adoption, and as amended and supplemented from time to time effective immediately on amendment or supplementation, with the sole exception that any provisions of this Agreement that conflict directly with any such Employee Policy shall prevail.

2. Compensation and Benefits.

a. Annual Base Salary and Benefits. Beginning on the Commencement Date and during the Employment Period, Company will pay Executive as total base compensation for Executive’s services an annual salary of [REDACTED] per year (the “Annual Base Salary”). The Company will review and, at its complete discretion, adjust the Annual Base Salary on an annual basis. Notwithstanding the foregoing, if the Company determines that Executive has met the First Year Targets (defined in Section 2.b), then the Company shall address impact to compensation going forward at that time. The Annual Base Salary will be paid in regular installments in accordance with Company’s normal payroll practices. Executive shall be eligible to participate in Company benefit plans, which may be amended from time to time, in accordance with their terms and conditions.

b. Stock Options. Upon the Commencement Date, subject to approval by the Board, Executive will be granted stock options pursuant and subject to the Infinite Group, Inc. 2021 Equity Incentive Plan (the “Plan”) to purchase [REDACTED] shares of the Buyer’s common stock with a purchased price per share equal to the fair market value on the date of grant pursuant to a Stock Option Award Agreement. All such options shall vest immediately upon the date of such grant. During the Initial Period, the Board shall provide Executive with certain revenue, earnings, and performance targets, including targets related Executive management of services and the SOC team’s profitability (the “First Year Targets”). Upon the conclusion of the Initial Period, if the Board determines that Executive has met the First Year Targets, Executive shall be granted stock options to purchase an additional [REDACTED] shares of the Buyer’s common stock with a purchased price per share equal to the fair market value on the date of grant pursuant and subject to a Stock Option Award Agreement and the Plan.

c. Withholdings. All forms of compensation referred to in this Agreement, including the Annual Base Salary, are subject to applicable withholding and payroll taxes.

d. Expense Reimbursement. While employed under this Agreement, Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by Executive in carrying out Executive’s duties under this Agreement, in accordance with the policies, practices and procedures of Company (including any policies concerning submission of expense reports, receipts and similar documentation of such expenses).

82

3. Confidential Information.

a. Acknowledgement. Executive acknowledges that: (i) the Confidential Information (as hereinafter defined) is a valuable, special, and unique asset of Company Parties, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to Company Parties; (ii) Executive is in a position of trust and subject to a duty of loyalty to Company Parties, (iii) by reason of Executive’s employment and service to Company, Company agrees to provide Executive with the Confidential Information and continue access to the Confidential Information during the Employment Period, (iv) in connection with the Transaction, Executive will be granted access to new Confidential Information to which Executive did not previously have access; and (iv) Executive would be unable to perform the required duties if Executive’s position with access to the Confidential Information. Executive, therefore, acknowledges that it is in Company’s legitimate business interest to restrict Executive’s disclosure or use of Confidential Information for any purpose other than in connection with Executive’s performance of Executive’s duties for Company, and to limit any potential misappropriation of such Confidential Information by Executive.

b. Protection of Confidential Information. Executive will not disclose or use at any time, either during the Employment Period or any time thereafter, any Confidential Information (as hereinafter defined) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive’s performance in good faith of duties assigned to Executive by Company or has been expressly authorized by the Company; provided, however, that this sentence shall not be deemed to prohibit Executive from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that (i) Executive agrees to provide Company with prompt written notice of any such Order and to assist any Company Party, at Company’s expense, in asserting any legal challenges to or appeals of such Order that any Company Party in its sole discretion pursues, and (ii) in complying with any such Order, Executive shall limit disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and theft. Executive shall deliver to Company at the conclusion of the Employment Period, or at any time Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of Company Parties which Executive may then possess or have under Executive’s control.

c. Definition. As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public (including the existence and content of this Agreement) and that is used, developed, or obtained by Company Parties in connection with their business, including, but not limited to, information, observations, and data obtained by Executive while employed by Company or any predecessors or affiliates thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of Company Parties (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and all information with respect to such Persons) and customer or client lists, (xiii) suppliers (and all information with respect to such Persons) or supplier lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology, and trade secrets, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that is generally known to those in Company Parties’ industries, or that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination; provided that the individual published portions shall not be Confidential Information.

83

d. Defend Trade Secrets Act Notice. Executive is hereby notified that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If an individual files a lawsuit for retaliation for reporting a suspected violation of law then the individual may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if the individual: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

4. Ownership of Intellectual Property.

a. Property. Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment, and all similar or related information and materials (whether patentable or unpatentable) (collectively, “Inventions”) which relate to Company Parties’ actual business, research and development, or existing or future products that are the subject of written plans or services or those anticipated by written plans and which are conceived, developed, or made by Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) while employed by Company (including, if applicable, those conceived, developed, or made during Executive’s employment with any Company Party prior to the date of this Agreement) together with all patent applications, letters patent, trademark, brands, tradename and service mark applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), belong in all instances to Company or applicable Company Party. Executive will promptly disclose such Work Product to Company and perform all actions reasonably requested by Company (whether during or after the Term) to establish and confirm Company’s or applicable Company Party’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney, and other instruments) and to provide reasonable assistance to Company or applicable Company Party’s (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, brands, trade names, service marks, or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States and that to the extent Work Product constitutes works for hire, the Work Product is the exclusive property of Company or applicable Company Party, and all right, title, and interest in the Work Product vests in Company or applicable Company Party. To the extent Work Product is not works for hire, the Work Product, and all of Executive’s right, title, and interest in Work Product, including without limitation every priority right, is hereby assigned to Company or applicable Company Party by Executive.

84

b. Cooperation. Executive shall, during the Term and at any time thereafter, assist and cooperate fully with Company or applicable Company Party in obtaining for Company or applicable Company Party the grant of letters patent, copyrights, and any other intellectual property rights relating to the Work Product in the United States, Canada and/or such other countries as Company may designate. With respect to Work Product, Executive shall, during the Term and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to Company or applicable Company Party and take all such other appropriate lawful actions as Company requests that are necessary to establish Company’s or applicable Company Party’s ownership of such Work Product. Executive will not assert or make a claim of ownership of any Work Product, and Executive will not file any applications for patents or copyright or trademark registration relating to any Work Product.

c. No Designation as Inventor; Waiver of Moral Rights. Executive agrees that Company or applicable Company Party shall not be required to designate Executive as the inventor or author of any Work Product. Executive hereby irrevocably and unconditionally waives and releases, to the extent permitted by applicable law, all of Executive’s rights to such designation and any rights concerning future modifications to any Work Product. To the extent permitted by applicable law, Executive hereby waives all claims to moral rights in and to any Work Product.

d. Pre-Existing and Third-Party Materials. Executive will not, in the course of employment with Company, incorporate into or in any way use in creating any Work Product any pre-existing invention, improvement, development, concept, discovery, works, or other proprietary right or information owned by Executive or in which Executive has an interest without Company’s prior written permission. Executive hereby grants Company and all Company Parties a nonexclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use, sell, copy, and distribute, and to use or exploit in any way and in any medium, whether or not now known or existing, such item as part of or in connection with such Work Product. Executive will not incorporate any invention, improvement, development, concept, discovery, intellectual property, or other proprietary information owned by any party other than Executive into any Work Product without Company’s prior written permission.

e. Attorney-in-Fact. Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and on Executive’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark, and mask work registrations with the same legal force and effect as if executed by Executive, if Company is unable, because of Executive’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Executive’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademark registrations covering the Work Product owned by Company or applicable Company Party pursuant to this Section.

5. Term and Termination of Employment.

a. Term and Termination. The term of Executive’s employment shall begin on the Commencement Date and continue on an “at-will” basis until terminated by Company or by Executive. Company or Executive may terminate Executive’s employment for any or no reason by written notice to the other setting forth the intended termination date. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s “at-will” employment with Company.

85

b. Severance Payment Upon Termination Without Cause During Initial Period. Notwithstanding Section 5.a, in the event that Company terminates Executive’s employment during the Initial Period without Cause (defined below), then Company shall pay Executive severance in an amount equal to the Annual Base Salary that Executive otherwise would have received for the remainder of the Initial Period (collectively, the “Severance Payment”); provided, however, Company’s obligation to provide the Severance Payment is subject to Executive (i) executing and delivering to Company a valid and customary general release of claims in form and substance reasonably requested by Company (the “Severance Release”) within twenty-one (21) days after Executive’s receipt of the Severance Release (which shall occur no later than the employment termination date), (ii) not revoking such Severance Release, and (iii) returning all Company property (e.g., laptop, phone, etc.), documents (paper, electronic or otherwise) and information, including all Confidential Information, to Company. The Severance Payment shall be made in a lump sum, less applicable deductions and withholdings, within sixty (60) days of the effective date of the Severance Release. Company may cease providing the Severance Payment and recover all previously paid portions of the Severance Payment should Executive materially breach this Agreement, including any breach of Section 6. Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under this Section.

c. Other Payments Upon Termination. Upon the termination of Executive’s employment for any reason, Company shall (i) pay Executive the Annual Base Salary through the Termination Date, (ii) in accordance with its standard practices, reimburse Executive for any unreimbursed business expenses payable pursuant to Section 2.c above; and (iii) provide any other applicable statutory entitlements under applicable law, and except for the Severance Payment pursuant to Section 5.b. above if appliable, Company shall have no further obligations under this Agreement or otherwise to provide Executive with additional compensation or benefits of any kind. Upon termination of employment, Executive shall not be eligible to participate in any Company Party benefit plan except as required by law or permitted under COBRA (or similar law). Executive understands and agrees that Executive shall not receive the Severance Payment if Executive resigns for any reason, Executive’s employment is terminated for Cause during the Initial Period, Executive’s employment is terminated for any reason following the Initial Period, or is terminated due to Executive’s death.

d. Resignation from Board(s) and Other Office(s). In the event that Executive is serving as an employee, officer or a member of the board of directors (or similar position) of any Company Party at the conclusion of the Employment Period, Executive shall be deemed to have resigned voluntarily from any such employment, office or board (and any committee of such board) upon the effective date of termination of Executive’s employment, and Executive’s signature on this Agreement shall, without the need to any further action, constitute Executive’s resignation from such employment, office, board or committee.

e. Post-Termination Cooperation. From and after the termination of the Employment Period, Executive shall provide Executive’s reasonable cooperation in connection with (i) the transition of Executive’s duties for a period of no more than sixty (60) calendar days following the Employment Period and (ii) any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder provided, that Company shall reimburse Executive for Executive’s reasonable costs and expenses in connection with such cooperation.

86

f. Definition. For the purposes of this Agreement, “Cause” means (i) Executive’s arrest for or conviction of any crime other than minor traffic offenses or similar citations, (ii) Executive’s commission of an act which amounts to fraud, embezzlement, misrepresentation, harassment, discrimination, or other unlawful act, (iii) any failure by Executive (other than as a result of disability) to observe or perform any of Executive’s material duties or undertakings consistent with Executive’s position(s) with Company in accordance with this Agreement, any other material violation by Executive of any provision of this Agreement or any Employee Policy, where such failure or violation is not reasonably capable of being cured or, if any such failure or violation is reasonably capable of being cured, is not cured within thirty (30) days after written notice from the Company of the failure or violation, or (iv) the engaging by Executive in conduct that results in material injury to any Company Party, monetarily or otherwise (including its reputation), or the engaging by Executive in conduct constituting gross negligence or willful misconduct that is or Executive reasonably should know is likely to result in material injury to any Company Party, monetarily or otherwise (including its reputation).

6. Restrictive Covenants.

a. Non-Solicitation; No Hire. In consideration of this Agreement and the Confidential Information to which Executive will be provided access, Executive agrees that during the Employment Period, and for a period of twelve (12) months immediately following the termination of the Employment Period for any reason, whether with or without cause, Executive shall not either directly or indirectly, as principal, agent, employee, consultant, officer, director, stockholder, lender or in any other capacity:

 i. Contact, solicit, induce or recruit any of any Company Party’s employees, consultants, independent contractors or agents with whom executive had material contact or about whom Executive learned or acquired Confidential Information during or as a result of Executive’s employment with the intention or effect of encouraging such party to terminate, reduce or otherwise adversely change its employment, engagement, agency or other relationship, as applicable, with any Company Party, or attempt to hire, contact, solicit, induce, recruit or take away employees, consultants, independent contractors or agents of any Company Party, either for himself or for any other Person; or

 ii. Contact, solicit, negotiate with or accept business from any current, past or potential investors, investees, licensors, licensees, clients, customers, suppliers, franchisors or franchisees of any Company Party with whom executive had material contact or about whom Executive learned or acquired Confidential Information during or as a result of Executive’s employment with the intention or effect of encouraging such party to terminate, reduce the volume of its business with or otherwise adversely change its relationship with, any Company Party or to place elsewhere any portion of its business which could be served by any Company Party.

87

b. Non-Competition. In consideration of this Agreement and the Confidential Information to which Executive will be provided access, Executive agrees that during the Employment Period, and for a period of six (6) months immediately following the termination of the Employment Period for any reason, whether with or without Cause, engage in any Competitive Activity. “Competitive Activity” shall mean, in New York or any other state or Canadian province in which any Company Party does business at the time of termination of the Employment Period, and in each and every similar where any Company Party intends to conduct business (as it expresses such intent in the written strategic plan developed by a Company Party in effect immediately prior to termination of the Employment Period), being engaged in the business of providing penetration testing services, digital forensics services, incident response services, information security risk assessments, Extended Detection and Response (XDR) (or similar) services, vCISO (or similar) services and/or general consulting services with respect to the foregoing; ; provided, however, that Executive may make and retain investments, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded entity engaged in Competitive Activity if the stock of such entity is either listed on a national stock exchange or on any NASDAQ market.

c. Non-Disparagement. During and at all times after the Employment Period, Executive shall not make any negative, disparaging, detrimental or derogatory remarks or statements (written, oral, telephonic, electronic, or by any other method) about any Company Party or any of their respective owners, partners, managers, directors, officers or employees, including, without limitation, any remarks or statements that would adversely affect in any material manner (i) the conduct of Company Parties’ business, or (ii) the business reputation or relationships of Company Parties and/or any of their past or present officers, directors, agents, employees, attorneys, successors and assigns.

d. Acknowledgements. Executive acknowledges and agrees that strict enforcement of the terms of this Agreement is necessary for the purpose of ensuring the preservation, protection and continuity of the Confidential Information, business, trade secrets and goodwill of Company and that, in furtherance of such purpose, the prohibition against competition imposed by this Section 6 is narrow, reasonable, and fair. Executive further acknowledges and agrees that, given Executive’s experience, knowledge and skills, substantial opportunities for employment outside of the areas restricted by this Agreement are and will remain available to Executive and the restrictions contained herein shall not place an undue burden on Executive, economically or otherwise. If any part of this Section 6 is adjudged by a court of competent jurisdiction or other tribunal asked to enforce it to exceed any lawfully permissible or reasonable limitations as to time, scope, geographic area or other aspects, then, in addition to all rights and remedies provided by applicable law, the parties agree that: (i) this Agreement shall be reformed and modified to extend only to the maximum time, scope, geographic area or other limitations permitted by applicable law; (ii) that such reformation may be made in and at any stage of, any legal proceeding, including, without limitation, at, or prior to the entry or enforcement of a temporary restraining order, temporary injunction or other ancillary proceeding; (iii) that the court or other tribunal shall have the full power and authority to so reform this Agreement at any such proceeding, and (iv) if so reformed, such reformation shall automatically relate back to, and be effective as of, the original date of execution of this Agreement, and such Agreement, as reformed, may be enforced by such court or other tribunal by entry of a temporary restraining order, temporary injunction or other equitable or ancillary order. In the event Executive engages in conduct in violation of any covenants in this Section, the applicable restricted period shall be extended for a period of time equal to the time in which Executive engaged in such activity prohibited by this Agreement. Executive agrees and stipulates that in any action or claim brought by Executive or in any action or claim brought against Executive involving the provisions of this Agreement, Executive hereby expressly waives any claim or defense that the covenants contained in this Section are unenforceable, void or voidable, for any reason, including, but not limited to, fraud, misrepresentation, illegality, unenforceable restraint of trade, failure of consideration, illusory contract, mistake, or any other substantive legal defense.

88

7. General Provisions.

a. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter herein and supersedes any prior employment agreement or offer letter between Executive and Company. No representation, promise, inducement or statement of intention has been made by or on behalf of any party hereto, or any related party, that is not set forth in this Agreement or the documents referred to herein. This Agreement may be amended only by a written instrument specifically stating that it amends this Agreement executed by the parties hereto. Executive hereby acknowledges and represents that Executive has had the opportunity to consult with independent legal counsel or other advisor of Executive’s choice and has done so regarding Executive’s rights and obligations under this Agreement, that Executive is entering into this Agreement knowingly, voluntarily, and of Executive’s own free will, that Executive is relying on Executive’s own judgment in doing so, and that Executive fully understands the terms and conditions contained herein. Executive represents and acknowledges that Executive is not subject to any other agreements, understandings, covenants, or restrictions that could prohibit or interfere in any way with Executive from entering into and fully complying with this Agreement.

b. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Company and its successors and assigns including, without limitation, a successor to the business or assets of Company by way of asset sale, merger or otherwise). The terms and provi-sions of this Agreement shall be binding on and inure to the benefit of Executive and Executive’s legal representatives, but Executive’s obligations hereunder shall not be assignable (and any attempted assignment by Executive shall be null and void).

c. Enforcement. Any Company Party may resort to a court of equity to enforce Sections 3, 4 or 6 of this Agreement by temporary and/or permanent injunctive relief and/or restraining order or such other legal and equitable remedies as may be appropriate, in addition to any other remedy at law and shall not be required to post a bond in any such action or proceeding. This Section, along with Sections 3, 4, 5 and 6 shall survive the termination of the Employment Period and this Agreement.

d. Waiver. The failure of any party at any time or from time to time to require performance of any other party’s obliga-tions under this Agreement shall in no manner affect such party’s right to enforce any provision of this Agreement at a subsequent time, and the waiver by any party of any right aris-ing out of any breach shall not be construed as a waiver of any right arising out of any other or subsequent breach.

e. Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

f. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing (including via e-mail) and shall be deemed to have been duly given: (i) upon hand delivery; (ii) on the first (1st) day following delivery to a nationally recognized United States overnight courier service, fee prepaid; or (iii) upon the transmission of an e-mail to an e-mail address for the other party, which has been previously used to communicate between the parties. Any such notice or communication shall be directed to a party at its address set forth above or at such other address as may be designated by the party in a notice given to all other parties hereto in accordance with the provisions of this Section.

89

g. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to conflict of laws principles. Any litigation involving this Agreement shall be adjudicated in a federal or state court with jurisdiction located in Monroe County, New York and the parties irrevocably consent to the personal jurisdiction and venue of such court.

EXECUTIVE ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, EXECUTIVE IS WAIVING ANY RIGHT THAT EXECUTIVE MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

h. Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or .PDF copy), each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i. Headings. The Section headings contained in this Agreement are for convenient reference only and shall not in any way af-fect the meaning or interpretation of this Agreement.

j. Section 409A. The compensation and benefits provided under this Agreement are intended to qualify for an exemption from or to comply with the requirements of Section 409A of the US Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance issued thereunder (collectively, “Section 409A”), so as to prevent the inclusion in gross income of any compensation or benefits accrued hereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to Executive, and this Agreement shall be administered and interpreted consistent with such intention. In particular, any Total Shareholder Return Bonus is intended to qualify for the short-term deferral exception to Section 409A described in Section 1.409A-1(b)(4) of the US Treasury Regulations. The preceding provision, however, shall not be construed as a guarantee by Company of any particular tax effect to Executive under this Agreement. Company shall not be liable to Executive for any payment made under this Agreement that is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A. References to “termination of employment” and similar terms used in this Agreement mean, to the extent necessary to comply with or qualify for an exception from Section 409A, the date that Executive first incurs a “separation from service” within the meaning of Section 409A. To the extent any reimbursement provided under this Agreement is includable in Executive’s income, such reimbursements shall be paid to Executive not later than December 31st of the year following the year in which Executive incurs the expense and the amount of reimbursable expenses provided in one year shall not increase or decrease the amount of reimbursable expenses to be provided in a subsequent year. Notwithstanding anything in this Agreement to the contrary, if at the time of Executive’s separation from service with Company, Executive is a “specified employee” as defined in Section 409A, and any payment payable under this Agreement as a result of such separation from service is required to be delayed by six months pursuant to Section 409A, then Company will make such payment on the date that is six months and one day following Executive’s separation from service with Company. The amount of such payment will equal the sum of the payments that would have been paid to Executive during the six-month period immediately following Executive’s separation from service had the payment commenced as of such date. Each payment under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A.

[Signature Page to Employment Agreement Follows]

90

[Signature Page to Employment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Pratum, Inc.

By:
Name:
Title:

Name:	Megan Soat

91

Exhibit E

Form of Nelson Consulting Agreement

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is effective as of _____________ (the “Commencement Date”) between David A. Nelson, Jr., an individual residing at [REDACTED] (“Consultant”) and Pratum, Inc., an Iowa corporation having an office at 1551 SW Prairie Trail Parkway, Ankeny, Iowa 50023 (“Company”).

WHEREAS, in connection with and contingent upon the closing of that certain Stock Purchase Agreement (the “Transaction”) between Infinite Group, Inc., a Delaware corporation (“Buyer”), the David A. Nelson, Jr. Living Trust (“Seller”), and David A. Nelson, Jr., Company desires to enter into this Agreement with Consultant to engage Consultant to provide certain services to Company; and

WHEREAS, in connection with such engagement and the Transaction, Consultant will be provided with and maintain access to trade secrets, proprietary information and other confidential information regarding Company and its parents, subsidiaries and affiliates, including Buyer (collectively with Company, “Company Parties”), which Company desires to protect.

NOW, THEREFORE, in consideration of the promises and the consideration stated in this Agreement, the parties hereby agree as follows.

1. Term of Agreement; Termination.

(a) On the date hereof (the “Effective Date”), and subject to the terms and conditions of this Agreement and the closing of the Transaction, Company hereby engages Consultant, and Consultant hereby agrees to provide services to Company under this Agreement, to be effective on the Effective Date. This Agreement shall continue for one (1) year until the first anniversary of the Effective Date (the “Initial Term”). Prior to the completion of the Initial Term, the parties may agree in writing to extend the term of this Agreement. If the Agreement is not extended, then it shall terminate at the conclusion of the final day of the Initial Term. The period of Consultant’s engagement with Company through the Initial Term and any subsequent renewal term as set forth in this Section 1, if any, is referred to herein as the “Consulting Term.”

2. Consulting Services.

(a) Consultant perform the services described on Schedule A (the “Services”).

(b) Consultant shall be, and for all purposes shall be deemed to be, an independent contractor with respect to Company. Nothing in this Agreement shall be construed as creating a joint venture, partnership, agency, employment relationship or other enterprise between the parties. Company shall not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on Consultant’s behalf. Consultant shall be solely responsible for all taxes, estimated or otherwise, federal, state, and local, due with respect to Consultant’s performance of services (or the payment of fees or other amounts) hereunder, and shall pay such taxes when due. Consultant agrees to indemnify and hold harmless Company from and against any and all losses directly or indirectly relating to, arising from or in connection with any determination or allegation that Consultant is an employee of Company, including, without limitation, with respect to any federal, state or local taxes imposed upon Company as a result of any determination or allegation that Consultant is an employee of Company.

92

(c) As an independent contractor, Consultant agrees and understands that, apart from the Fees (defined below), Consultant is not entitled to any other compensation, benefits and privileges established for Company employees, such as life, accident or health insurance, vacation and sick leave with pay, paid holidays, bonus plan participation, or severance pay upon termination of this Agreement for any reason.

3. Fees for Services.

(a) Company shall pay Consultant the fees described on Schedule B.

4. Confidentiality.

(a) Acknowledgement. Consultant acknowledges that: (i) the Confidential Information (as hereinafter defined) is a valuable, special, and unique asset of Company Parties, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to Company Parties; (ii) Consultant is in a position of trust to Company Parties, (iii) by reason of Consultant’s engagement with and service to Company, Company agrees to provide Consultant with the Confidential Information and continue access to the Confidential Information during the Consulting Term, (iv) in connection with the Transaction, Consultant will be granted access to new Confidential Information to which Consultant did not previously have access; and (iv) Consultant would be unable to perform the required duties if Consultant’s position with access to the Confidential Information. Consultant, therefore, acknowledges that it is in Company’s legitimate business interest to restrict Consultant’s disclosure or use of Confidential Information for any purpose other than in connection with Consultant’s performance of Consultant’s duties for Company, and to limit any potential misappropriation of such Confidential Information by Consultant.

(b) Protection of Confidential Information. Consultant will not disclose or use at any time, either during the Consulting Term or any time thereafter, any Confidential Information (as hereinafter defined) of which Consultant is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Consultant’s performance in good faith of duties assigned to Consultant by Company or has been expressly authorized by Company; provided, however, that this sentence shall not be deemed to prohibit Consultant from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that (i) Consultant agrees to provide Company with prompt written notice of any such Order and to assist any Company Party, at Company’s expense, in asserting any legal challenges to or appeals of such Order that any Company Party in its sole discretion pursues, and (ii) in complying with any such Order, Consultant shall limit disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Consultant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and theft. Consultant shall deliver to Company at the conclusion of the Consulting Term, or at any time Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of Company Parties which Consultant may then possess or have under Consultant’s control.

93

(c) Definition. As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public (including the existence and content of this Agreement) and that is used, developed, or obtained by Company Parties in connection with their business, including, but not limited to, information, observations, and data obtained by Consultant while engaged by Company or any predecessors or affiliates thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of Company Parties (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and all information with respect to such Persons) and customer or client lists, (xiii) suppliers (and all information with respect to such Persons) or supplier lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology, and trade secrets, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that is generally known to those in Company Parties’ industries, or that has been published in a form generally available to the public prior to the date Consultant proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination; provided that the individual published portions shall not be Confidential Information.

(d) Defend Trade Secrets Act Notice. Consultant is hereby notified that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If an individual files a lawsuit for retaliation for reporting a suspected violation of law then the individual may disclose the trade secret to Consultant’s attorney and use the trade secret information in the court proceeding, if the individual: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

94

5. Restrictions on Activities of Consultant.

(a) Non-Solicitation; No Hire. In consideration of this Agreement, the Transaction and the Confidential Information to which Consultant will be provided access, Consultant agrees that during the Consulting Term, and for a period of twelve (12) months immediately following the termination of the Consulting Term for any reason, whether with or without cause, Consultant shall not either directly or indirectly, as principal, agent, employee, consultant, officer, director, stockholder, lender or in any other capacity:

(i) Contact, solicit, induce or recruit any of any Company Party’s employees, consultants, independent contractors or agents with whom Consultant had material contact or about whom Consultant learned or acquired Confidential Information during or as a result of Consultant’s engagement with the intention or effect of encouraging such party to terminate, reduce or otherwise adversely change its employment, engagement, agency or other relationship, as applicable, with any Company Party, or attempt to hire, contact, solicit, induce, recruit or take away employees, consultants, independent contractors or agents of any Company Party, either for himself or for any other Person; provided that Consultant or Consultant’s affiliates may solicit and hire Megan Soat more than one year after the Commencement Date in connection with her potential employment by a not-for-profit religious organization owned or operated by Consultant or Consultant’s affiliates; or

(ii) Contact, solicit, negotiate with or accept business from any current, past or potential investors, investees, licensors, licensees, clients, customers, suppliers, franchisors or franchisees of any Company Party with whom Consultant had material contact or about whom Consultant learned or acquired Confidential Information during or as a result of Consultant’s engagement with the intention or effect of encouraging such party to terminate, reduce the volume of its business with or otherwise adversely change its relationship with, any Company Party or to place elsewhere any portion of its business which could be served by any Company Party.

(b) Non-Competition. In consideration of this Agreement, the Transaction and the Confidential Information to which Consultant will be provided access, Consultant agrees that during the Consulting Term, and for a period of twelve (12) months immediately following the termination of the Consulting Term for any reason, whether with or without Cause, engage in any Competitive Activity. “Competitive Activity” shall mean, in Iowa or any other state or Canadian province in which Company does business at the time of termination of the Consulting Term, and in each and every similar area where Company intends to conduct business (as it expresses such intent in the written strategic plan developed by a Company in effect immediately prior to termination of the Consulting Term), being engaged in the business of information security and cyber security services, including but not limited to (a) consulting and advisory services, (b) assessment and testing services, (c) compliance services, and (d) security operations consulting; provided, however, that Consultant may make and retain investments, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded entity engaged in Competitive Activity if the stock of such entity is either listed on a national stock exchange or on any NASDAQ market.

(c) Non-Disparagement. During and at all times after the Consulting Term, Consultant shall not make any negative, disparaging, detrimental or derogatory remarks or statements (written, oral, telephonic, electronic, or by any other method) about any Company Party or any of their respective owners, partners, managers, directors, officers or employees, including, without limitation, any remarks or statements that would adversely affect in any material manner (i) the conduct of Company Parties’ business, or (ii) the business reputation or relationships of Company Parties and/or any of their past or present officers, directors, agents, employees, attorneys, successors and assigns.

95

(d) Acknowledgements. Consultant acknowledges and agrees that strict enforcement of the terms of this Agreement is necessary for the purpose of ensuring the preservation, protection and continuity of the Confidential Information, business, trade secrets and goodwill of Company and that, in furtherance of such purpose, the prohibition against competition imposed by this Section 5 is narrow, reasonable and fair. Consultant further acknowledges and agrees that, given Consultant’s experience, knowledge and skills, substantial opportunities for employment and business opportunities outside of the areas restricted by this Agreement are and will remain available to Consultant and the restrictions contained herein shall not place an undue burden on Consultant, economically or otherwise. If any part of this Section 5 is adjudged by a court of competent jurisdiction or other tribunal asked to enforce it to exceed any lawfully permissible or reasonable limitations as to time, scope, geographic area or other aspects, then, in addition to all rights and remedies provided by applicable law, the parties agree that: (i) this Agreement shall be reformed and modified to extend only to the maximum time, scope, geographic area or other limitations permitted by applicable law; (ii) that such reformation may be made in and at any stage of, any legal proceeding, including, without limitation, at, or prior to the entry or enforcement of a temporary restraining order, temporary injunction or other ancillary proceeding; (iii) that the court or other tribunal shall have the full power and authority to so reform this Agreement at any such proceeding, and (iv) if so reformed, such reformation shall automatically relate back to, and be effective as of, the original date of execution of this Agreement, and such Agreement, as reformed, may be enforced by such court or other tribunal by entry of a temporary restraining order, temporary injunction or other equitable or ancillary order. In the event Consultant engages in conduct in violation of any covenants in this Section, the applicable restricted period shall be extended for a period of time equal to the time in which Consultant engaged in such activity prohibited by this Agreement. Consultant agrees and stipulates that in any action or claim brought by Consultant or in any action or claim brought against Consultant involving the provisions of this Agreement, Consultant hereby expressly waives any claim or defense that the covenants contained in this Section are unenforceable, void or voidable, for any reason, including, but not limited to, fraud, misrepresentation, illegality, unenforceable restraint of trade, failure of consideration, illusory contract, mistake, or any other substantive legal defenses.

6. Inventions and Discoveries.

(a) Property. Consultant agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment, and all similar or related information and materials (whether patentable or unpatentable) (collectively, “Inventions”) which relate to Company Parties’ actual business, research and development, or existing or future products that are the subject of written plans or services or those anticipated by written plans and which are conceived, developed, or made by Consultant (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) while engaged by Company (including, if applicable, those conceived, developed, or made during Consultant’s engagement with any Company Party prior to the date of this Agreement) together with all patent applications, letters patent, trademark, brands, tradename and service mark applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), belong in all instances to Company or applicable Company Party. Consultant will promptly disclose such Work Product to Company and perform all actions reasonably requested by Company (whether during or after the Term) to establish and confirm Company’s or applicable Company Party’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney, and other instruments) and to provide reasonable assistance to Company or applicable Company Party’s (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, brands, trade names, service marks, or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Consultant recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States and that to the extent Work Product constitutes works for hire, the Work Product is the exclusive property of Company or applicable Company Party, and all right, title, and interest in the Work Product vests in Company or applicable Company Party. To the extent Work Product is not works for hire, the Work Product, and all of Consultant’s right, title, and interest in Work Product, including without limitation every priority right, is hereby assigned to Company or applicable Company Party by Consultant.

96

(b) Cooperation. Consultant shall, during the Term and at any time thereafter, assist and cooperate fully with Company or applicable Company Party in obtaining for Company or applicable Company Party the grant of letters patent, copyrights, and any other intellectual property rights relating to the Work Product in the United States, Canada and/or such other countries as Company may designate. With respect to Work Product, Consultant shall, during the Term and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to Company or applicable Company Party and take all such other appropriate lawful actions as Company requests that are necessary to establish Company’s or applicable Company Party’s ownership of such Work Product. Consultant will not assert or make a claim of ownership of any Work Product, and Consultant will not file any applications for patents or copyright or trademark registration relating to any Work Product.

(c) No Designation as Inventor; Waiver of Moral Rights. Consultant agrees that Company or applicable Company Party shall not be required to designate Consultant as the inventor or author of any Work Product. Consultant hereby irrevocably and unconditionally waives and releases, to the extent permitted by applicable law, all of Consultant’s rights to such designation and any rights concerning future modifications to any Work Product. To the extent permitted by applicable law, Consultant hereby waives all claims to moral rights in and to any Work Product.

(d) Pre-Existing and Third-Party Materials. Consultant will not, in the course of engagement with Company, incorporate into or in any way use in creating any Work Product any pre-existing invention, improvement, development, concept, discovery, works, or other proprietary right or information owned by Consultant or in which Consultant has an interest without Company’s prior written permission. Consultant hereby grants Company and all Company Parties a nonexclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use, sell, copy, and distribute, and to use or exploit in any way and in any medium, whether or not now known or existing, such item as part of or in connection with such Work Product. Consultant will not incorporate any invention, improvement, development, concept, discovery, intellectual property, or other proprietary information owned by any party other than Consultant into any Work Product without Company’s prior written permission.

(e) Attorney-in-Fact. Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark, and mask work registrations with the same legal force and effect as if executed by Consultant, if Company is unable, because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademark registrations covering the Work Product owned by Company or applicable Company Party pursuant to this Section.

97

7. General Provisions.

(a) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter herein and supersedes any prior employment, consulting agreement or offer letter between Consultant and Company. No representation, promise, inducement or statement of intention has been made by or on behalf of any party hereto, or any related party, that is not set forth in this Agreement or the documents referred to herein. This Agreement may be amended only by a written instrument specifically stating that it amends this Agreement executed by the parties hereto. Consultant hereby acknowledges and represents that Consultant has had the opportunity to consult with independent legal counsel or other advisor of Consultant’s choice and has done so regarding Consultant’s rights and obligations under this Agreement, that Consultant is entering into this Agreement knowingly, voluntarily, and of Consultant’s own free will, that Consultant is relying on Consultant’s own judgment in doing so, and that Consultant fully understands the terms and conditions contained herein. Consultant represents and acknowledges that Consultant is not subject to any other agreements, understandings, covenants or restrictions that could prohibit or interfere in any way with Consultant from entering into and fully complying with this Agreement.

(b) Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Company and its successors and assigns including, without limitation, a successor to the business or assets of Company by way of asset sale, merger or otherwise). The terms and provi-sions of this Agreement shall be binding on and inure to the benefit of Consultant and Consultant’s legal representatives, but Consultant’s obligations hereunder shall not be assignable (and any attempted assignment by Consultant shall be null and void).

(c) Enforcement. Any Company Party may resort to a court of equity to enforce Sections 4, 5 or 6 of this Agreement by temporary and/or permanent injunctive relief and/or restraining order or such other legal and equitable remedies as may be appropriate, in addition to any other remedy at law and shall not be required to post a bond in any such action or proceeding. This Section, along with Sections 4, 5 and 6 shall survive the termination of the Consulting Period and this Agreement.

(d) Waiver. The failure of any party at any time or from time to time to require performance of any other party’s obliga-tions under this Agreement shall in no manner affect such party’s right to enforce any provision of this Agreement at a subsequent time, and the waiver by any party of any right aris-ing out of any breach shall not be construed as a waiver of any right arising out of any other or subsequent breach.

(e) Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

98

(f) Notices. Any notice or other communication required or permitted under this Agreement shall be in writing (including via e-mail) and shall be deemed to have been duly given: (i) upon hand delivery; (ii) on the first (1st) day following delivery to a nationally recognized United States overnight courier service, fee prepaid; or (iii) upon the transmission of an e-mail to an e-mail address for the other party, which has been previously used to communicate between the parties. Any such notice or communication shall be directed to a party at its address set forth above or at such other address as may be designated by the party in a notice given to all other parties hereto in accordance with the provisions of this Section.

(g) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to conflict of laws principles. Any litigation involving this Agreement shall be adjudicated in a federal or state court with jurisdiction located in Monroe County, New York and the parties irrevocably consent to the personal jurisdiction and venue of such court.

CONSULTANT ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, CONSULTANT IS WAIVING ANY RIGHT THAT CONSULTANT MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

(h) Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or .PDF copy), each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Headings. The Section headings contained in this Agreement are for convenient reference only and shall not in any way af-fect the meaning or interpretation of this Agreement.

[signature page follows]

99

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Pratum, Inc.

By:
Name:
Title:

Name:	David A. Nelson, Jr.

100

SCHEDULE A - DESCRIPTION OF CONSULTING SERVICES

1.	Transition services associated with Pratum to IGI conversion. Months 1-3. Up to 10 hours per week.

(a)	Engaged with the combined teams from IGI and Pratum to ensure smooth transition

(b)	Customer introductions

(c)	Local relationships management & transition

(d)	Landlord introduction

(e)	Any other business matters that need to be addressed at IGI’s reasonable discretion

(f)	Litigation testimony and assistance

2.	Post transition period of months 4-12. Up to 5 hours per week.

(a)	Business development

(b)	Speaking engagements & overall ambassador for Pratum and IGI

(c)	M&A strategy & execution

(d)	General business consulting in support of IGI corporate

(e)	Litigation testimony and assistance

101

SCHEDULE B - FEES

[REDACTED]

102